SCHEDULE 14A
(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.     )

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EATON CORPORATION
(Name of Registrant as Specified in its Charter)

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NOTICE OF MEETING

The 2008 annual meeting of Eaton Corporation shareholders will be held Wednesday, April 23, at 10:30 a.m. local time at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, for the purpose of:

1.	Electing four directors;

2.	Approving a proposed increase in the authorized number of common shares;

3.	Approving a proposal to adopt majority voting in director elections;

4.	Approving a proposal to authorize the Board of Directors to amend the Amended Regulations;

5.	Approving a proposed 2008 Stock Plan;

6. Approving a proposed Senior Executive Incentive Compensation Plan;

7.	Approving a proposed Executive Strategic Incentive Plan;

8.	Ratifying the appointment of Ernst & Young LLP as independent auditor for 2008; and

9.	Considering reports and such other business as may properly come before the meeting.

These matters are more fully described in the following pages.

The record date for the meeting has been fixed by the Board of Directors as the close of business on February 25, 2008. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors

-s- Earl R. Franklin

Earl R. Franklin
Vice President and Secretary

March 14, 2008

Your Vote Is Important

You may vote your shares by using a toll-free telephone number or electronically on the Internet, as described on the proxy form. We encourage you to file your proxy using either of these options if they are available to you. Alternatively, you may mark, sign, date and mail your proxy form in the postage-paid envelope provided. The method by which you vote will not limit your right to vote in person at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 23, 2008: This proxy statement and the Company’s 2007 Annual Report to Shareholders are available on Eaton’s website at www.eaton.com/proxy and www.eaton.com/annualreport, respectively.

PROXY STATEMENT

Eaton Corporation
1111 Superior Avenue
Cleveland, Ohio 44114-2584
216-523-5000

This proxy statement, the accompanying proxy form and Eaton’s annual report for the year ended December 31, 2007 are scheduled to be sent to shareholders on or about March 14, 2008.

Proxy Solicitation

Eaton’s Board of Directors solicits your proxy, in the form enclosed, for use at the 2008 annual meeting of shareholders and any adjournments thereof. The individuals named in the enclosed form of proxy have advised the Board of their intention to vote at the meeting in compliance with instructions on all forms of proxy tendered by shareholders and, where no contrary instruction is indicated on the proxy form, for the election of the individuals nominated to serve as directors; for the proposed increase in the authorized number of common shares; for the proposal to adopt majority voting in director elections; for the proposal to authorize the Board of Directors to amend the Amended Regulations; for the proposed 2008 Stock Plan; for the proposed Senior Executive Incentive Compensation Plan; for the proposed Executive Strategic Incentive Plan; and for ratification of the appointment of Ernst & Young LLP as independent auditor for 2008.

Any shareholder giving a proxy may revoke it by giving Eaton notice in writing or by fax, email or other verifiable communication before the meeting or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

In addition to soliciting proxies through the mail, certain employees may solicit proxies in person or by telephone or fax. Eaton has retained The Proxy Advisory Group, LLC, 18  East 41st Street, Suite 2000, New York, New York 10017, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for a fee of $8,500, plus reasonable out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

Voting at the Meeting

Each Eaton shareholder of record at the close of business on February 25, 2008 is entitled to one vote for each share then held. On February 25,           Eaton common shares (par value, 50¢ each) were outstanding and entitled to vote.

At the 2008 annual meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by Ohio law and Eaton’s Amended Regulations, Eaton shareholders present in person or by proxy at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed or transmitted proxies that are marked “abstain.” The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting.

Director nominees receiving the greatest number of votes will be elected directors. Votes withheld in respect of the election of directors will not be counted in determining the outcome of the election. (However, please see “Majority Voting Policy” on page 4.) Adoption of all other proposals to come before the meeting will require the affirmative vote of the holders of a majority of the outstanding Eaton common shares, consistent with the general vote requirement in Eaton’s Amended Articles of Incorporation. The practical effect of this vote requirement will be that abstentions and shares held in “street name” by brokers that are not voted in respect of those proposals will be treated the same as votes cast against those proposals.

As provided by Ohio law, each shareholder is entitled to cumulative voting rights in the election of directors if any shareholder gives written notice to the President or a Vice President or the Secretary of Eaton at least 48 hours before the time fixed for the meeting, requesting cumulative voting, and if an announcement of that notice is made at the beginning of the meeting by the Chairman or Secretary, or by or on behalf of the shareholder who gave the notice. If cumulative voting is in effect with respect to the election of directors, each shareholder has the right to cumulate his or her voting power by giving one nominee that number of votes which equals the number of directors to be elected multiplied by the number of the shareholder’s shares, or by distributing his or her votes on the same principle among two or more nominees, as the shareholder sees fit. If cumulative voting is in effect with respect to the election of directors, and if the shareholder has not given contrary voting instructions, the individuals named in the proxy will vote the shares cumulatively for those nominees that they may determine in their discretion.

Majority Voting Policy — Ohio law provides that, in director elections, the nominees receiving the greatest number of votes are elected unless the Articles of Incorporation provide for a different voting standard. The Company’s Board of Directors has adopted a written policy to assure that, in an uncontested election, a director who fails to receive a majority of shareholder votes cast will not continue to serve, except with the express consent of the Board.

The Board policy provides that, in an uncontested election, a director nominee who receives more “withhold” votes than “for” votes will promptly offer to resign from the Board. With advice from the Governance Committee, the Board will decide, within 90 days after the voting results are certified, whether to accept the resignation offer, and the Company will promptly disclose the Board’s decision in a press release. If the Board decides to reject the resignation offer, the press release will indicate the reasons for that decision. The Majority Voting Policy is included in this proxy statement as Appendix A and is available on the Company’s website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.”

The Company is seeking shareholder approval of an amendment to the Amended Articles of Incorporation adopting majority voting as now permitted under Ohio law along with a related amendment to the Amended Regulations. If these amendments are approved by the shareholders, majority voting will apply to uncontested director elections occurring after the 2008 Annual Meeting. Please see page 47 for a description of the proposal.

1. ELECTION OF DIRECTORS

Our Board of Directors is presently composed of eleven members. The terms of four directors will expire in April 2008, and those directors have been nominated for re-election. Each of those nominees were elected at the 2005 annual meeting. (See page 5.)

If any of the nominees become unable or decline to serve, the individuals named as proxies in the enclosed proxy form will have the authority to appoint substitute nominees. Eaton’s management, however, has no reason to believe that this will occur.

Following is biographical information about each nominee and each director.

Nominees for election to terms ending in April 2011 or when a successor is elected and has qualified:

Ned C. Lautenbach, 64, is
a partner at Clayton, Dubilier & Rice, Inc., a private equity investment firm specializing in management buyouts. Before joining Clayton, Dubilier, Mr. Lautenbach was associated with IBM from 1968 until his retirement in 1998. At IBM, he held several executive positions and was a member of IBM’s Corporate Executive Committee. From 1999 to 2002, Mr. Lautenbach served as Chief Executive Officer of Acterna Corporation, a global provider of communications test equipment, software and services. He also served from 2000 to 2004 as Co-Chairman of Covansys, Inc., a global provider of business and technology solutions. Mr. Lautenbach is Lead Director of the Independent Board of Trustees of Fidelity Investments.

Director since 1997

John R. Miller, 70, is Chairman of the Board of SIRVA, Inc., a global provider of moving and relocation services, and Chairman of the Board of Graphic Packaging Corporation, a leading provider of paperboard packaging solutions to consumer products companies. He is also a Director of Cambrex Corporation. Mr. Miller was formerly President, Chief Operating Officer and a director of The Standard Oil Company from 1980 to 1986. He was a member of the Board of the Federal Reserve Bank of Cleveland from 1986 to 1993, serving as its Chairman during the last two of those years. From 2002 to 2003 he was Chairman, President and Chief Executive Officer of Petroleum Partners, Inc., a provider of outsourcing services to the petroleum industry.

Director since 1985

Gregory R. Page, 56, is Chairman and Chief Executive Officer of Cargill, Incorporated, an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. He was named Corporate Vice President & Sector President, Financial Markets and Red Meat Group of Cargill in 1998, Corporate Executive Vice President, Financial Markets and Red Meat Group in 1999, President and Chief Operating Officer in 2000 and became Chairman and Chief Executive Officer in 2007. Mr. Page is a director of Cargill, Incorporated.

Director since 2003

Victor A. Pelson, 70, is the retired Chairman of Global Operations for AT&T. Mr. Pelson was an employee of AT&T from 1959 to 1996, where he held a number of executive positions including Group Executive and President responsible for the Communications Services Group, Executive Vice President and member of the Management Executive Committee. Mr. Pelson was also a member of the Board of Directors of AT&T. Mr. Pelson was a Senior Advisor to UBS Securities LLC and its predecessor investment banking companies from 1996 to 2007. Mr. Pelson is a director of Dun & Bradstreet and United Parcel Service.

Director since 1994

Directors whose present terms continue until April 2009:

Alexander M. Cutler, 56, is Chairman, Chief Executive Officer and President of Eaton Corporation. Mr. Cutler joined Cutler-Hammer, Inc. in 1975, which was subsequently acquired by Eaton, and became President of Eaton’s Industrial Group in 1986 and President of the Controls Group in 1989. He advanced to Executive Vice President — Operations in 1991, was elected Executive Vice President and Chief Operating Officer — Controls in 1993, President and Chief Operating Officer in 1995, and assumed his present position in 2000. Mr. Cutler is also a director of KeyCorp.

Director since 1993

Deborah L. McCoy, 53, is an independent aviation safety consultant. She retired from Continental Airlines, Inc. in 2005, where she had served as Senior Vice President, Flight Operations since 1999. During part of 2005, Ms. McCoy also briefly served as the Chief Executive Officer of DJ Air Group, a start-up commercial airline company.

Director since 2000

Gary L. Tooker, 68, is an independent consultant and former Chairman of the Board, Chief Executive Officer and Director of Motorola, Inc., a manufacturer of electronics equipment. Mr. Tooker became Motorola’s President in 1990, Vice Chairman and Chief Executive Officer in 1993 and Chairman in 1997. He retired from Motorola in 1999. Mr. Tooker is a director of Avnet, Inc.

Director since 1992

Directors whose present terms continue until April 2010:

Christopher M. Connor, 51, is Chairman and Chief Executive Officer of The Sherwin-Williams Company, a manufacturer of paint, architectural coatings, industrial finishes and associated supplies. Mr. Connor has held a number of executive positions at Sherwin-Williams since 1983. He became Vice Chairman and Chief Executive Officer in 1999, Chairman and Chief Executive Officer in 2000, and Chairman, President and Chief Executive Officer in 2005. He relinquished the title of President in 2006. Mr. Connor is also a director of National City Corporation.

Director since 2006
Michael J. Critelli, 59, is Executive Chairman of Pitney Bowes Inc., a provider of mailstream solutions. Director since 1998
Charles E. Golden, 61, served as Executive Vice President and Chief Financial Officer and a director of Eli Lilly and Company, an international developer, manufacturer and seller of pharmaceutical products, from 1996 until his retirement in 2006. Prior to joining Eli Lilly, he had been associated with General Motors Corporation since 1970, where he held a number of positions, including Corporate Vice President, Chairman and Managing Director of the Vauxhall Motors subsidiary and Corporate Treasurer. Mr. Golden is currently on the boards of Hillenbrand Industries and Unilever NV/PLC. He also serves as non-executive Chairman of Park Tudor School Trust.

Director since 2007

Ernie Green, 69, is founder, President and Chief Executive Officer of Ernie Green Industries, Inc., a manufacturer of automotive components. He is also President of Florida Production Engineering, Inc., a subsidiary of Ernie Green Industries. He is a director of Pitney Bowes Inc. and Amantea Nonwovens LLC, and non-executive Chairman of the Foundation Board of Central State University.

Director since 1995

Director Nomination Process — The Governance Committee of the Board, comprised entirely of directors who meet the independence standards of the Board of Directors and the New York Stock Exchange, is responsible for overseeing the process of nominating individuals to stand for election as directors. The Governance Committee charter is included in this proxy statement as Appendix B and is available on the Company’s website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.” Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to the Company’s Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

Any director candidates recommended by the Company’s security holders are given consideration by the Governance Committee, consistent with the process used for all candidates. Security holders may submit recommendations in the manner described on this page under the heading “Security Holder Recommendations of Director Candidates.”

All potential director candidates are reviewed by the Governance Committee in consultation with the Chairman and Chief Executive Officer, typically with the assistance of a professional search firm retained by the Committee. The Committee decides whether to recommend one or more candidates to the Board of Directors for nomination. Candidates who are ultimately nominated by the Board stand for election by the shareholders at the annual meeting. Between annual meetings, nominees may also be elected by the Board itself.

In order to be recommended by the Governance Committee, a candidate must have the following minimum qualifications, as described in the Board of Directors Governance Policies: personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company’s objectives, and a sensitivity to the Company’s corporate responsibilities. In addition, the Governance Committee from time to time looks for individuals with specific qualifications so that the Board as a whole may maintain an appropriate mix of experience, background, expertise and skills, and of age, gender, ethnic and racial diversity. These specific qualifications may vary from one year to another, depending upon the composition of the Board at that time.

The Board of Directors Governance Policies are included in this proxy statement as Appendix C and are available on the Company’s website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.” Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to the Company’s Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

Security Holder Recommendations of Director Candidates — The Governance Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any Eaton security holder. Any security holder wishing to recommend an individual as a nominee for election at the annual meeting of shareholders to be held in 2009 should send a signed letter of recommendation, to be received before November 7, 2008, to the following address: Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584, attention Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be nominated and, if nominated and elected, consenting to serve as a director.

Director Independence — The Board of Directors Governance Policies provide that all of the Company’s outside directors should be independent. These Policies are attached as Appendix C to this proxy statement and are available on the Company’s website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.” Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to the Company’s Investor Relations Office,

Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584. The listing standards of the New York Stock Exchange state that no director can qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, and the Board’s determination in that regard, along with the basis for that determination, is disclosed in the Company’s annual proxy statement. Additional, and more stringent, standards of independence are required of Audit Committee members. The Company’s annual proxy statement discloses the Board’s determination as to the independence of the Audit Committee members as well as its determination as to all outside directors.

As permitted by the New York Stock Exchange listing standards, the Board of Directors has determined that certain relationships between an outside director and the Company will be treated as categorically immaterial for purposes of determining a director’s independence. These categorical standards are included in the Board of Directors’ independence criteria. The independence criteria for outside directors and members of the Audit Committee are included in this proxy statement as Appendix D and are available on the Company’s website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.” Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to the Company’s Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

Since directors’ independence might be influenced by their use of Company planes and other Company-paid transportation, the Board has adopted a policy on this subject. This policy is included in Appendix D to this proxy statement and is available on the Company’s website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.”

In their review of director independence, the Board of Directors and its Governance Committee have considered the following circumstances:

1.	Directors C. M. Connor, M. J. Critelli, E. Green, D. L. McCoy, G. R. Page and V. A. Pelson are officers, employees, partners or advisors with firms that have had purchases and/or sales of property or services with the Company within the past three years or have occupied such positions within that three-year period. In all cases, the amounts of the purchases and sales were substantially less than the Board’s categorical standard for immateriality, i.e., less than the greater of $1 million or 2% of the annual consolidated gross revenues of the director’s firm.

2.	A sister of Mr. Connor has been employed by the Company in a non-officer position since 2000, preceding Mr. Connor’s election to the Board in 2006. Her aggregate cash compensation for 2007 was less than $190,000, and she received benefits and participated in programs provided to similarly situated Company employees. Her compensation is comparable to that of her peers.

3.	Directors C. E. Golden, N. C. Lautenbach, J. R. Miller and G. L. Tooker have had no reportable relationships at all with the Company for the past three years, other than as directors and shareholders.

4.	The use of Company planes and other Company-paid transportation by all outside directors is consistent with the Board policy on that subject.

After reviewing the circumstances described above (which are the only relevant circumstances known to the Board of Directors), the Board has affirmatively determined that none of the Company’s outside directors has a material relationship with the Company and that each of the following directors qualifies as independent under the Board’s independence criteria and the New York Stock Exchange standards: C. M. Connor, M. J. Critelli,
C. E. Golden, E. Green, N. C. Lautenbach, D. L. McCoy, J. R. Miller, G. R. Page, V. A. Pelson and G. L. Tooker. The basis of the Board’s independence determination was that each of these directors had either no relationship at all with the Company for the past three years (other than as a director and shareholder) or that none of their relationships with the Company would likely be sufficient to compromise their independence as directors.

The Board has also affirmatively determined that each member of the Audit Committee, i.e., C. E. Golden, E. Green, N. C. Lautenbach, V.A. Pelson and G. L. Tooker, meets the special standards of independence required of them under the criteria of the New York Stock Exchange and the Company’s Board of Directors.

Review of Related Person Transactions — Our Board of Directors has adopted a written policy to identify and evaluate “related person transactions,” that is, transactions between the Company and any of our executive officers, directors, director nominees, 5%-plus security-holders or members of their “immediate families,” or organizations where they or their family members serve as officers or employees. The Board policy calls for the disinterested members of the Board’s Governance Committee to conduct an annual review of all such transactions. At the Committee’s direction, a survey is made annually of all transactions involving related persons, and the results are reviewed by the Committee in January of each year. As to any such transaction, the Committee is responsible to determine whether (i) it poses a significant risk of impairing, or appearing to impair, the judgment or objectivity of the individuals involved; (ii) it poses a significant risk of impairing, or appearing to impair, the independence of an outside director or director nominee; or (iii) its terms are less favorable to the Company than those generally available in the marketplace. Depending upon the Committee’s assessment of these risks, the Committee will respond appropriately. In addition, as required by the rules of the Securities and Exchange Commission, any transactions that are determined to be material to the Company or a related person are disclosed in the Company’s proxy statement.

In January 2008, the Governance Committee conducted an annual survey and found that the only related person transactions were those described under the heading “Director Independence” beginning on page 8 and that none of the Company’s executive officers engaged in any such transactions. The Committee also concluded that none of the related person transactions posed risks to the Company in any of the areas described in items (i), (ii) or (iii) above.

Board Committees — The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance and Governance.

Audit Committee. The functions of the Audit Committee include assisting the Board in overseeing the integrity of the Company’s financial statements and its systems of internal accounting and financial controls; the independence, qualifications and performance of the Company’s independent auditor; the performance of the internal auditors; and the Company’s compliance with legal and regulatory requirements. The Audit Committee exercises sole authority to appoint, compensate and terminate the independent auditor and pre-approves all auditing services and permitted non-audit services to be performed for the Company by the independent auditor. Among its other responsibilities, the Committee meets regularly with the Company’s Chief Financial Officer, Vice President – Internal Audit, independent auditor, General Counsel, and Director – Global Ethics in separate executive sessions; prepares the Committee’s report to be included in the Company’s annual proxy statement; assures that performance evaluations of the Audit Committee are conducted annually; and establishes procedures for the proper handling of complaints concerning accounting or auditing matters.

Each Committee member meets the independence requirements, and all Committee members collectively meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, and rules adopted thereunder by the Securities and Exchange Commission. Further, Committee members are prohibited from serving on more than two other public company audit committees. The Board of Directors has determined that each member of the Audit Committee is financially literate and that C. E. Golden qualifies as an audit committee financial expert (as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934) and that all members of the Audit Committee have accounting or related financial management expertise. The Audit Committee held eleven meetings in 2007. Present members are Messrs. Golden (Chair), Green, Lautenbach, Pelson and Tooker.

Compensation and Organization Committee. The functions of the Compensation and Organization Committee include reviewing proposed organization or responsibility changes at the officer level; with input from all outside directors, evaluating the performance of the Chief Executive Officer and reviewing the performance evaluations of the other senior officers; reviewing succession planning for key officer positions including the position of Chairman and Chief Executive Officer, and reviewing the Company’s practices for the recruitment and development of a diverse talent pool. The Committee is also responsible for annually determining the salary of each senior officer of the Company; establishing performance objectives under the Company’s short-term and long-term incentive compensation plans and determining the attainment of such performance objectives; annually determining the aggregate amount of awards to be made under the Company’s short-term incentive compensation plan (the Executive Incentive Compensation Plan) and adjusting that amount as the Committee deems appropriate within the terms of that plan; annually determining the awards to be made to the Company’s senior officers under the Company’s short-term and long-term incentive compensation plans; administering stock plans; reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive, as well as reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on the Company’s officers or primarily benefiting key employees; and preparing an annual report for the Company’s proxy statement regarding executive compensation. Additional information on the Committee’s processes and procedures is contained in the Compensation Discussion and Analysis under “Executive Compensation” beginning on page 14. The Compensation and Organization Committee held eight meetings in 2007. Present members are Ms. McCoy and Messrs. Connor, Critelli (Chair), Miller and Page.

Executive Committee. The functions of the Executive Committee include all of the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. The Executive Committee held two meetings during 2007. Mr. Cutler is a member of the Committee for the full twelve-month term and serves as Committee Chair. Each of the non-employee directors serves a four-month term.

Finance Committee. The functions of the Finance Committee include the periodic review of the Company’s financial condition and the recommendation of financial policies to the Board; analyzing Company policy regarding its debt-to-equity relationship; reviewing and making recommendations to the Board regarding the Company’s dividend policy; reviewing the Company’s cash flow, proposals for long- and short-term debt financing and the risk management program; meeting with and reviewing the performance of management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans; and reviewing the key assumptions used to calculate annual pension expense. The Finance Committee held four meetings in 2007. Present members are Ms. McCoy and Messrs. Critelli, Golden, Green and Page (Chair).

Governance Committee. The responsibilities of the Governance Committee include recommending to the Board improvements in the Company’s corporate governance processes and any changes in the Board Governance Policies; advising the Board on changes in the size and composition of the Board; making recommendations to the Board regarding the structure and responsibilities of Board committees; and annually submitting to the Board candidates for members and chairs of each standing Board committee. The Governance Committee, in consultation with the Chief Executive Officer, identifies and recommends to the Board candidates for Board membership, reviews the nomination of directors for re-election; oversees the orientation of new directors and the ongoing education of the Board; recommends to the Board compensation of non-employee directors; administers the Board’s policy on director retirements and resignations; administers the directors’ stock ownership guidelines; and recommends to the

Board guidelines and procedures to be used by the directors to evaluate the Board’s performance. The responsibilities of the Governance Committee also include providing oversight regarding significant public policy issues with respect to the Company’s relationships with shareholders, employees, customers, competitors, suppliers and the communities in which the Company operates, including such areas as ethics compliance, environmental, health and safety issues, community relations, government relations, charitable contributions, shareholder relations and the Eaton Philosophy — Excellence through People. The Governance Committee held six meetings in 2007. Present members are Messrs. Connor, Lautenbach (Chair), Miller, Pelson and Tooker.

Committee Charters and Policies — The Board of Directors most recently revised the charter of the Governance Committee in September 2007 (attached as Appendix B), the charter of the Audit Committee in January 2008 (attached as Appendix E), the charter of the Compensation and Organization Committee in October 2007 (attached as Appendix F), and the charter of the Finance Committee in October 2007 (attached as Appendix G). These charters also are available on the Company’s website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.” Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to the Company’s Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

In addition to the Board of Directors Governance Policies, certain other policies relating to corporate governance matters are adopted from time to time by Board Committees, or by the Board itself upon the Committees’ recommendation.

The Board of Directors held nine meetings in 2007. Each of the directors attended at least 93% of the meetings of the Board and its committees. The average rate of attendance for all directors was 98%.

Audit Committee Report — [The Audit Committee report will be issued after the Committee completes its normal process, which will be described in the report and will include providing its recommendation to the Board regarding the inclusion of the Company’s 2007 audited financial statements in the Annual Report on Form 10-K.]

Board of Directors Governance Policies — The Board of Directors revised the Governance Policies most recently in September 2007, as recommended by the Governance Committee of the Board. The revised Governance Policies are included in this proxy statement as Appendix C and are available on the Company’s website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.” Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to the Company’s Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

Executive Sessions of the Non-Management Directors — The policy of the Board of Directors is that the non-management directors meet in Executive Session at each regular Board meeting, without the Chairman and Chief Executive Officer or other members of management present, to discuss whatever topics they may deem appropriate. The non-management directors who chair the Audit Committee, Compensation and Organization Committee, Finance Committee and Governance Committee chair the Executive Sessions on a rotating basis. Shown below are the months when Board meetings are held and the non-management director who chairs each Executive Session:

January	—	Chair of the Compensation and Organization Committee
February	—	Chair of the Audit Committee
April	—	Chair of the Governance Committee
July	—	Chair of the Finance Committee
September	—	Chair of the Audit Committee
October	—	Chair of the Compensation and Organization Committee

The policy of the Board of Directors is that at least one such Executive Session is held every year attended only by directors who meet the independence criteria of the Board of Directors and of the New York Stock Exchange. At the

present time, all non-management directors meet these criteria.

At each meeting of the Audit, Compensation and Organization, Finance and Governance Committees, an Executive Session is held at which only the Committee members (all of whom qualify as independent) are in attendance, without any members of the Company’s management present, to discuss whatever topics they may deem appropriate.

Security Holder Communications to the Board — The Board of Directors provides the following process for security holders and other interested parties to send communications to the Board or outside directors:

Security holders and other interested parties may send such communications by mail or courier delivery addressed as follows:

Corporate Secretary
Eaton Corporation
1111 Superior Avenue
Cleveland, Ohio 44114-2584

In general, the Corporate Secretary forwards all such communications to the Chair of the Governance Committee. The Governance Committee Chair in turn determines whether the communications should be forwarded to other members of the Board and, if so, forwards them accordingly. However, for communications addressed to a particular member of the Board (e.g., the director who will chair a particular Executive Session), the Chair of a particular Board Committee or the outside directors as a group, the Corporate Secretary forwards those communications directly to those individuals.

Director Attendance at Annual Meetings — The policy of the Board of Directors is that all directors should attend annual meetings, and all outside directors are compensated for their attendance. At the Company’s 2007 annual meeting, held April 25, 2007, all members of the Board were in attendance.

Code of Ethics — The Company has a Code of Ethics that was approved by the Board of Directors. The Company provides training globally for all employees on its Code of Ethics. Eaton requires that all directors, officers and employees of Eaton, its subsidiaries and affiliates abide by the Company’s Code of Ethics, which is included in this proxy statement as Appendix H and is available on the Company’s website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.” Printed copies will be provided free of charge upon request. Requests for printed copies should be directed to the Company’s Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation and Organization Committee of the Board of Directors (the “Committee”) determines the compensation for our executive officers, and reviews, approves and oversees the administration of all of our executive compensation plans and programs. The Committee consists of five independent non-employee directors and is supported by the Company’s Human Resources Department as well as one or more independent executive compensation consultants retained and directed by the Committee. The Compensation and Organization Committee’s charter and key responsibilities are included in this proxy statement as Appendix F and are available on the Company’s website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.” Please note that the use of the terms “we,” “us” or “our” throughout this Compensation Discussion and Analysis refers to the Company and/or its management.

An Overview of Our Executive Compensation Philosophy

Under our executive compensation philosophy, which was last reviewed and updated by the Committee in 2007, we design our executive compensation plans and programs to help us attract, motivate, reward and retain highly qualified executives, to align well with the interests of shareholders and to fairly reflect, in the judgment of the Committee, our performance, and the responsibilities and personal performance of individual executives.

•	Pay for Performance — Our executive compensation program reflects the belief that executive compensation must, to a significant extent, be at risk where the amount earned depends on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. Accordingly, our incentive compensation plans and programs are designed to pay larger amounts if we achieve superior performance and smaller amounts if we do not achieve target performance.

•	Market Competitiveness — Under our executive compensation program, we target total compensation, which, for this purpose, includes base salary, a target annual cash incentive opportunity, a target long-term cash incentive opportunity, and equity-based incentives, to be within the median range of compensation paid by similarly-sized industrial companies. Nonetheless, we also continuously monitor and assess the competitive and recruiting pressures for executive talent in our industries and regional market. To ensure that these pressures do not jeopardize our ability to retain our key executives, the Committee retains and has, from time to time, exercised its discretion to adjust compensation levels as necessary and appropriate to address these risks.

Use of Compensation Consultants

As warranted, we employ a variety of outside compensation, benefit and actuarial consultants to support various types of technical and administrative work in these disciplines. Typically, this includes data analysis, broad-based employee compensation and benefit plan benchmarking and design, actuarial work, drafting selected employee communications, business process and administrative recordkeeping services, and assistance with acquisition and divestiture due diligence. We choose firms for individual consulting and service assignments based upon their specific project capabilities and the proposed price for their work. To support our market analysis of professional, managerial, operating and senior executive positions, we have, for many years, participated in and used the annual surveys sponsored by three separate national compensation consulting firms: Hewitt Associates, Towers Perrin and Hay Associates. Each survey provides comprehensive compensation data covering hundreds of companies across a range of industries. In the analysis that we prepare for the Committee, we focus on the median and mean data reported in the surveys for “similarly-sized” industrial companies, which the Committee currently defines as companies with annual sales of $5 billion to $20 billion.

The Committee also selects and retains the services of an independent executive compensation consultant when it deems it appropriate to support its oversight and management of our executive compensation program. The Committee validates our executive compensation plans and programs by periodic comprehensive studies conducted with the assistance of the consultant retained by the Committee. To support the annual process of conducting a performance evaluation for our Chairman and Chief Executive Officer, the Committee has engaged Dr. David Hofrichter, a senior consultant with Hewitt Associates (see the section entitled “Other Key Executive Compensation Principles” below for further details on this process). The Committee has also selected Peter Egan, a senior consultant with Hewitt Associates, as its primary advisor and to assist the Committee in its review of our executive compensation policies, programs and processes. In 2007, Mr. Egan performed the following assignments for the Committee:

•	reviewed all Company-prepared materials in advance of each Committee meeting,

•	assisted the Committee in its review and discussions of all material agenda items throughout the year,

•	provided the Committee with his independent review and confirmation of the Company’s analytical work,

•	provided insights and advice to the Committee and management in connection with possible design changes to our incentive plans, and

•	provided the Committee feedback regarding the appropriateness of individual executive total compensation plans.

To ensure the Committee’s continued access to qualified independent advice on executive compensation and governance matters, we will first obtain the Committee’s review and approval prior to awarding any material consulting assignment to any firm that has already been engaged by the Committee. In 2007, the Committee reviewed a report of the consulting work performed for the Committee by Hewitt Associates compared to the total annual consulting work on compensation, benefits and actuarial matters performed for the Company and has determined that each of their senior consultants may provide independent advice to the Committee.

Competitive Analysis and Benchmarking Processes

To support the Committee in overseeing our executive compensation plans and programs, we have for many years employed two primary analytical processes, which follow separate, but complementary, approaches. The first is our Total Compensation Analysis and Planning Process and the second is our Peer Group Pay and Performance Analysis Process.

•	Total Compensation Analysis and Planning Process — Each year, we provide the Committee with an analysis of the total compensation provided to each executive officer. For purposes of this analysis, total compensation includes base salary, annual bonus and long-term incentive compensation (including both cash and equity-based elements). We prepare a planning worksheet which also sets forth the median and mean data for each compensation element for each executive officer’s position, along with the average of the median and mean data points as reported in the Hewitt, Towers Perrin and Hay surveys for comparable positions in “similarly-sized” industrial companies. If the surveys do not report reasonably equivalent data for a specific executive officer’s position, each compensation element for that position is extrapolated from the available survey data. The Committee uses these worksheets as it assesses each executive’s total compensation and in establishing an updated annual total compensation plan. Consequently, as the Committee establishes base salary levels, target cash incentive opportunities, and equity-based incentive awards for the next fiscal year, it is able to base these decisions on an accurate and up-to-date understanding of how each executive officer’s resulting total compensation plan will compare to current market practices in similarly-sized industrial companies. The worksheet also is provided to the Committee’s compensation consultant, who reviews our results and methodology.

As a key part of this process, each year our Chairman and Chief Executive Officer prepares a proposed total compensation plan (consisting of base salary, the target annual cash incentive opportunity, the target long-term cash incentive opportunity and equity-based incentive awards (consisting of stock options, restricted shares or both) for each executive officer (except with respect to his own compensation). Initially, he meets individually with his senior management team to discuss the performance assessment for each of their respective executive officer direct reports and to formulate initial recommendations as to an appropriate total compensation plan for each executive. After considering this input, and following a subsequent review with the Vice President — Human Resources, our Chairman and Chief Executive Officer decides upon and submits to the Committee a draft total compensation plan for each executive officer (other than with respect to his own compensation). He then meets with the Committee to discuss the performance of each executive officer and highlights the rationale for recommending any compensation element for any executive officer that is significantly higher or lower than the reported survey median (if any) for the executive’s position.

Following this discussion, the Committee decides upon and establishes a total compensation plan for each executive officer. The Committee also meets in executive session (with no members of our management in attendance) to review the same comprehensive market data for our Chairman and Chief Executive Officer’s position and to establish a total compensation plan for him. In 2007, the Committee reviewed and discussed the proposed total compensation plans for the Company’s executive officers with its compensation consultant prior to finalizing these plans.

•	Peer Group Pay and Performance Analysis — This process encompasses a comprehensive annual analysis comparing the publicly-available financial results and executive compensation data for a group of publicly-held diversified industrial peer companies (the “Peer Group”) with similar data reported for the Company. This Peer Group consists of the following organizations:

• Crane	• Danaher
• Dover	• Emerson Electric
• General Electric	• Honeywell
• Illinois Tool Works	• Ingersoll Rand
• ITT Industries	• Parker Hannifin
• SPX	• Textron
• Thermo Electron	• Tyco International
• United Technologies

This analysis is conducted to provide the Committee with the relevant compensation data reported by each Peer Group company for its chairman and chief executive officer, its chief financial officer and, to the extent available, for its chief legal officer and any positions equivalent to our Group President position. The analysis compares our performance with that of the Peer Group over one-year, three-year and five-year time periods using a wide range of performance metrics. This provides the Committee with insight into how each of the Peer Group companies has actually rewarded its executive officers in the form of base salaries, short-term and long-term incentive awards and annual equity-based awards in light of the returns that it has produced for its investors. Prior to reviewing this data with the Committee, the Committee’s compensation consultant reviews the analysis and provides the Committee with his views and commentary. The Committee has indicated that it finds this insight to be very valuable in helping them to assess whether our pay for performance profile is appropriate and aligned with industry and peer group practices. In addition, management and the Committee use this comprehensive peer group financial analysis each year to support the process of reviewing and establishing short-term and long-term incentive plan goals intended to drive and reward top quartile performance by the Company.

  Use of Tally Sheets

In February of each year, prior to making decisions about the compensation of our Chairman and Chief Executive Officer and the other Named Executive Officers, we provide the Committee with a comprehensive tally sheet for each executive officer that sets forth the dollar amount of all components of his or her current compensation, including base salary, annual incentive compensation, long-term incentive compensation, retirement and savings programs, health and welfare programs and the cost of personal executive benefits. In reviewing these tally sheets, the Committee also reviews potential compensation payments to our Chairman and Chief Executive Officer and the other Named Executive Officers under various termination of employment scenarios, including in the event of a change of control of the Company. This process includes a review of potential severance payment obligations, the potential values of vested and unvested restricted stock and stock options, and accumulated balances and projected payment obligations in connection with our retirement and savings programs, including our deferred compensation and limited service supplement and restoration retirement income plans. Based upon this review, in 2007 the Committee determined the total compensation, in the aggregate (including the total payments of accrued benefits and separation payments that would be made under the various termination scenarios), for our Chairman and Chief Executive Officer and the other Named Executive Officers to be competitive, reasonable and not excessive. This analysis did not suggest the need for any material changes to the Company’s executive compensation program or its administration and it did not prompt the Committee to make any substantive changes to any compensation elements for any of the Named Executive Officers.

The Components of Executive Compensation and Benefits

We use the following balanced components to achieve our objectives relating to hiring, motivating, retaining and rewarding executive officers:

•	Base Salary — We pay a competitive base salary to our executive officers in recognition of their day-to-day job responsibilities. In setting executive officer salaries each year, the Committee first reviews each executive’s current base salary compared to the median salary as determined under the annual Total Compensation Analysis and Planning Process. In general, the Committee sets base salaries at approximately the median of market practice. The Committee may establish a base salary level in excess of the reported market median. In making salary adjustments, the Committee typically considers such factors as individual performance against business plans, initiative and leadership, time in position, experience, knowledge and success in building organizational capability. Consistently effective individual performance is a threshold requirement for any base salary increase. In Executive Session, the Committee uses this same process to establish the base salary for our Chairman and Chief Executive Officer.

•	Short-Term Incentives — We establish a competitive annual cash incentive compensation opportunity for participants in our Executive Incentive Compensation Plan (the “EIC Plan”). Eligible participants include each executive officer and approximately 1,500 other members of mid-level and executive-level management. Typically, the Committee establishes target incentive opportunities under the EIC Plan at approximately the median of market practice. The EIC Plan is designed to reward executives when they succeed in meeting demanding Company and individual performance objectives. In setting annual performance goals, the Committee took into consideration the Board of Directors approved annual profit plan, the consensus operating earnings per share (“EPS”) estimates for the Company as projected by the “sell-side” analysts who follow and report on the Company. For 2007, the Committee set performance goals such that incentive awards at 100% of the participants’ incentive targets would only be paid if the Company performed at or above the market’s consensus EPS expectations.

Payouts are not strictly formulaic but are based upon the consideration of both objective and subjective factors. As in past years, we based the annual cash incentive awards paid to the executive officers for 2007 on individual target opportunities expressed as a percentage of the participant’s base salary, the level of our achievement of pre-established stretch financial goals set by the

Committee and individual performance ratings that reflected a discretionary assessment by the Committee of each executive’s contributions during the year (which are discussed in greater detail below). In 2007, we based performance goals on our operating EPS, which exclude acquisition integration charges, and cash flow return on gross capital employed in the business (“CFR”), weighted equally, in addition to individual and business unit performance objectives. We use these goals because, over time, they bear a statistical correlation to the market trading price of our shares. We do not make payouts under the EIC Plan unless we achieve a predetermined minimum level of CFR (except for the possible discretionary award described below). If we achieve the predetermined minimum level of CFR, but do not achieve the predetermined minimum level of EPS, payouts are limited to the minimum level, which is an amount equal to 25% of the incentive target. In setting demanding annual EPS and CFR goals under the EIC Plan, the Committee reviews market analyses, our annual profit plan as approved by the Board of Directors, and external research reports and comparative analyses of our Peer Group companies (as shown above). The Committee, in its sole discretion, may increase or decrease the total amount available for payout under the EIC Plan by up to 20%, based upon its assessment of our performance against other financial and non-financial factors. The Committee did not exercise this discretion for the 2007 plan year. The EIC Plan also gives the Committee the discretion to pay up to 20% of the target incentive fund to recognize contributions to the Company in a year when awards would not otherwise be payable, which was not the case for 2007. We also base awards on individual performance ratings. In setting individual performance ratings, the Committee reviews a recommendation from our Chairman and Chief Executive Officer for each executive officer (other than himself). Individual ratings may result in payouts ranging from zero to 150% of the amount otherwise payable to any given participant, except that the total awards payable to all eligible participants cannot exceed 100% of the EPS and CFR performance adjusted incentive fund. Under the EIC Plan terms, the incentive fund does not include any award to an “employee director” (currently limited to our Chairman and Chief Executive Officer) for purposes of this “zero-sum” calculation. In executive session, the Committee establishes an individual EIC Plan rating for our Chairman and Chief Executive Officer for each year after discussing the results of the Board of Directors’ annual appraisal of his or her performance. We describe this process in more detail below under “Other Key Executive Compensation Principles — Chairman and Chief Executive Officer Annual Appraisals.”

In 2007 each Named Executive Officer’s target award opportunity was multiplied by 175% to reflect the Company’s actual performance compared against the Committee-established EPS and CFR goals. The executive’s adjusted target award opportunity was then multiplied by the executive’s individual performance rating for the year to determine the amount of the final incentive award payout.

In establishing the 2007 individual performance ratings for each Named Executive Officer, the Committee took into consideration a variety of objective and subjective factors as described in the process outlined below.

In preparing the recommended individual performance ratings for each Named Executive Officer who reports to him, our Chairman and Chief Executive Officer reviewed each individual Senior Vice President and Group President’s performance in four basic operations-oriented goal categories (which impacts approximately 75% of the final recommended performance rating):

•	Success in achieving the annual financial plan for each of their individual businesses.

•	Success in achieving specific growth goals which, depending upon the executive’s specific businesses could include such measures as (a) outgrowing the end markets by a targeted percentage, (b) accelerating the pace and effectiveness of new product and technology development, (c) achieving a targeted level of sales increases from new bookings with identified growth accounts, (d) increasing aftermarket and service revenues, (e) growing sales in selected regions and (f) increasing incremental sales by a targeted dollar level from new acquisitions and/or joint ventures.

•	Success in achieving specific operational excellence goals which, depending upon the executive’s specific businesses could include such measures as (a) utilizing value management tools to achieve improved profitability for key products, (b) achieving a targeted percentage reduction in our supplier base and reducing logistics costs, (c) achieving a stipulated dollar level of additional global material sourcing, (d) achieving a targeted level of improvement in supplier productivity, (e) driving lean manufacturing system achievement in facilities, (f) achieving targeted deployment of the Eaton Quality Process, (g) achieving stipulated percentage improvements in safety performance and greenhouse gas emissions, (h) achieving the time phased integration plans for acquisitions and joint ventures, (i) achieving profitability increase targets in selected regions and (j) meeting the implementation schedule for the Eaton Business Excellence Assessment process.

•	Success in building organizational capacity which includes such objectives as (a) reinforcing Eaton’s ethical standards and overall “Doing Business Right” philosophy through stronger prevention and training, (b) insuring that all eligible employees in his business units received a full performance appraisal using the Company’s standard process, (c) completing the annual Section 404 assessment and compliance requirements, (d) insuring their business units have assessed and implemented effective action plans targeted at the top issues highlighted in the previous annual global employee survey, (e) achieving progress on diversity objectives and (f) increasing the leadership capability of the Company by demonstrated progress on talent upgrades, implementing more effective organization structures and succession management plans.

In addition to these operating goals, three of our four Senior Vice President and Group Presidents (Messrs. Arnold, Carson and Sweetnam) also have one or more corporate staff responsibilities. Performance against goals set for these staff functions impact approximately 25% of their final recommended performance rating. For 2007, these included:

•	Corporate Marketing goals such as (a) achieving targeted bookings with identified growth accounts, (b) completion of the “Customer Relations Assessment” survey and (c) success in recruiting key leaders in Asia and Europe.

•	Corporate technology goals such as (a) completing the ramp-up of the India Engineering Center and (b) meeting new technology program timetables.

•	Environmental, Health and Safety goals such as (a) improving overall corporate safety results by a targeted percentage, (b) overall reduction in the Company’s greenhouse gases, and (c) the implementation of the Company’s standard environmental health and safety standards process.

•	Asia Pacific Regional Management goals such as (a) targeted growth in Asia Pacific revenues, (b) establishment and leadership of a Company steering committee in India, (c) completion of the new India headquarters facility and (d) completion of a key site selection process in China.

•	Europe Regional Management goals such as (a) completion of the European headquarters startup and staffing plans and (b) completion of a study exploring further Eastern Europe and Russian business opportunities.

•	Latin America Management goals such as (a) success in opening a new Latin American headquarters in Mexico City and (b) management support for the Excel 07 and acquisition integration relocations.

In preparing the recommended individual performance rating for Mr. Fearon, our

Executive Vice President and Chief Financial and Planning Officer, our Chairman and Chief Executive Officer took into consideration the following:

•	Success in achieving the annual financial plan.

•	Success in helping to drive value creating growth through identifying and completing significant acquisition and joint venture projects.

•	Success in achieving operational excellence goals which include such objectives as (a) achieving improved efficiency and effectiveness in the Company’s information technology function, (b) completing a new data center strategy, (c) improving efficiency in certain identified financial reporting and control processes, (d) instituting risk-based and continuous internal audit processes, (e) optimal management of the Company’s balance sheet, (f) leadership of the Company’s tax strategy and compliance and (g) completion of targeted financing and leasing programs.

•	Success in building organizational capacity including (a) upgrading the financial personnel development and recruiting programs and (b) achieving a targeted percentage improvement in the Finance function’s employee engagement scores on the annual global employee survey.

In developing his recommended performance ratings for the Named Executive Officers, our Chairman and Chief Executive Officer does not follow a formulaic approach but develops a recommended rating based upon his subjective view of each executive’s overall performance against this wide range of both objective and subjective goals for the year. While reviewing and discussing each executive’s performance and recommended performance rating with the Committee, he and the Committee also discuss an assessment of additional subjective factors which includes each executive’s:

•	Ability to think and act strategically (how the executive uses his business acumen, vision and intellectual rigor in shaping his function or business),

•	Ability to get results (the executive’s drive, change management skills, adaptability and how he leverages resources in building his function or business), and

•	Ability to demonstrate a strong leadership style (his interpersonal communication skills and professional presence).

The actual individual performance ratings for the Named Executive Officers ranged from 110% to 130% for purposes of the 2007 EIC Plan awards which, when combined with the 175% adjustment related to the Company’s EPS and CFR performance, resulted in final incentive awards that ranged from 193% to 228% of the executives’ original target incentive opportunities.

Executive officers may defer payment of their annual cash incentive payments under a plan described in more detail in the narrative accompanying the Nonqualified Deferred Compensation table on pages 37 and 38 of this proxy statement.

•	Stock Options — In 2007, we continued our long-standing practice of providing long-term incentive compensation awards to executive officers in two components: approximately 50% in stock options and 50% in a four-year performance-based cash incentive compensation award (described in more detail under “Long-Term Cash Incentive Plan” below). We believe that this “portfolio approach” to structuring long-term incentives provides an appropriate balance for focusing executives on both an external measure of our success (via equity awards) and on internal performance metrics (via the four-year cash incentive plan). This strategic approach is reviewed annually by the Committee with the assistance of its compensation consultant who confirmed the appropriateness of this approach. Under the strategy, the intent is to continue to drive executive performance, while being sensitive to executive retention risks, by using a balanced portfolio of long-term incentive compensation components.

We believe that stock options are effective in aligning the interests of our executives with those of our shareholders by having a significant component of executive compensation tied directly to changes in the value of our common shares. Stock options also aid executive retention because they are earned over a period of several years.

For a number of years and again in 2007, we established our annual stock option grant guidelines by first determining the Black-Scholes value (or a value set by a comparable market pricing model) of a share of our common stock as reported in the Hewitt, Towers Perrin and Hay surveys for our most recently completed annual stock option grant (February 2006). This value is compared to the fair market value on this same grant date to determine a percentage. This percentage is then multiplied by the average price for a share of our common stock over the last 90 trading days of 2006. The resulting dollar value is then divided into the median long-term incentive compensation values, as determined by the surveys, to establish our recommended median grant sizes for the February 2007 grant.

Starting with this basis for determining appropriate median stock option grant levels, as part of the annual Total Compensation Analysis and Planning Process, the Committee then reviews our Chairman and Chief Executive Officer’s recommended stock option grants for each Named Executive Officer. Based on individual factors such as the level of sustained personal performance, long-term career potential, and competitive market conditions, the Committee may adjust an individual executive’s stock option grant, if any, to a level that is at, above or below median market practice. Using this same process, in executive session the Committee determines the size of the annual stock option grant, if any, that it will make to our Chairman and Chief Executive Officer.

In 2007, the Committee approved stock option grants for the Named Executive Officers which were at approximately 50% of the median long-term grant values provided to similar positions as reported in the most recent data for similarly-sized industrial companies in the Hewitt, Towers Perrin and Hay annual surveys. Grants at this level were deemed by the Committee to be appropriate when considered in the aggregate with the other compensation elements approved for these executives.

We set the strike price for all stock option grants at the fair market value of our common shares on the date of the grant (using the process described below). We have never selected strike prices or otherwise timed the grant of stock options to enable executives to profit from an artificially low strike price.

Our grant recommendation and approval processes have always been disciplined, straightforward, and consistent. In 1995, under a stock plan approved by the shareholders, we added annual grants of stock options to the compensation provided to non-employee directors, and the process for making these grants is set forth in the stock plan document and is described below.

Under the various Company stock plans, all of which have been approved by the shareholders, a committee of independent directors has exclusive authority to fix the date and all terms and conditions of equity grants to executive officers. Currently, the Committee has this responsibility.

•	Employee Stock Option Grant Practices

In the case of annual stock option grants to executives, our grant practices have not changed materially since we began granting options. We grant stock options at the same time each year, except in the case of newly hired executives, as described below. We set the strike price for all stock options at the fair market value of our common shares on the date of grant, determined as described below.

Key stock option grant practices are as follows:

•	As noted above, we set the strike price for all of our stock options at the fair market value of our common shares on the date of grant. Our shareholder-approved stock plans define “fair market value” as the mean of the high and low prices of our common shares as quoted on the New York Stock Exchange Composite Transactions. This long-standing plan definition of fair market value may result in stock option strike prices that differ from our closing share price on the date of grant.

•	The Committee has delegated authority to our Chairman and Chief Executive

Officer to make individual stock option grants and/or restricted stock awards in order to recruit new executives. In 2007, the Committee updated this delegated authority by (a) approving an initial annual pool of 50,000 shares for use by our Chairman and Chief Executive Officer for making periodic grants to newly recruited executives and (b) establishing that the “grant date” for such new hire award would be the first trading day of the next month following the date of employment commencement for each newly recruited executive. In each regularly scheduled meeting of the Committee, we provide an update on the year-to-date new hire grants approved by our Chairman and Chief Executive Officer under this authority and the balance of the authorized shares that have not been granted. In the event that the grants of stock options to newly recruited executives exhausts this initial pool of authorized shares, we would seek Committee approval for an allocation of additional shares for these recruiting purposes. New hire grants in 2007 did not exceed the 50,000 share pool.

•	In addition, the Committee has on rare occasions approved mid-year special stock option grants to executives who join the Company as the result of a business acquisition. The Committee reviews and approves awards to these executives at a regularly scheduled Committee meeting.

The Committee did not make any mid-year grants to newly acquired executives in 2007.

•	Long-Term Cash Incentive Plan — As noted above, a cash bonus opportunity under the Executive Strategic Incentive Plan I (the “ESIP”) provides the remaining portion of each executive officer’s annual total long-term compensation. Awards cover four-year performance periods. We set the target incentive opportunity for each executive officer at approximately 50% of the median of the reported long-term incentive opportunity as determined under our annual Total Compensation Analysis and Planning Process. We base awards under the ESIP on our success in achieving aggressive growth in EPS and CFR goals (weighted equally) over a four-year period. As with the EIC Plan, the ESIP calculation process is not formulaic. Rather the Committee takes into consideration both objective and subjective factors when determining final award payouts. The Committee establishes performance goals at the beginning of each four-year award period based on a comprehensive analysis prepared by management that includes: (a) a comparison of our past performance across a range of performance metrics to that reported for our Peer Group, (b) our estimated financial results and those for each of our Peer Group companies as projected by financial analysts who follow these companies (generally covering two or three year periods into the future) and (c) a review of our strategic objectives and annual business plans for the four-year performance period.

Absent any unusual circumstances, the Committee typically sets performance hurdles for each four-year award period such that: (a) payment at approximately 100% of the target incentive opportunity would be made if our performance over the four-year period is at or above the projected median of the performance of the peer group and (b) payment at or above 150% of the target incentive opportunity would be made if our performance over the four-year period is at or above the projected 75th percentile of the performance of the peer group. Prior to the 2005-2008 performance period, we expressed these incentive awards in the form of contingent share units. Contingent share units aligned the interests of the executives with those of the shareholders because the units reflected appreciation or depreciation and earnings on our common shares during the performance period. Beginning with awards for the 2005-2008 performance period, the Committee amended the plan to provide that incentive awards would not be expressed in the form of contingent share units. The Committee made this change at that time because it felt that the executive compensation portfolio was overly-weighted in favor of equity-based compensation. The Committee annually reviews this element of the design of the ESIP to ensure that it aligns well with competitive practice and provides an effective long-term incentive structure.

For the 2004–2007 performance period, each Named Executive Officer’s target contingent share award opportunity was multiplied by 200% to reflect the fact that the Company’s actual performance exceeded the maximum EPS and CFR goals established by the Committee at the start of this four-year period. The executive’s adjusted contingent share award opportunity was then multiplied by his or her individual performance rating for the four-year period to determine his or her actual ESIP award payout. As in prior years, the individual performance ratings established by the Committee for each Named Executive Officer were set at approximately the average of their individual annual EIC Plan performance ratings for each of the four years in this performance cycle. Actual individual ratings ranged from 110% to 120%. When combined with the 200% adjustment related to the Company’s EPS and CFR performance, the final adjusted contingent share awards ranged from 220% to 240% of the executives’ original target incentive opportunities.

Executive officers may defer payment of their ESIP award payouts under a plan described in more detail in the narrative accompanying the Nonqualified Deferred Compensation Table on pages 37 and 38.

•	Restricted Stock — In limited circumstances, we grant restricted stock to our executives, including the Named Executive Officers. Typically, these awards are approved by the Committee for retention purposes. An executive receiving such an award would, in the year of the award, have total compensation (including the value of the award) above the median of market practice. Retention-based restricted stock grants generally vest over four or five years.

After reviewing the 2007 Peer Group Pay and Performance Analysis (described on page 16), the Committee determined that, despite the fact that the competitive position of the Company’s total compensation for its key executives was at or near the median of market practices as reported for similarly-sized industrial companies in the Hewitt, Towers Perrin and Hay surveys, our executives’ total compensation was not competitive with the median total compensation reported for our Peer Group. In response, the Committee approved additional restricted stock grants for key executives with such awards having shorter vesting schedules than the Committee has typically approved for previous restricted stock awards. Additional details about the Company’s stock plan and these restricted stock awards to the Named Executive Officers may be found in the table and footnotes for the Outstanding Equity Awards at Fiscal Year-End Table on pages 33 and 34.

•	Stock Ownership Guidelines— We expect all of our executive officers and, depending on their level in the Company, certain other key executives to hold a number of our common shares with a value equal to a pre-determined multiple of their base salary. These multiples range from one times base salary in the case of our General Managers and key non-officer staff executives to three to five times base salary for our Chairman and Chief Executive Officer. The Committee annually reviews the progress of individual executive officers toward these ownership levels and our Chairman and Chief Executive Officer annually reviews the progress of other non-officer executives. On December 31, 2007, our Chairman and Chief Executive Officer and the other Named Executive Officers owned shares of the Company’s common stock with values well in excess of their individual ownership guidelines.

Our executives do not engage in financial hedging of their investment risk in shares of the Company common stock and the Company actively and strongly discourages and does not provide executives with any advice or assistance related to such practices.

•	Health and Welfare Benefits and Retirement Income Plans — With certain exceptions described below, we provide our executive officers with the same health and welfare and retirement income benefit programs that we provide to our other salaried employees. In place of typical Company-paid group term life insurance, we provide all executive officers and certain other executives an executive-owned individual whole life policy which is in addition to $50,000 of group term life insurance. The value of the Company-paid premium for the whole life policy is imputed as taxable income to each covered executive. Collectively, the group term insurance and the whole life policy provide these executives with a level of coverage in reference to base salary that is comparable to the other salaried employees. We decided to provide this executive life insurance arrangement to allow each executive to have a paid up policy at retirement that would mirror the Company-provided post-retirement group term life insurance but with less post-retirement tax complexity for both the executive and the Company.

The tax-qualified pension plans that we maintain for our U.S. salaried and non-union employees define the term “compensation” to include base salary, overtime pay, pay premiums and awards under any annual variable pay or incentive compensation pay (including amounts deferred for receipt at a later date). We use this same definition for calculating pension benefits under the non-qualified retirement income arrangements described below.

•	Other Retirement and Compensation Arrangements — Certain provisions of the Internal Revenue Code, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, and to align with competitive practices, the Board of Directors has authorized restoration plans under which payment from our general funds will be made for any benefits calculated under the provisions of the applicable tax-qualified retirement plan which may exceed those limits. The present value of these benefits accrued prior to January 1, 2005 will be paid in a single installment upon a proposed change of control of the Company unless otherwise determined by the Board of Directors.

In response to typical market practices and to enhance our ability to attract and retain key executives, the Board of Directors also has adopted plans which provide supplemental annual retirement income to certain executives who are hired in mid-career and would therefore not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income or non-qualified restoration plans, provided that they either retire at age 55 or older and have at least 10 years of service with us or retire at age 65 or older regardless of the years of service.

Additional details on our retirement income programs can be found in the narrative discussion and footnotes accompanying the Pension Benefits Table on pages 35 and 36.

These qualified and non-qualified retirement income plans are the only compensation or benefit plans or programs that we provide to executive officers which take into consideration the amounts realized by the executive from prior compensation awards. For example, any previously-paid awards under annual or long-term incentive plans and any gains realized upon the exercise of employee stock options do not affect the amounts payable as a future award under any other of our compensation plans or programs. Moreover, we do not take these past payouts or stock gains into consideration when we set the level of any future incentive targets or equity award opportunities.

•	Employment Contracts and Change of Control Agreements — We do not provide our executive officers with employment contracts. As with all other U.S. salaried employees, our executive officers are “at will” employees. We do, however, enter into standard change of control agreements with each executive officer. We believe that such agreements are in our best interests and that of our shareholders because they ensure that we will have the continued dedication and focus of key executives notwithstanding the possibility of a change of control of the Company. Providing these agreements to our executive officers also aligns with competitive practices. In 2007, the Committee and the Board of Directors amended these standard change of control agreements with each of our executive officers, including the Named Executive Officers, to conform to the final regulations under Internal Revenue Code Section 409A which covers non-qualified deferred compensation arrangements. Details on our change of control agreements may be found in the narrative discussion accompanying the Potential Payments Upon Termination section beginning on page 39.

•	Deferral Plans — We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our annual and long-term cash incentive plans. We offer these plans in order to (a) provide executives with a competitive opportunity to accumulate additional retirement assets, (b) provide a means for acquiring common shares in order to meet our share ownership guidelines and (c) provide an additional form of retention. Despite the fact that they are quite common across our industry, we do not currently provide our executives with a non-qualified defined contribution plan that enables them to defer base salary amounts in excess of the IRS limits that impact the amount of personal savings that they can elect to contribute to our tax-qualified defined contribution Section 401(k) plan. Details on our deferral programs may be found in the narrative discussion and footnotes accompanying the Non-qualified Deferred Compensation Table beginning on page 37.

•	Personal Benefits — In order to align with competitive practice in our industry, we also provide our executive officers with a limited amount of personal benefits, some of which is treated as taxable income to the executive. These benefits are described in more detail in the footnotes accompanying the Summary Compensation Table on pages 29-31.

•	Use of Our Aircraft — We operate and maintain company aircraft to enhance our executive officers’ ability to effectively conduct our business. This principle guides how these aircraft are scheduled and used. Our stringent aircraft use policy ensures that the primary use of this mode of transportation is to satisfy business needs and that all aircraft use is accounted for at all times and in accordance with applicable tax laws.

To ensure his personal security and enhance his productivity, the Board of Directors has directed that our Chairman and Chief Executive Officer use our aircraft for all business and personal travel whenever feasible. The Board of Directors also has directed that we provide full tax protection to him with respect to the imputed income attributable to the personal use of such aircraft. In addition, it is our policy that our aircraft not to be used for personal travel by other executives except with the express approval of our Chairman and Chief Executive Officer.

Other Key Executive Compensation Principles

•	Chairman and Chief Executive Officer Annual Appraisal — The Committee thoroughly assesses the performance of our Chairman and Chief Executive Officer annually. Dr. David Hofrichter, an independent consultant from Hewitt Associates selected by the Committee supports this process and, independent of management, collects and compiles input concerning his performance from each non-employee Director. After reviewing a comprehensive annual goal report and self-evaluation provided by our Chairman and Chief Executive Officer, each Director provides his or her independent ratings recommendations, comments and performance improvement suggestions for performance areas that include:

•	our operations and financial results,

•	long-term strategy development and progress,

•	success in building organizational depth, capability and diversity,

•	personal leadership style,

•	community and industry involvement,

•	Board support and development and

•	execution of corporate governance practices.

The Director inputs on these performance areas, along with any narrative commentary, are compiled anonymously by the consultant who then prepares a draft consensus evaluation for review and approval by the Committee. This evaluation is also reviewed in an executive session of the Board of Directors and shared with our Chairman and Chief Executive Officer prior to a performance evaluation discussion with the Chair of the Committee. The Committee uses this appraisal as a factor to determine, with respect to our Chairman and Chief Executive Officer’s compensation, the payouts under our short-term and long-term incentive plans together with, and as part of the Total Compensation Analysis and Planning Process, any increase in base salary, new short and long term incentive targets and equity awards.

•	Tax and Accounting Considerations — We carefully monitor and comply with any changes in the tax laws and regulations and accounting standards and related interpretive guidance that impacts our executive compensation plans and programs. Tax and accounting considerations, however, have never played a central role in the process of determining the compensation or benefit plans and programs that are to be provided to our executives. Instead, the Committee has consistently structured our executive compensation program in a manner intended to ensure that it is (a) competitive in the marketplace for executive talent and (b) provides incentives and rewards that focus executives on reaching desired internal and external performance levels. Once the appropriate programs and plans are identified, we administer and account for them in accordance with applicable requirements.

•	$1 Million Tax Deduction Limit — Historically the Committee felt that it was important and in the shareholders’ interest to maintain a significant amount of discretion over the administration of our short-term and long-term incentive plans, including the discretion to establish individual performance ratings for each executive which reflect both objective and subjective factors. Because the Committee has retained this discretion, the annual and long-term incentive plans have not qualified as “performance-based” compensation under Internal Revenue Code Section 162(m). Under this law, any remuneration in excess of $1 million paid to our Chairman and Chief Executive Officer and the three other most highly compensated executive officers of the Company (other than the Chief Financial Officer) in a given year is not tax deductible unless paid pursuant to formula-driven, performance-based arrangements that preclude Committee discretion to adjust compensation upward after the beginning of the period in which the compensation is earned.

In 2007, the Committee again reviewed the short- and long-term incentive plans in light of Section 162(m) and determined that a new Senior Executive Compensation Incentive Plan (an annual incentive plan) and an amended Executive Strategic Incentive Plan (a multi-year incentive plan), both of which would be intended to qualify incentive payments under the Plans as deductible compensation under Section 162(m), should be submitted for shareholder approval at the 2008 Annual Meeting. These proposed plans are included in this proxy statement.

Policy on Incentive Compensation, Stock Options and Other Equity Grants Upon the Restatement of Financial Results — In 2007, our Audit and Compensation and Organization Committees, along with the Board of Directors, thoroughly reviewed current market practices and the issues related to compensation recovery practices in the event of a material restatement of financial results due to executive misconduct. Following these deliberations, the Board of Directors adopted a formal policy stating that, if the Board determines that an Executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a Performance-based Award was paid or credited to the Executive during the twelve month period following the first public issuance of the incorrect financial statement, such award shall be subject to reduction, cancellation or reimbursement to the Company at the discretion of the Board. As used in this Policy, the term “Executive” means any Eaton executive who participates in either the Executive Strategic Incentive Plan I or the Executive Strategic Incentive Plan II, or both, or any successor plans. Our incentive compensation plans, stock plans and deferral plans will be amended during 2008 to include provisions reflecting this policy. Additional details regarding this policy and related processes may be found on our website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.”

Chairman and Chief Executive Officer Compensation in 2007

As part of its annual Total Compensation Analysis and Planning Process in February 2007, and its review of the December 31, 2006 tally sheet, the Committee reviewed all components of our Chairman and Chief Executive Officer’s compensation, including base salary, target annual cash incentive opportunity, long-term cash incentive opportunity and equity based incentives. Based upon these reviews, the Committee concluded that our Chairman and Chief Executive Officer’s total compensation (including compensation payable upon employment termination whether in connection with a change of control of the Company or otherwise) in the aggregate was reasonable and not excessive.

The Committee confirmed that the 2007 compensation for our Chairman and Chief Executive Officer was earned pursuant to the procedures, policies and factors described in earlier sections of this Compensation Discussion and Analysis. Following the completion of the 2007 performance evaluation, the Committee Chair advised our Chairman and Chief Executive Officer that the Board of Directors had given him a very favorable overall performance evaluation and that, as in past years, this overall performance appraisal was a key factor used by the Committee in reviewing and approving his annual and long-term incentive awards that were determined at year-end and that it would be one element considered by the Committee when it reviews and approves any future annual compensation adjustments, awards and grants under the Committee’s Total Compensation Analysis and Planning Process.

In the February 2007 Total Compensation Analysis and Planning Process, the Committee increased our Chairman and Chief Executive Officer’s annual base salary by 3.9% effective April 1, 2007 in order to better align his base salary with market practices. This was the first base salary adjustment for him since March 2005 and, following this adjustment, his base salary approximated the median annual salary level as reported in the Hewitt, Towers Perrin and Hay surveys for similarly-sized industrial companies.

The Committee confirmed that it had maintained our Chairman and Chief Executive Officer’s 2007 annual cash incentive target opportunity at 105% of his base salary (unchanged from his 2005 and 2006 target incentive opportunities) and that this incentive opportunity was positioned at approximately the market median reported in the Hewitt, Towers Perrin and Hay surveys for similarly-sized industrial companies. It also reported that his actual 2007 annual cash incentive award was based on our actual reported EPS and CFR results compared to the targets set by the Committee for 2007, along with the Committee’s evaluation of his individual performance. In establishing our Chairman and Chief Executive Officer’s individual performance rating, the Committee reported that it took into account the results of the annual Chairman and Chief Executive Officer Performance Appraisal process and such factors as:

•	continuing leadership in expanding and driving important initiatives such as the use of the Eaton Business System, successful acquisition integrations, development of an outstanding leadership team, the successful on-time and better-than-budget implementation of the previously announced Excel 07 initiatives, our diversity profile and the continued success of the annual global employee engagement survey and follow-up action planning process that has firmly established Eaton as an “industry benchmark company” for such processes;

•	success in identifying, negotiating and closing a number of value-creating strategic acquisitions that continue to provide growth for us as a premier diversified industrial company;

•	exceeding the 2007 profit plan sales, EPS and CFR goals and in strengthening the balance sheet despite continued pressure from ongoing increases in commodity prices that impacted operations;

•	the successful expansion of our initiatives to further our philosophy of “Doing Business Right” which included further global expansion of our ethics and ombudsman programs;

•	continuing the implementation of our initiatives in moving toward a lower capital intensity business model; and

•	continuing success in driving and communicating our vision and commitment to be a sustained top quartile performer within our Peer Group.

The Committee noted that, for 2007, our Chairman and Chief Executive Officer earned 228% of his target annual cash incentive opportunity, which is based on the product of 175% (the 2007 EPS and CFR performance adjusted incentive fund factor), and an individual performance multiplier of 130% established by the Committee following the Board of Directors’ 2007 Performance Appraisal process. This percentage, when applied to his 2007 approved incentive target opportunity of 105% of his base salary, resulted in a bonus payout of 239% of his base salary.

As part of the Total Compensation Analysis and Planning Process in February 2007, the Committee established our Chairman and Chief Executive Officer’s target long-term cash incentive opportunity at 169% of base salary for the 2007-2010 performance period which, together with his Committee-approved stock option grant (which will vest in equal installments over a four-year period), positioned the value of the total long-term incentive compensation elements at approximately the market median as reported in the Hewitt, Towers Perrin and Hay surveys for similarly-sized industrial companies. The Committee also approved a restricted stock grant for 17,000 shares for our Chairman and Chief Executive Officer in 2007 which will vest in equal installments over a two-year period. While we use restricted stock awards from time to time to provide an additional level of retention, the Committee also noted that, in addition to retention, it wanted this award to better align our Chairman and Chief Executive Officer’s total compensation to that which is paid to similar executive’s in the Company’s diversified industrial peer group.

At year-end 2007, the Committee reported that our Chairman and Chief Executive Officer earned a long-term performance plan award for the 2004-2007 performance period based upon our EPS and CFR performance as described above and his Committee-approved individual rating. Our Chairman and Chief Executive Officer earned contingent share units equal to 240% of his target share unit opportunity. This percentage was based upon actual cumulative CFR results and our EPS growth over the 2004-2007 period, which exceeded the maximum pre-established EPS growth and cumulative CFR goals for the period, thus generating an initial 200% contingent share unit adjustment and the individual performance rating of 120% established by the Committee. The Committee also noted that this individual performance rating percentage was approximately equal to his average individual performance rating for each of the four annual incentive plan years in this award period and that it appropriately reflected his sustained individual performance over this period. The final cash value of the contingent share units also reflected the sustained growth in the market value of our common shares over this period.

As a result of the Committee’s decisions with respect to our Chairman and Chief Executive Officer’s compensation, his total compensation is significantly higher than any of the other Named Executive Officers. This reflects the accumulated difference found in competitive market practices for chief executive officers of large industrial organizations and the very different relative job responsibilities of this position as compared to the job responsibilities and pay practices for other executive positions, as well as increases in the value of his accumulated pension benefits (which are driven by his pay history and long tenure with us).

Compensation and Organization Committee Report — The Compensation and Organization Committee of the Board of Directors has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Compensation and Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND ORGANIZATION COMMITTEE

Michael J. Critelli, Chair
Christopher M. Connor
Deborah L. McCoy
John R. Miller
Gregory R. Page

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of our Chairman and Chief Executive Officer, our Executive Vice President–Chief Financial and Planning Officer and the three other of our most highly compensated executive officers in 2007 (the “Named Executive Officers”). We have not entered into any employment agreements with any of the Named Executive Officers, other than the change of control agreements described beginning on page 42. Prior to setting total compensation for each of the Named Executive Officers, the Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation. “Salary,” as shown in column (c), consists of base salary, which accounted for approximately 13% of the total cash compensation of the Named Executive Officers. The Named Executive Officers were not entitled to receive “Bonus” payments under column (d) for 2007 (“Bonus” payments are defined under the disclosure rules as discretionary payments that are not based on any performance criteria). The “Non-Equity Incentive Compensation” provided by us, as shown in column (g), is performance-based and accounted for approximately 87% of the total cash compensation of the Named Executive Officers. Column (e), “Stock Awards,” consists of the amount recognized for financial statement reporting purposes with respect to grants of restricted shares under our stock plans. Column (f), “Option Awards,” consists of the amount recognized for financial statement reporting purposes with respect to grants of stock options under our stock plans. Column (g), “Non-Equity Incentive Plan Compensation,” is comprised of two cash components that do not involve any “share-based payment” for financial reporting purposes. One component is the amount paid as annual executive incentive compensation for 2007. The other component is the amount paid under the four-year executive incentive plan for the 2004-2007 award period. These payments were approved by the Committee at its January 22, 2008 meeting and, to the extent not deferred by the executive, will be paid on March 15, 2008. Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” contains two distinct components. “Change in Pension Value” represents the total change in the actuarial present value of each Named Executive Officer’s accumulated benefit under all of our defined benefit pension plans (both tax qualified and non-qualified) from the measurement date used for financial reporting purposes. “Nonqualified Deferred Compensation Earnings” include earnings on deferred compensation that exceed 120% of a specified rate of interest for long-term debt instruments established by the Internal Revenue Service. Column (i), “All Other Compensation,” consists of compensation that does not fit within any of the foregoing definitions of compensation. This compensation includes personal benefits, tax “gross-up” payments, our contributions to defined contribution plans, the value of insurance premiums, and the value of any dividends paid on restricted shares since they are not factored into the grant date fair values reported in columns (e) or (f).

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other	Total
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Awards (1)	Compensation (2)	Earnings (3)	Compensation (4)	Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

A. M. Cutler(5)	2007	$1,069,305	$0	$1,020,767	$2,526,899	$9,520,197	$1,341,315	$224,778	$15,703,261
Chairman, Chief Executive	2006	$1,024,620	$0	$809,922	$1,995,959	$8,162,063	$1,995,424	$139,961	$14,127,949
Officer and President
R. H. Fearon(6)	2007	$511,695	$0	$681,750	$549,357	$2,894,807	$243,751	$80,839	$4,962,199
Executive Vice President -	2006	$478,140	$0	$430,919	$544,295	$2,896,824	$246,194	$50,885	$4,647,257
Chief Financial and Planning Officer
C. Arnold(7)	2007	$480,885	$0	$386,981	$539,485	$2,480,998	$157,330	$80,911	$4,126,590
Senior Vice President	2006	$451,920	$0	$181,419	$544,295	$2,376,170	$218,097	$46,375	$3,818,276
and President - Fluid Power Group
R. W. Carson(8)	2007	$483,105	$0	$386,981	$539,485	$2,514,737	$448,252	$91,098	$4,463,658
Senior Vice President	2006	$457,380	$0	$181,419	$544,295	$2,382,432	$552,451	$94,829	$4,212,806
and President - Electrical Group
J. E. Sweetnam(9)	2007	$457,650	$0	$302,803	$524,677	$2,135,571	$363,665	$75,830	$3,860,196
Senior Vice President	2006	$429,540	$0	$181,419	$544,295	$2,309,309	$511,385	$75,573	$4,051,521
and President - Truck Group

(1)	These columns show the amount recognized for financial statement reporting purposes for 2007 in accordance with SFAS 123(R) with respect to restricted stock and stock option awards to the Named Executive Officers. It may include amounts from awards granted in 2007 and earlier years. There were no forfeitures of awards by any Named Executive Officer during 2007. The assumptions used in connection with this valuation are further described in the Note “Shareholders’ Equity” appearing on page XX of the Company’s Annual Report to Shareholders for 2007. The actual amounts realized by individual Named

Executive Officers likely will vary based on a number of factors, including the market performance of the Company’s shares and timing of option exercises.

(2)	Non-Equity Incentive Plan Compensation reported in Column (g) includes payments under the annual incentive plan for 2007 and payments under the four-year incentive plan for the 2004-2007 Award Period. The material features of these incentive plans are described in the Compensation Discussion and Analysis, above. The amounts payable under each plan for each Named Executive Officer are set forth in the footnotes to the Summary Compensation Table, below.

(3)	Reported in column (h) is the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit pension plans of the Company, both qualified and non-qualified, and above market earnings on non-qualified deferred compensation. Under the disclosure rules, earnings on deferred compensation are considered to be “above market” if they exceed a rate of interest established by the Internal Revenue Service on the date the interest rate or formula used to calculate the interest rate is established under the plan pursuant to which the receipt of compensation is deferred. The only Named Executive Officer to receive above market earnings during 2007 was Mr. Cutler and this amount is set forth in footnote (5) to the Summary Compensation Table, below.

(4)	Reported in All Other Compensation (column (i)) are amounts representing the aggregate incremental cost incurred by the Company for certain executive personal benefits. The amounts of these benefits in excess of disclosure levels for each Named Executive Officer are set forth in the notes to the Summary Compensation Table, below. The calculation of incremental cost for personal use of Company-owned or chartered aircraft includes only those variable costs incurred as a result of personal flight activity and excludes non-variable costs which would have been incurred regardless of whether there was any personal use of the aircraft. To enhance his productivity and personal security, the Board of Directors has directed Mr. Cutler to use the Company-owned aircraft for his business and personal travel when feasible. The Board of Directors also has directed that we provide full tax protection to him with respect to the imputed income attributable to personal use of such aircraft. Other than for business related travel and the Chairman and Chief Executive Officer’s personal use as noted below, the Company’s aircraft policy does not permit any personal use of Company-owned aircraft without the advance approval of the Chairman and Chief Executive Officer.

Column (i) also includes the amount of Company contributions on behalf of the Named Executive Officers to the Eaton Savings Plan (the “ESP”). The ESP permits an employee to contribute from 1% to 5% of his or her salary to the matching portion of the ESP, subject to limits imposed under the Internal Revenue Code. Eaton makes a matching contribution which equals $1.00 for each dollar contributed by the participating employee with respect to the first 3% of his or her salary contributed to the ESP and $.50 for each dollar contributed by the participating employee with respect to the next 2% of his or her salary contributed to the ESP. The Company contributed $9,000 during 2007 to the ESP account of each of the Named Executive Officers in the form of matching 401(K) contributions. The Company also provides certain executives, including the Named Executive Officers, with the opportunity to acquire individual whole-life insurance. The annual premium paid by the Company during 2007 for each of the Named Executive Officers is set forth in the notes to the Summary Compensation Table, below. Each executive officer is responsible for paying individual income taxes due with respect to the Company’s insurance program.

(5)	With respect to Mr. Cutler, the amount shown in column (g) consists of an annual incentive compensation payment for 2007 of $2,548,000 and a long-term incentive compensation award for the 2004-2007 award period of $6,972,197. Column (h) consists of the following values: (i) change in pension value (qualified plans) $47,689; (ii) change in pension value (non-qualified plans) of $1,290,388; and (iii) above market earnings on non-qualified deferred compensation of $3,238. All Other Compensation, as shown in column (i), consists of the following executive benefits: a car allowance of $18,000; estate planning, financial counseling and tax preparation of $18,900; aggregate incremental cost to the Company of $76,778 for personal use of Company-owned or chartered aircraft; reimbursement of taxes on imputed income associated with the personal use of Company-owned or chartered aircraft of $10,332; and the annual premium for Company-purchased life insurance of $12,003. Also reflected in this column is $79,765 in dividends on restricted shares as well as the employer’s matching contribution to his ESP account totaling $9,000.

(6)	With respect to Mr. Fearon, the amount shown in column (g) consists of an annual incentive compensation payment for 2007 of $853,777 and a long-term incentive compensation award for the 2004-2007 award period of $2,041,030. Column (h) consists of the following values: (i) change in pension value (qualified plans) $8,514; and (ii) change in pension values (non-qualified plans) $235,237. There were not any above market earnings on non-qualified deferred compensation. All Other Compensation, as shown in column (i), consists of the following executive benefits: a car allowance of $18,000; estate planning, financial counseling and tax preparation of $3,400; and the annual premium for Company-purchased life insurance of $4,446. Mr. Fearon did not have any personal use of the Company-owned aircraft in 2007. Also reflected in this column is $45,992 in dividends on restricted shares as well as the employer’s matching contribution to his ESP account totaling $9,000.

(7)	With respect to Mr. Arnold, the amount shown in column (g) consists of an annual incentive compensation payment for 2007 of $703,387 and a long-term incentive compensation award for the 2004-2007 award period of $1,777,611. Column (h) consists of the following values: (i) change in pension value (qualified plans) $16,764; and (ii) change in pension values (non-qualified plans) $140,566. There were not any above market earnings on non-qualified deferred compensation. All Other Compensation, as shown in column (i), consists of the following executive benefits: a car allowance of $18,000; estate planning, financial counseling and tax preparation of $27,115; and the annual premium for Company-purchased life insurance of $3,534. Mr. Arnold did not have any personal use of the Company-owned aircraft in 2007. Also reflected in this column is $23,263 in dividends on restricted shares as well as the employer’s matching contribution to his ESP account totaling $9,000.

(8)	With respect to Mr. Carson, the amount shown in column (g) consists of an annual incentive compensation payment for 2007 of $737,126 and a long-term incentive compensation award for the 2004-2007 award period of $1,777,611. Column (h) consists of the following values: (i) change in pension value (qualified plans) of $38,606; and (ii) change in pension value (non-qualified plans) of $409,646. There were not any above market earnings on non-qualified deferred compensation. All Other Compensation, as shown in column (i), consists of the following executive benefits: a car allowance of $18,000; estate planning, financial counseling and tax preparation of $3,100; aggregate incremental cost to the Company of $26,600 for personal use of Company-owned aircraft; reimbursement of taxes on imputed income associated with the personal use of Company-owned aircraft of $3,569; and the annual premium for Company-purchased life insurance of $7,566. Also reflected in this column is $23,263 in dividends on restricted shares as well as the employer’s matching contribution to his ESP account totaling $9,000.

(9)	With respect to Mr. Sweetnam, the amount shown in column (g) consists of an annual incentive compensation for 2007 of $625,115 and a long-term incentive compensation award for the 2004-2007 award period of $1,510,456 Column (h) consists of the following values: (i) change in pension value (qualified plans) of $33,637; and (ii) change in pension values (non-qualified plans) of $330,028. There were not any above market earnings on non-qualified deferred compensation. All Other Compensation, as shown in column (i), consists of the following executive benefits: a car allowance of $18,000; estate planning, financial counseling and tax preparation of $19,560; aggregate incremental cost to the Company of $4,000 for personal use of Company-owned aircraft; reimbursement of taxes on imputed income associated with the personal use of Company-owned aircraft of $365; and the annual premium for Company purchased life insurance of $4,866. Also reflected in this column is $20,038 in dividends on restricted shares as well as the employer’s matching contribution to his ESP account totaling $9,000.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the potential awards payable to the Named Executive Officers with respect to the short-term and long-term incentive award opportunities granted in 2007.

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise or		Grant Date
									Number of	Number of	Base Price of	Closing	Fair Value
			Estimated Future Payout under Non-Equity			Estimated Future Payout under Equity			Shares of	Securities	Option	Market	of Stock &
			Incentive Plan Awards			Incentive Plan Awards			Stock or Units	Underlying	Awards	Price on	Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	Options (#)	($/Share)(3)	Grant Date (3)	Awards (4)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

A. M. Cutler	2/27/2007	(1)	$559,125	$1,118,250	$2,236,500	—	—	—
	2/27/2007	(2)	$900,000	$1,800,000	$3,600,000
	2/27/2007								17,000				$1,373,770
	2/27/2007									140,000	$80.81	$80.01	$2,487,800
R. H. Fearon	2/27/2007	(1)	$195,149	$390,298	$780,595	—	—	—
	2/27/2007	(2)	$275,000	$550,000	$1,100,000
	2/27/2007								17,200				$1,389,932
	2/27/2007									32,000	$80.81	$80.01	$568,640
C. Arnold	2/27/2007	(1)	$182,698	$365,396	$730,792	—	—	—
	2/27/2007	(2)	$243,750	$487,500	$975,000
	2/27/2007								10,700				$864,667
	2/27/2007									30,000	$80.81	$80.01	$533,100
R. W. Carson	2/27/2007	(1)	$183,137	$366,274	$732,547	—	—	—
	2/27/2007	(2)	$243,750	$487,500	$975,000
	2/27/2007								10,700				$864,667
	2/27/2007									30,000	$80.81	$80.01	$533,100
J. E. Sweetnam	2/27/2007	(1)	$162,367	$324,734	$649,469	—	—	—
	2/27/2007	(2)	$186,250	$372,500	$745,000
	2/27/2007								8,200				$662,642
	2/27/2007									27,000	$80.81	$80.01	$479,790

(1)	The amounts shown represent potential payments under the Company’s Executive Incentive Compensation Plan. “Threshold”, “Target” and “Maximum” payouts assume achievement of 50%, 100%, and 200% of target, respectively. Targets are based on earnings per share and cash flow return on gross capital goals. Payouts are determined by business performance toward the goals and individual performance appraisals. The amounts shown are based on the individual’s annualized base salary as of April 1, 2007 and individual performance ratings of 100% for each payout level. Actual individual performance ratings may be higher or lower. Payments for 2007 under the Executive Incentive Compensation Plan for each Named Executive Officer are included in the column entitled “Non-equity Incentive Plan Compensation” (column (g)) of the Summary Compensation Table.

(2)	The amounts shown represent potential payments under the four-year Executive Strategic Incentive Plan for the 2007-2010 award period. “Threshold”, “Target” and “Maximum” equal payments of 50%, 100%, and 200% of target. The amounts shown are based on the individual’s approved incentive target and individual performance ratings of 100% for each payout level. Actual individual performance ratings may be higher or lower. The payouts for the 2004-2007 award period under the Executive Strategic Incentive Plan are included in the column entitled “Non-Equity Incentive Plan Compensation” (column (g)) of the Summary Compensation Table.

(3)	All of the Company’s plans that authorize the granting of stock options require that the exercise price be the “fair market value” on the date of grant. Fair market value is defined in the plans as the mean of the high and low market prices of the Company’s shares on the date of grant. As a result, the exercise price differs slightly from the closing market price of the shares on February 27, 2007, which is the date the options were granted.

(4)	The amounts in this column are the Black-Scholes values of all stock options granted in 2007 and the Grant Date Fair Market Value of Restricted Shares granted in 2007 to the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by the named executive officers at year-end 2007. The closing price of our shares on the last trading day in 2007 ($96.95) was used to determine the market value of unvested restricted shares shown in column (h).

		Option Awards					Stock Awards
				Equity Incentive						Equity Incentive	Equity Incentive
				Plan Awards: No.						Plan Awards: No.	Plan Awards:
		Number of	Number of	of Securities				Number of	Market Value	of	Market
		Securities	Securities	Underlying				Shares or	of Shares or	Unearned Shares,	or Payout Value of
		Underlying	Underlying	Unexercised				Units of	Units of	Units or	Unearned Shares,
		Unexercised	Unexercised	Unearned	Option	Option		Stock That	Stock That	Other	Units or Other
		Options	Options	Options	Exercise	Expiration		Have Not	Have Not	Rights That Have	Rights That Have
Name	Grant	(#) Exercisable	(#) Unexercisable	(#)	Price ($)	Date		Vested (#)	Vested ($)	Not Vested (#)	Not Vested ($)
(a)	Date	(b)	(c)	(d)	(e)	(f)	Grant Date	(g)	(h)	(i)	(j)
A. M. Cutler	1/27/1998		41,821(1)		$38.05	1/27/2008	2/24/2004	16,200(11)	$1,570,590
	1/26/1999	124,254			$30.74	1/26/2009	2/22/2005	12,000(12)	$1,163,400
	1/25/2000	116,170			$30.76	1/25/2010	2/27/2007	17,000(13)	$1,648,150
	8/1/2000	92,936			$29.81	8/1/2010
	2/27/2001	180,000			$36.47	2/27/2011
	2/26/2002	224,000			$40.60	2/26/2012
	2/25/2003	242,000			$34.65	2/25/2013
	2/24/2004	145,200	96,800(2)		$59.07	2/24/2014
	2/22/2005	80,400	120,600(3)		$68.22	2/22/2015
	2/21/2006	41,250	123,750(4)		$68.62	2/21/2016
	2/27/2007		140,000(5)		$80.81	2/27/2017
R. H. Fearon	4/23/2002	27,896			$42.21	4/23/2012	2/24/2004	2,000(14)	$193,900
	2/25/2003	12,000			$34.65	2/25/2013	2/22/2005	9,660(15)	$936,537
	2/24/2004	44,000			$59.07	2/24/2014	2/27/2007	3,400(16)	$329,630
	2/22/2005	22,572	11,628(6)		$68.22	2/22/2015	2/27/2007	13,800(17)	$1,337,910
	2/21/2006	9,900	20,100(7)		$68.62	2/21/2016
	2/27/2007		32,000(8)		$80.81	2/27/2017
C. Arnold	2/26/2002	9,202			$40.60	2/26/2012	2/22/2005	4,500(18)	$436,275
	2/24/2004	44,000			$59.07	2/24/2014	2/27/2007	3,700(16)	$358,715
	2/22/2005	22,572	11,628(6)		$68.22	2/22/2015	2/27/2007	7,000(19)	$678,650
	2/21/2006	9,900	20,100(7)		$68.62	2/21/2016
	2/27/2007		30,000(9)		$80.81	2/27/2017
R. W. Carson	2/26/2002	3,000			$40.60	2/26/2012	2/22/2005	4,500(18)	$436,275
	2/25/2003	44,000			$34.65	2/25/2013	2/27/2007	3,700(16)	$358,715
	2/24/2004	44,000			$59.07	2/24/2014	2/27/2007	7,000(19)	$678,650
	2/22/2005	22,572	11,628(6)		$68.22	2/22/2015
	2/21/2006	9,900	20,100(7)		$68.62	2/21/2016
	2/27/2007		30,000(9)		$80.81	2/27/2017
J. E. Sweetnam	2/24/2004	44,000			$59.07	2/24/2014	2/22/2005	4,500(18)	$436,275
	2/22/2005	22,572	11,628(6)		$68.22	2/22/2015	2/27/2007	1,200(16)	$116,340
	2/21/2006	9,900	20,100(7)		$68.62	2/21/2016	2/27/2007	7,000(19)	$678,650
	2/27/2007		27,000(10)		$80.81	2/27/2017

(1)	These are performance-based options granted on 1/27/1998, 50% of which vest upon the satisfaction of a specified stock price performance criterion, and the remaining 50% vest upon the attainment of specified earnings per share. Any unvested options are to vest 10 days before the expiration date of the options. The specified stock price criterion was reached in 2004, and 41,821 of the options vested at that time. The remaining 41,821 of the options vested automatically in accordance with their terms on 1/17/2008 (10 days prior to the expiration date of the options).

(2)	Mr. Cutler was granted 242,000 options on 2/24/2004, of which 48,400 vested on each of 2/24/2005, 2/24/2006 and 2/24/2007 and 48,400 will vest on each of 2/24/2008 and 2/24/2009.

(3)	Mr. Cutler was granted 201,000 options on 2/22/2005, of which 40,200 vested on each of 2/22/2006 and 2/22/2007 and 40,200 will vest on each of 2/22/2008, 2/22/2009 and 2/22/2010.

(4)	Mr. Cutler was granted 165,000 options on 2/21/2006, of which 41,250 vested on 2/21/2007 and 41,250 will vest on each of 2/21/2008, 2/21/2009, 2/21/2010.

(5)	Mr. Cutler was granted 140,000 options on 2/27/2007, of which 35,000 vests on each of 2/27/2008, 2/27/2009, 2/27/2010 and 2/27/2011.

(6)	Messrs. Fearon, Arnold, Carson, and Sweetnam were each granted 34,200 options on 2/22/2005, of which 11,286 vested on each of 2/22/2006 and 2/22/2007 and 11,628 will vest on 2/22/2008.

(7)	Messrs. Fearon, Arnold, Carson, and Sweetnam were each granted 30,000 options on 2/21/2006, of which 9,900 vested on 2/21/2007, 9,900 will vest on 2/21/2008 and 10,200 will vest on 2/21/2009.

(8)	Mr. Fearon was granted 32,000 options on 2/27/2007, of which 10,560 will vest on each of 2/27/2008 and 2/27/2009 and 10,880 will vest on 2/27/2010.

(9)	Messrs. Arnold and Carson were each granted 30,000 options on 2/27/2007, of which 9,900 will vest on each of 2/27/2008 and 2/27/2009 and 10,200 will vest on 2/27/2010.

(10)	Mr. Sweetnam was granted 27,000 options on 2/27/2007, of which 8,910 will vest on each of 2/27/2008 and 2/27/2009 and 9,180 will vest on 2/27/2010.

(11)	Mr. Cutler was granted 27,000 restricted shares on 2/24/2004, of which 5,400 vested on each of 2/24/2006 and 2/24/2007 and 8,100 will vest on each of 2/24/2008 and 2/24/2009.

(12)	Mr. Cutler was granted 15,000 restricted shares on 2/22/2005, of which 3,000 vested on 2/22/2007, 3,000 will vest on 2/22/2008 and 4,500 will vest on each of 2/22/2009 and 2/22/2010.

(13)	Mr. Cutler was granted 17,000 restricted shares on 2/27/2007, of which 8,500 will vest on each of 2/27/2008 and 2/27/2009.

(14)	Mr. Fearon was granted 5,000 restricted shares on 2/24/2004, of which 1,000 vested on each of 2/24/2005, 2/24/2006 and 2/24/2007 and 2,000 will vest on 2/24/2008.

(15)	Mr. Fearon was granted 16,100 restricted shares on 2/22/2005, of which 3,220 vested on each of 2/22/2006 and 2/22/2007, 3,220 will vest on 2/22/2008 and 6,440 will vest on 2/22/2009.

(16)	Mr. Fearon was granted 3,400 restricted shares, Messrs. Arnold and Carson were each granted 3,700 restricted shares, and Mr. Sweetnam was granted 1,200 restricted shares, all of which were granted on 2/27/2007. Each of these grants will vest on 2/27/2009.

(17)	Mr. Fearon was granted 13,800 restricted shares on 2/27/2007, of which 4,140 will vest on each of 2/27/2009 and 2/27/2010 and 5,520 will vest on 2/27/2011.

(18)	Messrs. Arnold, Carson, and Sweetnam were each granted 7,500 restricted shares on 2/22/2005, of which 1,500 vested on each of 2/22/2006 and 2/22/2007, 1,500 will vest on 2/22/2008, and 3,000 will vest on 2/22/2009.

(19)	Messrs. Arnold, Carson, and Sweetnam were each granted 7,000 restricted shares on 2/27/2007, of which 2,100 will vest on each of 2/27/2009 and 2/27/2010 and 2,800 will vest on 2/27/2011.

OPTION EXCERCISES AND STOCK VESTED

The following table provides information regarding exercises of stock options and vesting of restricted shares during the year ended December 31, 2007 with respect to the Named Executive Officers. The values reflect (a) in the case of exercised stock options, the difference between the aggregate option exercise price and the market price of the applicable number of our common shares on the date of exercise, and (b) in the case of any stock award that vested during 2007, the per share closing price of our common shares on the vesting date multiplied by the shares that vested.

	Option Awards:		Stock Awards:
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)

A. M. Cutler	253,296	$11,910,433	21,700	$1,820,803
R. H. Fearon	48,104	$3,088,390	8,720	$734,708
C. Arnold	78,798	$5,100,873	4,000	$333,700
R. W. Carson	41,000	$2,496,900	4,000	$333,700
J. E. Sweetnam	46,468	$2,219,286	4,000	$333,700

(1)	No shares acquired or amounts realized upon the exercise of options or on the vesting of stock awards are subject to the deferral of receipt.

PENSION BENEFITS

The following table shows the estimated present value of the benefits payable under each of our retirement income plans to each Named Executive Officer. We maintain three basic types of retirement income plans for our U.S. salaried employees: (a) a tax-qualified defined benefit pension plan (referred to as the Pension Plan for Eaton Corporation Employees in the Pension Benefits table) that has two separate benefit formulas: a final average pay formula and a cash balance formula, (b) two defined benefit restoration plans (collectively referred to as the DB Restoration Plan in the Pension Benefits table) and (c) a plan that allows us to supplement the pension benefits earned under our qualified pension plan and non-qualified DB Restoration Plan to executives who are recruited by us in mid-career (referred to as the Limited Service Supplemental Plan in the Pension Benefits table).

Tax-qualified Retirement Income Plans — Effective January 1, 2003, employees who were then earning benefits under the “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”) under the Pension Plan for Eaton Corporation Employees were given the option to either: (a) continue earning benefits under the AFAC benefit formula; or (b) commence earning benefits in an “Eaton Personal Benefits Account” under the cash balance formula (the “EPPA benefit formula”). Salaried employees hired on or after January 1, 2002 automatically earn benefits under the EPPA benefit formula upon becoming eligible for participation in the retirement plan. Under the AFAC benefit formula, annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level ($48,816 for 2007 retirements) plus 1 1/2% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee’s years of credited service. In addition, the employee receives a supplement equal to 1/2% of average final annual compensation up to the applicable Social Security integration level payable until the Social Security Normal Retirement Age. Finally, the employee receives an additional $26 per month starting at age 65. An employee’s average final annual compensation is the average annual amount of his or her eligible compensation (consisting of salary plus annual executive incentive compensation for service during the five consecutive years within the last 10 years of employment for which the employee’s total compensation was the greatest). Years of credited service includes the number of years of employment between age 21 and retirement, with a maximum of 44 years. Corporate policies require that Named Executive Officers retire at age 65. Under the EPPA benefit formula, a participant’s single sum retirement benefit is accumulated throughout his or her career with us. This single sum amount is represented as a notional account balance to which is regularly added credits equal to a percentage of his or her eligible compensation (consisting of salary plus annual executive incentive compensation) plus interest at a specified rate. The percentage of eligible compensation credited to the participant’s notional account balance varies over his or her career based on the sum of the participant’s age and service with us. For any period when that sum is less than 50, 5.0% of compensation is credited. For any period when the sum is between 50 and 59 (inclusive), 6.0% of eligible compensation is credited. When the sum is between 60 and 69 (inclusive), 7.0% of compensation is credited. When the sum is 70 or greater, 8.0% of compensation in credited. Upon termination of employment, the notional account balance is available as a single sum or may be converted to one of several annuity forms. As with the AFAC benefit formula, under the standard post-retirement surviving spouse option, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. For example, the benefit for an employee electing that option at age 65 whose spouse is five years younger would be approximately 11.5% less than the amount of the participant’s annual benefit. This information assumes that the EPPA benefit formula in the retirement plan will be continued in its present form.

Non-Qualified Defined Benefit Retirement Plans — Certain provisions of the Internal Revenue Code, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan (including a limitation on the amount of annual compensation that may be taken into account in calculating a participant’s benefit under a qualified retirement plan ($225,000 in 2007)). As permitted under the Code, the Board of Directors has authorized the payment from our general funds of any benefits calculated under the provisions of the applicable retirement plan which may exceed those limits to any participant, including the Named Executive Officers, whose benefits are impacted by these provisions.

Limited Eaton Service Supplemental Retirement Income Plan  — The Board of Directors has adopted a plan which provides supplemental annual retirement income to certain executives who do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income plans, provided that they either retire at age 55 or older and have at least 10 years of service with us or retire at age 65 or older regardless of the years of service. The amount of the annual supplement is generally equal to the amount by which a percentage (described below) of the executive’s average final annual compensation exceeds his or her earned retirement income (which includes amounts receivable pursuant to the retirement plans described above). The percentage of average final annual compensation used for this purpose depends upon an executive’s age and years of service at retirement. The percentage ranges from 25% (for retirements at age 55 with less than 15 years of service) to 50% (for retirements at age 62 or older with 15 years or more of service).

Benefits accrued and vested before January 1, 2005 under either the non-qualified or the limited service plans (described above) generally are paid in one of the forms available under our qualified pension plans as elected by the participant. Benefits earned after 2004 are paid as single lump sum. With respect to all benefits, regardless of when accrued, the present value of the benefit will be paid in a single installment upon a change of control of the Company.

			Present
		Number of	Value of	Payments
		Years of	Accumulated	During
		Credited	Benefit	Last Fiscal
	Plan Name	Service (#)	($)	Year ($)
Name(a)	(b)	(c)	(d)	(e)

A. M. Cutler	Pension Plan for Eaton Corporation Employees	32.250	$945,082	$0
	DB Restoration Plan	32.250	$11,897,344	$0
	Limited Service Supplemental Plan	32.250	$0	$0
R. H. Fearon	Pension Plan for Eaton Corporation Employees	5.667	$76,884	$0
	DB Restoration Plan	5.667	$256,661	$0
	Limited Service Supplemental Plan	5.667	$869,822	$0
C. Arnold	Pension Plan for Eaton Corporation Employees	7.167	$124,984	$0
	DB Restoration Plan	7.167	$481,793	$0
	Limited Service Supplemental Plan	7.167	$286,053	$0
R. W. Carson	Pension Plan for Eaton Corporation Employees	8.833	$275,561	$0
	DB Restoration Plan	8.833	$1,098,687	$0
	Limited Service Supplemental Plan	8.833	$1,274,937	$0
J. E. Sweetnam	Pension Plan for Eaton Corporation Employees	10.000	$273,388	$0
	DB Restoration Plan	10.000	$970,432	$0
	Limited Service Supplemental Plan	10.000	$1,086,387	$0

NONQUALIFIED DEFERRED COMPENSATION

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our annual and long-term cash incentive plans. We offer these plans in order to (a) provide executives with a competitive opportunity to accumulate additional retirement assets, (b) provide a means for acquiring our shares in order to meet our share ownership guidelines and (c) provide an additional form of employment retention. Despite their popularity across our industry, we do not currently provide our executives with a non-qualified defined contribution plan that enables them to defer base salary amounts in excess of Internal Revenue Code limits that restrict such deferrals under our tax-qualified defined contribution plan. The table below includes not only amounts contributed, earned and distributed as deferred compensation in the last fiscal year, but also includes compensation that the Named Executive Officer elected to defer in all prior years. Therefore, the Aggregate Balance at Last Fiscal Year-End (column (f)) contains the total of all contributions and earnings since the Named Executive Officer began deferring compensation. The year in which the Named Executive Officer began deferring compensation is stated in the table immediately below the officer’s name. The plans covered by the Nonqualified Deferred Compensation table are as follows:

•	the Deferred Incentive Compensation Plan (the “DIC Plan”),

•	the Deferred Incentive Compensation Plan II (the “DIC Plan II”),

•	the Incentive Compensation Deferral Plan (the “IC Deferral Plan”), and

•	the Incentive Compensation Deferral Plan II (the “IC Deferral Plan II”).

Annual incentive compensation earned after December 31, 2004 is not eligible for deferral under the DIC Plan. Instead, the DIC Plan II is available for the deferral of this compensation. Incentive compensation earned in 2005 through 2007 and that was deferred under the DIC Plan II was credited with earnings in the same manner as the DIC Plan, as described below. However, participants under the DIC Plan II, prior to the beginning of each calendar year, must elect the method and timing of payment with respect to the incentive compensation to be earned in the year that is subject to the deferral election. The creation of the DIC Plan II and the exclusion of deferrals under the prior plan of incentive awards earned after 2004 were implemented to satisfy the requirements of new Internal Revenue Code Section 409A under the American Jobs Creation Act of 2004 (the “Act”). Similarly, long-term incentive compensation earned after December 31, 2004 is not eligible for deferral under the IC Deferral Plan. Instead, the IC Deferral Plan II is available for the deferral of all or part of this compensation (subject to a minimum deferral requirement). Participants under the IC Deferral Plan II, prior to the beginning of any award period for which an award may be earned, or later if permitted by us in the case of performance-based compensation (as defined in the final regulations under the Act), must elect the method and timing of payment with respect to the incentive compensation to be earned during that award period and that is subject to the deferral election. As was the case with respect to the plans providing for the deferral of annual incentive compensation, these actions taken regarding the deferral of long-term incentive compensation were in response to satisfying the requirements of the Act.

In October 2007, our Board of Directors approved amendments to our deferral plans that are subject to the Act in order to comply with the final regulations under the Act and to remove the Quarterly Treasury Bill basis as an alternative investment measure for crediting earnings to retirement deferral accounts under the DIC Plan and the DIC Plan II. As a result of these amendments, annual incentive compensation awards earned before 2008 will have appreciation and earnings accrued solely on a phantom share basis (as if the deferred amount were invested in actual Eaton shares with earned dividends re-invested in shares) and, following retirement, account balances will be paid in actual Eaton shares. Beginning with deferrals of annual incentive compensation earned during 2008 and after for payment following retirement, each executive will have a choice of deferring up to 100% of his or her annual incentive compensation into either or both of (a) an account tracked on a phantom Eaton share basis and paid out in actual Eaton shares or (b) an account that earns interest equal to that paid on Ten-year Treasury Notes plus 300 basis points. Executives may also defer compensation under the DIC Plan II on a short-term basis for payment within 5 years or less (short-term deferrals were also available under the DIC Plan for compensation earned prior to 2005).

When an executive elects to defer a long-term incentive award under the IC Deferral Plan II for payment following his or her retirement, earnings on a minimum of 50% of the deferred amount must be tracked on a phantom share basis. The remainder of the amount deferred to retirement earns interest equivalents equal to that paid on Ten-year Treasury Notes plus 300 basis points. At retirement, the portion of the executive’s account that is deferred into phantom shares is paid out in actual Eaton shares.

In amending its deferral plans to comply with the final regulations under the Act and taking into account the transition relief offered under the final regulations, our Board of Directors approved amendments to those of our deferral plans that are subject to the Act that would provide executives in 2007 a one-time opportunity to change the time of payment on any or all deferral elections made by them for incentive compensation earned from 2005 through 2007. As a result of these elections, any payments made to the Named Executive Officers beginning in 2008 or later will be shown in the Nonqualified Deferred Compensation Table for the respective years in which they are paid out.

Incentive compensation deferred pursuant to our deferral plans is unsecured, subject to the claims of our creditors and is exposed to the risk of our non-payment. As of December 2007, certain grantor trusts that we have established hold approximately $626,723 of marketable securities and 607,992 of our shares, in order to provide for a portion of our deferred compensation obligations with respect to deferred incentive compensation earned prior to 2005. The trust assets, which are subject to the claims of our creditors, will be used to pay those obligations in proportion to trust funding. The trust terms call for us to provide full funding upon a change of control of the Company and for accelerated lump sum or installment payments upon a failure by us to pay amounts due under the plans or upon a termination of employment in the context of a change of control. No comparable trust arrangements currently are in place with respect to deferred incentive compensation earned after 2004.

				Aggregate		Aggregate
		Executive	Registrant	Earnings in	Aggregate	Balance at
		Contributions in	Contributions in	Last Fiscal	Withdrawals/	Last Fiscal
Name		Last Fiscal Year (1)	Last Fiscal Year	Year (2)	Distributions	Year End
(a)	Plan Name	(b)	(c)	(d)	(e)	(f)

A. M. Cutler	DIC Plan	$0	$0	$3,869,262	$0	$19,844,940
(First year of deferral: 1983)	IC Deferral Plan	$0	$0	$3,290,425	$0	$22,257,909
	DIC Plan II	$717,808	$0	$431,059	$0	$2,133,508
	IC Deferral Plan II	$6,367,544	$0	$2,278,440	$0	$15,838,178

	Subtotal	$7,085,352	$0	$9,869,186	$0	$60,074,535

R. H. Fearon	DIC Plan	$0	$0	$426,098	$0	$2,164,446
(First year of deferral: 2002)	IC Deferral Plan	$0	$0	$307,518	$0	$2,175,793
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$2,348,517	$0	$747,370	$0	$5,186,068

	Subtotal	$2,348,517	$0	$1,480,986	$0	$9,526,307

C. Arnold	DIC Plan	$0	$0	$458,059	$0	$2,326,801
(First year of deferral: 2001)	IC Deferral Plan	$0	$0	$237,779	$0	$1,612,910
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	$695,838	$0	$3,939,711

R. W. Carson	DIC Plan	$0	$0	$822,854	$0	$4,179,847
(First year of deferral: 2000)	IC Deferral Plan	$0	$0	$344,023	$0	$2,328,030
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	$1,166,877	$0	$6,507,877

J. E. Sweetnam	DIC Plan	$0	$0	$178,374	$0	$906,087
(First year of deferral: 1998)	IC Deferral Plan	$0	$0	$31,066	$0	$201,081
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	$209,440	$0	$1,107,168

(1)	All of the amounts set forth in the Executive Contributions in Last Fiscal Year column are also reported in column (g) of the Summary Compensation Table.

(2)	The amounts reported in the Aggregate Earnings in Last Fiscal Year are also reported in column (h) of the Summary Compensation Table, to the extent such earnings exceed 120% of the applicable federal rate.

POTENTIAL PAYMENTS UPON TERMINATION

A Named Executive Officer may experience a termination of employment under several possible situations. In each of these circumstances, certain plans, agreements, arrangements or typical practices would provide compensation in varying amounts to the executive. We do not provide employment contracts to our executives (other than the change of control agreements described below) and do not have plans or arrangements (other than standard form of severance benefits available to employees generally and the change of control agreements) that would require any payment to a Named Executive Officer in the event of a termination of his or her employment. Instead, the Compensation and Organization Committee of the Board of Directors exercises the sole discretion to decide what, if any, additional severance payments or benefits will be offered to an executive in the case of a termination of employment. In exercising this discretion, the Committee takes a number of factors into consideration, including the reasons for the termination and the individual executive’s personal circumstances. The Committee believes that it is in the interest of the Company and our shareholders to insure that a departing executive is treated fairly and in a manner that will help us to secure appropriate confidentiality, non-compete, non-disparagement and general release agreements. Moreover, providing fair and reasonable employment termination compensation is consistent with our overall philosophy for compensating all employees. These practices are consistent with similar companies, and are a competitive necessity if we are to maintain our longstanding policy of not providing individual employment contracts to our executives.

For each of the termination of employment scenarios described below, the estimated potential payments and benefits that might be received by each Named Executive Officer are displayed in the Table that immediately follows the description.

Background and Basic Assumptions:

In the sections below, we have identified six termination of employment scenarios which include: (a) Normal and Early Retirement, (b) Voluntary Resignation (not retirement eligible), (c) Involuntary Termination (not for cause), (d) Involuntary Termination (for cause), (e) Death or Disability, and (f) termination in connection with a change of control of the Company. The following key principles and assumptions apply to these disclosures:

•	We have assumed that each of the Named Executive Officers terminated employment with us under each of the scenarios on December 31, 2007, and that each officer was eligible for the severance payments and benefit arrangements based on his or her compensation and years of service as of that date. As an example, only two of the Named Executive Officers (Messrs. Cutler and Sweetnam) would have the age and Company service necessary for “early retirement.” Therefore, in the termination scenarios where we would typically extend “retiree treatment” to the executive, a projected benefit is shown only for these two officers.

•	Assuming an executive terminated employment with us on December 31, 2007, he or she would be eligible for a full award under the annual incentive plan for the year ending December 31, 2007 and a full award under the long-term incentive plan for the four-year period ending December 31, 2007. We would calculate and pay any such earned awards in accordance with the normal operation of the plans. We have not included these awards in the following sections since they do not represent a severance or other payment that is triggered by employment termination.

•	We maintain a Severance Benefit Plan in which each of the Named Executive Officers participates along with all of Eaton’s United States salaried and non-union employees. We pay benefits under this Plan generally only in the case of an involuntary termination of employment. We calculate these benefits based on the length of Company service. The maximum severance payment equals one (1) year of base salary plus continuation of health and welfare benefits for six (6) months. Currently, Mr. Cutler is the only Named Executive Officer who has sufficient service to be eligible for severance at this maximum level. However, the severance payment that we would expect to provide to a Named Executive Officer under the scenarios described below would be made in lieu of any benefit under these standard severance arrangements.

•	To the extent the Committee would decide to make a terminating executive eligible for pro-rated participation in one or more of the open four-year award periods under our long-term incentive plan, the estimated pro-rated awards shown below reflect (a) credit for the total number of months of Company service from the start of an eligible award period through the executive’s assumed termination date as a percentage of the total 48-month award period multiplied by (b) the officer’s target award for each open award period. Although we show the aggregate amount of these estimated payments for the Named Executive Officers below as a lump sum amount, except in the case of a payment with respect to a termination in connection with a change of control, our actual practice would be to make the pro-rated payments to executives at the end of each of the four-year award periods once actual performance under the plan is known.

•	Under the terms of our standard form of stock option and restricted stock grant agreements, in the case of a change of control of the Company, vesting of all of the executives’ outstanding unvested equity grants would be accelerated. In connection with employment termination other than in the context of a change of control of the Company, the Committee has the discretion to determine whether or not to accelerate vesting for these awards. To the extent the Committee would decide to accelerate the vesting dates of any unvested stock options or restricted shares for a terminating executive under any of the other scenarios described below, the accelerated stock option would be valued at an amount per share equal to the difference between $96.95 (which is the closing price per share for an Eaton common share on the last trading day in 2007) and the exercise price per share for each affected option grant and the affected restricted shares would be valued at this same $96.95 share value.

•	Except under very unusual circumstances, the Committee would not provide any increases, payment acceleration or other enhancements with respect to the benefits previously earned or credited under our benefit plans or programs in connection with any of the termination scenarios described below. These plans and programs would include (a) all retirement income plans (including defined benefit, defined contribution and non-qualified retirement income plans), (b) health and welfare plans (including post-retirement medical and life insurance coverage), (c) any vested and accrued vacation, and (d) any amounts credited to the executive’s accounts under our non-qualified deferred compensation plans. Payments of earned and vested amounts under these plans and programs are not included in the scenarios described below.

•	In the selected termination scenarios described below, it would be expected that the Committee would provide the executive with continued reimbursement for the cost of income tax return preparation and estate and financial planning services for a period of time which would include the year following the year of his or her termination of employment. These reimbursements to the executives would be reported as imputed income and would be subject to ordinary income tax treatment. The estimated expense reimbursements shown in the scenarios below are representative examples of the cost of this benefit in that they reflect the amounts reimbursed to each Named Executive Officer during 2007.

Termination of Employment Scenarios:

•	Normal and Early Retirement:

Each Named Executive Officer is subject to mandatory retirement at age 65 and is eligible to elect voluntary retirement after having attained age 55 with ten or more years of service. In the event we involuntarily terminate an officer after the officer attained age 50 with ten or more years of service, he or she would also be treated as a retiree under the programs described below. Only two of the Named Executive Officers (Messrs. Cutler and Sweetnam) would have the age and Company service necessary for retirement. Therefore, in this termination scenario a projected termination benefit is shown only for these two officers. In this scenario, it is likely that the Committee would exercise its discretion to provide the retiring executive with the following:

-	pro-rated eligibility (as described above) in the open four-year award periods under our long-term incentive plan;

-	accelerated vesting of the then-unvested stock options and (if applicable) restricted shares that would have otherwise vested in the year following the year in which the executive terminated.

-	reimbursement for the costs of income tax return preparation and estate and financial planning assistance for a period that includes the year following the year in which the executive retires.

These amounts are shown for each Named Executive Officer in the following table:

Termination Scenario and	A. M.	R. H.	C.	R. W.	J. E.
Elements (as described above)	Cutler	Fearon	Arnold	Carson	Sweetnam

Normal or Early Retirement
• Pro-rated Long-term Incentives	$2,660,000	$0	$0	$0	$624,375
• Accelerated equity values(1)	$9,085,327	$0	$0	$0	$903,772
• Tax Preparation and Financial Counseling	$18,900	$0	$0	$0	$19,560
Scenario Total	$11,764,227	$0	$0	$0	$1,547,707

•	Involuntary Termination — Not for Cause:

In the event of an involuntary termination (not for cause), the Committee would typically provide a Named Executive Officer with the following:

-	two times the total of his or her base salary and target incentive award under the annual incentive plan,

-	pro-rated eligibility (as described above) in any open four-year awards under the long-term incentive plan in which the officer had participated for twenty-four (24) months or longer as of the termination date, and

-	executive outplacement benefits.

In the case of the involuntary termination of an officer who is in a position below the level of a direct report to the Chairman and Chief Executive Officer, the officer would receive, if approved by the Committee in its discretion, the total of his or her base salary and target incentive award under the annual incentive plan as the basic severance amount along with pro-rated eligibility in any open awards under the long-term incentive plan and outplacement benefits. These amounts are shown for each Named Executive Officer in the following table. An officer who is involuntarily terminated after having reached eligibility for early retirement generally would receive, in addition to the severance payment noted in this paragraph, the other pay and benefits outlined under “Normal and Early Retirement,” above.

Termination Scenario and	A. M.	R. H.	C.	R. W	J. E.
Elements (as described above)	Cutler	Fearon	Arnold	Carson	Sweetnam

Involuntary Termination
• Base and IC Severance	$4,425,540	$1,836,835	$1,722,352	$1,726,387	$1,592,789
• Pro-rated Long-term Incentives	$2,250,000	$687,500	$625,000	$625,000	$531,250
• Accelerated equity values(1)	$9,085,327	$0	$0	$0	$903,772
• Outplacement, Tax Preparation and Financial Counseling	$36,900	$18,000	$18,000	$18,000	$37,560

Scenario Total	$15,797,767	$2,542,335	$2,365,352	$2,369,387	$3,065,371

•	Death or Disability:

In the event of the death or disability of a Named Executive Officer, it would be expected that the Committee would use its discretion to provide the executive or the estate, whichever is appropriate, with pro-rated payments for the open four-year award periods under the long-term incentive plan. These amounts are shown for each Named Executive Officer in the following table:

Termination Scenario and	A. M.	R. H.	C.	R. W.	J. E.
Elements (as described above)	Cutler	Fearon	Arnold	Carson	Sweetnam

Death or Disability
• Pro-rated Long-term Incentives	$2,660,000	$825,000	$746,875	$746,875	$624,375
Scenario Total	$2,660,000	$825,000	$746,875	$746,875	$624,375

•	Voluntary Resignation or a Termination for Cause:

When an executive voluntarily chooses to leave our employ, and he or she is not yet eligible for retirement, or if the executive’s employment with us is terminated for cause, the executive is not entitled to receive any additional forms of compensation or benefits other than any accrued and vested vacation, deferral account values and vested qualified and non-qualified retirement income benefits.

Termination Scenario and	A. M.	R. H.	C.	R. W.	J. E.
Elements (as described above)	Cutler	Fearon	Arnold	Carson	Sweetnam

Voluntary Resignation or Termination For Cause

• No Additional Termination Payments	N/A	N/A	N/A	N/A	N/A
Scenario Total	$0	$0	$0	$0	$0

•	Change of Control:

Another scenario under which a Named Executive Officer may leave our employ is through a qualifying termination in connection with a change of control of the Company. We have entered into agreements with each of our officers, including the Named Executive Officers, that provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. In addition, as noted above in “Background and Basic Assumptions,” under the terms of our standard form of stock option and restricted stock grant agreements, in the case of a change of control of the Company, vesting of all of the executives’ outstanding unvested equity grants would be accelerated.

In 2007, the Committee and the Board of Directors amended the change of control agreements to conform with the regulations under Internal Revenue Code Section 409A which covers non-qualified deferred compensation arrangements. As amended, the change of control agreements that we have with our officers contain the following key provisions:

•	The agreement first becomes effective upon a change of control of the Company.

•	For an employment period of three years following the change of control, the agreement protects the executive officer from certain changes to his or her employment, position, duties, compensation and benefits.

•	If, during this three-year employment period, the successor company terminates the executive officer’s employment other than for “Cause” or “Disability” or the executive terminates his or her employment for “Good Reason” (as these terms are defined in the agreements), the executive would receive:

-	A lump sum cash payment equal to the aggregate of (a) any earned but as yet unpaid base salary and annual and four-year incentive awards for completed incentive award periods, (b) a prorated portion of his or her target incentive opportunity for any open award periods under the four-year plan and (c) the lesser of three years or the number of years remaining until the executive’s 65th birthday multiplied by the executive’s annual base salary and target incentive opportunity under the annual plan; and

-	Continued health and welfare benefits as if the executive’s employment had not been terminated for a period equal to the lesser of two years or the number of years remaining until the executive’s 65th birthday.

•	To the extent that any payments under the agreements are deferred compensation and the executive is a “specified employee” within the meaning of Section 409A and the regulations thereunder (determined in accordance with the methodology established by us as in effect as of the date of termination of employment), such payments or other benefits will not be paid provided before the first business day that is six months after the date of termination of employment.

•	As is common practice with such agreements, these payments and benefits would not be subject to any requirement that the officer seek other employment or any other form of mitigation.

•	We would pay the officer’s legal fees if the executive needed to take action to enforce the provisions of the agreement or defend the agreement’s terms if contested by us.

•	In the event that any payment or distribution by us under the agreement would be subject to any excise tax under Internal Revenue Service regulations, we would pay the officer a gross-up payment (as described below) that would cover the excise tax obligation and any related interest and penalties.

U.S. tax law imposes a 20% excise tax on certain compensation that is contingent on a change of control of the Company (“an excess parachute payment”). Although each executive is personally responsible for federal, state and local income tax and FICA obligations on this compensation, as is common practice with such agreements, we have agreed to provide the Named Executive Officers and other officers with full tax protection from liability for the 20% excise tax.

An excess parachute payment is triggered if contingent compensation exceeds 300% of the officer’s average annualized Form W-2 compensation for the five-year period preceding the year of the change of control. If an excess parachute payment results, the excise tax applies to the contingent compensation that exceeds 100% of the officer’s five year average compensation as described above.

If the excise tax applies, the amount of tax protection is calculated using a “gross up” formula that computes a total payment to the officer that (1) reimburses the excise tax liability on the initial excess parachute payment, and (2) reimburses any additional income, FICA, and excise tax liability on the “gross up” amount. The effect of the tax protection payment is to ensure that the affected officer receives the same after-tax payments and benefit values that the officer would have received had there been no excise tax.

The calculation of the tax protection payment to each Named Executive Officer in the following table is based on the following assumptions:

•	the officer’s employment is terminated on December 31, 2007 (1) by us for reasons other than “cause” (i.e., willful and continued failure to perform executive duties, or willful illegal conduct or gross misconduct materially injurious to us), or (2) by the officer for “good reason” (i.e., a change in the officer’s responsibility or status, a reduction in salary or benefits, or certain mandatory relocations);

•	all stock options and restricted stock are cashed out at a value per share of $96.95 (the closing price of an Eaton common share on the last trading day of 2007);

•	the tax rates applicable to the officer are: Internal Revenue Code Section 4999 excise tax rate of 20%, FICA (Medicare) tax rate of 1.45%, marginal federal income tax rate of 35% and the top marginal state and local income tax rates (net of federal tax effects) in force at the location of the Named Executive Officer’s principal place of employment on December 31, 2007;

•	the discount rates used to compute the present value of accelerated payouts or accelerated vesting are determined by the Internal Revenue Service (120% of the applicable federal rates compounded semi-annually for December 2007 as referenced in Table 1 of Revenue Ruling 2007-70); and

•	potential exceptions that may apply in calculating the excess parachute payment are not taken into account, such as amounts attributed to (1) reasonable compensation, or (2) the execution by the officer of a non-competition agreement.

Based on the foregoing assumptions, the estimated amounts payable to each Named Executive Officer upon a termination of employment in connection with a change of control of the Company are shown in the table below.

Termination Scenario and	A. M.	R. H.	C.	R. W.	J. E.
Elements (as described above)	Cutler	Fearon	Arnold	Carson	Sweetnam

Change of Control • Pro-rated Long-term Incentives	$2,660,000	$825,000	$746,875	$746,875	$624,375
• Base and IC Severance	$7,386,334	$2,959,017	$2,662,201	$2,702,235	$2,489,196
• Accelerated equity values(1)	$19,742,456	$4,217,962	$2,861,345	$2,861,345	$2,570,550
• Outplacement, Tax Preparation and Financial Counseling and Extended Medical	$90,972	$61,762	$74,492	$55,524	$86,368
• Tax Protection (2)	$0	$1,943,935	$0	$0	$0
Scenario Total	$29,879,762	$10,007,676	$6,344,913	$6,365,979	$5,770,489

(1)	Included in the amounts shown in this line item for Mr. Cutler is the value of long-standing performance-based stock option grants which equals $2,463,257.

(2)	With the exception of Mr. Fearon, no cost of tax protection is shown for the Named Executive Officers since no portion of the total payments and benefit values attributable to an assumed December 31, 2007 change of control constitutes an excess parachute payment. The tax protection amount for Mr. Fearon results primarily from his limited years of service with the Company and the effect of his deferred compensation elections.

DIRECTOR COMPENSATION

Compensation of Directors — Employee directors are not compensated for their services as directors. Non-employee directors receive an annual retainer of $60,000. The Chairs of Board Committees each receive an additional annual retainer as follows: Audit Committee, $15,000; Compensation and Organization Committee, $15,000; Finance Committee, $5,000; and Governance Committee, $10,000. Non-employee directors also receive a fee of $2,000 for each Board, Board Committee or shareholder meeting attended and for attending any special presentation on days when the Board does not meet.

Non-employee directors first elected before 1996 may defer payment of their annual fees, not to exceed $30,000 per year, at a rate of interest specified in their deferred compensation agreements. The rate of interest is based upon the number of years from the director’s initial election until the first annual meeting to be held following his or her 68th birthday and is higher than prevailing market rates. Under a separate deferral plan, all non-employee directors may defer payment of their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion which the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury Note returns plus 300 basis points. Short-term compensation earns 13-week Treasury Bill returns. These arrangements provide for accelerated lump sum or installment payments upon termination of service in the context of a change of control of the Company and, with respect to amounts deferred prior to January 1, 2005 under certain of these arrangements, upon a failure by the Company to pay.

Under our Stock Plans, as approved by our shareholders, each newly-elected non-employee director automatically is granted a stock option for 10,000 shares upon the date of his or her election. So long as each non-employee director continues to serve in that capacity, beginning in the year after the director receives his or her initial grant, he or she is automatically granted an option for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for each non-employee director in effect on the granting date, by (ii) the closing price of an Eaton common share on the New York Stock Exchange Composite Transactions on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January. Options granted to non-employee directors have an exercise price equal to the fair market value of the shares on the date of the grant, vest in six months, and expire ten years after the date of grant. Upon the approval by our shareholders of the 2008 Stock Plan (described on pages 49 to 54), no additional stock options or other awards will be granted to our non-employee directors pursuant to any of our other Stock Plans.

Upon leaving the Board, non-employee directors who were first elected to the Board prior to 1996 are eligible to receive an annual benefit, as described below. For Board service of at least five years, eligible directors receive an annual benefit equal to the annual retainer in effect at the time the directors leave the Board. The annual benefit is paid for the lesser of ten years or life. The present value of payments under this plan will be paid in a lump sum upon a “proposed change in control” of the Company, unless otherwise determined by a committee of the Board. Directors who are first elected in 1996 or later are not eligible to receive the annual benefit.

Former non-employee directors retain these benefits in retirement: (i) group term life insurance, with coverage reduced to $33,333; (ii) eligibility for medical (but not dental) coverage; and depending upon length of Board service and age at retirement (iii) the right to exercise stock options until the tenth anniversary of their grant dates. Current and retired non-employee directors are entitled to participate in our gift matching program that is available to all current and retired employees. Under this program contributions to qualified charitable organizations by these persons are matched dollar-for-dollar by us up to a maximum in any calender year of $5,000.

The following table sets out the compensation and benefit programs applicable to our current non-employee directors for 2007. All of our directors in 2007 qualify as independent under the criteria adopted by the Board and the New York Stock Exchange with the exception of Mr. Cutler, who is the only inside director. As an employee, Mr. Cutler does not participate in any of the following compensation and benefit arrangements.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned or			Non-Equity	Deferred
	Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash (1)	Awards	Awards (2)	Compensation	Earnings (3)	Compensation (5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Christopher M. Connor	$110,000	$0	$55,121	$0	$0	$2,006	$167,127
Michael J. Critelli	$123,000	$0	$55,121	$0	$0	$2,006	$180,127
Charles E. Golden	$112,250	$0	$171,000	$0	$0	$1,839	$285,089
Ernie Green(4)	$114,000	$0	$55,121	$0	$12,081	$2,006	$178,625
Ned C. Lautenbach	$118,667	$0	$55,121	$0	$0	$2,006	$175,794
Deborah L. McCoy	$110,000	$0	$55,121	$0	$0	$2,006	$167,127
John R. Miller(4)	$119,333	$0	$55,121	$0	$18,894	$2,006	$195,354
Gregory R. Page	$115,000	$0	$55,121	$0	$2,346	$2,006	$173,426
Victor A. Pelson(4)	$122,750	$0	$55,121	$0	$6,786	$5,006	$187,565
Gary L. Tooker(4)	$118,000	$0	$55,121	$0	$6,120	$2,006	$180,567

(1)	Reported in the Fees Earned or Paid in Cash column (b) is the total of the annual retainer, the Committee chair retainer, if applicable, and meeting attendance fees for attendance at meetings of the Board, Board Committees and shareholders and at special presentations to the directors on days when the Board does not meet. The annual retainer for all non-employee directors is $60,000 per year. Mr.Critelli received $15,000 for his service as C&O Committee chair and Mr. Page received $5,000 for his service as Finance Committee chair. The remaining two Committee chairs changed over during the year and therefore each chair received only a proportionate amount of the total fee. Mr. Pelson received $8,750 and Mr. Golden received $6,250 for their service as Audit Committee chair. Mr. Miller received $3,333 and Mr. Lautenbach received $6,667 for their service as Governance Committee chair.

(2)	Reported in the Option Awards column (d) is the SFAS 123(R) value of 3,252 stock options granted to each non-employee Board member on January 23, 2007, except Mr. Golden who received a grant of 10,000 options on January 24, 2007 upon his election to the Board. As of year-end 2007, the following directors held the aggregate number of options set forth after their names: C.M. Connor (13,252); M.J. Critelli (28,388); E. Green (39,392); N.C. Lautenbach (39,392); D.L. McCoy (40,038); J.R. Miller (39,392); G.R. Page (24,470); V.A. Pelson (35,530); and G.L. Tooker (14,470).

(3)	Amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (f) are reflective only of the latter. There is no pension plan currently in place for non-employee directors with the exception of a flat annual pension benefit for certain “grandfathered” directors as described in footnote (4) below. Non-employee directors first elected before 1996 may defer payment of their annual fees, up to $30,000 per year, at an interest rate specified in their deferred compensation agreements. The rate of interest is based upon the number of years from the date of the director’s initial election until the first annual meeting to be held following the director’s 68th birthday and is higher than prevailing market rates. Under a separate deferral plan, all non-employee directors may defer payment of their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion that the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury Note returns plus 300 basis points. Short-term compensation earns 13-week Treasury Bill returns.

(4)	Upon leaving the Board, these non-employee directors, having been elected to the Board prior to 1996, are eligible to receive an annual benefit equal to the annual retainer in effect at the time the directors leave the Board, which will be payable for the lesser of ten years or life.

(5)	For non-employee directors who were initially elected to the Board before 2007, we provide the directors with access to certain health and welfare benefit arrangements, which include $100,000 of group term life insurance and participation in medical and dental coverage in plans designed to mirror the benefits provided to our employees or (as applicable) retirees. In 2007, Mr. Pelson was the only director who participated in the medical and dental plans at a cost to the Company of $3,000. The cost of Company contributions in 2007 for the group term life insurance and travel accident insurance for the loss of life or limb while traveling on Company business for each director was $2,006 with the exception of Mr. Golden who only received coverage 11 out of 12 months at a cost to the Company of $1,839.

2.	PROPOSAL TO APPROVE AN AMENDMENT OF THE AMENDED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES

Our Board of Directors recommends an amendment to the Amended Articles of Incorporation to increase the number of authorized Eaton common shares with a par value of $.50 each from 300 million to 500 million.

At December 31, 2007, there was a total of 194,415,073 common shares outstanding, in Eaton’s treasury, and reserved for issuance under stock options. At December 31, 2007, Eaton therefore had 105,584,927 authorized, unissued and unreserved common shares.

Although no decision to issue substantial numbers of additional common shares has been made, increasing the number of authorized common shares at this time will enable the Board to effect a two-for-one stock split when the Board deems market conditions appropriate for such action, although not yet imminent.

This proposal would be implemented by deleting Article FOURTH A and B of the Amended Articles of Incorporation and by inserting the following in lieu thereof:

FOURTH:  The authorized number of shares of the Corporation is Five Hundred Fourteen Million One Hundred Six Thousand Three Hundred Ninety-Four (514,106,394) classified and designated as follows:

A. Serial Preferred Shares: Fourteen Million One Hundred Six Thousand Three Hundred Ninety-Four (14,106,394) shares are classified and designated as Serial Preferred Shares without par value and are herein called the “Serial Preferred Shares”; and

B. Common Shares: Five Hundred Million (500,000,000) shares are classified and designated as Common Shares with a par value of Fifty Cents ($.50) each and are herein called the “Common Shares”.

Upon the issuance of common shares, no Eaton shareholder is entitled, as such, as a matter of right to subscribe for or purchase any part of such issue.

Adoption of the amendment of the Amended Articles of Incorporation requires the affirmative vote of a majority of our outstanding common shares.

The Board of Directors recommends a vote FOR the amendment of the Amended Articles of Incorporation.

3.	PROPOSAL TO ADOPT MAJORITY VOTING IN DIRECTOR ELECTIONS

Our Board of Directors recommends that the shareholders approve an amendment to the Amended Articles of Incorporation requiring a majority vote for the election of directors in uncontested elections. The Board also recommends that the shareholders approve an amendment to the Amended Regulations to delete a provision mandating that, in all elections of directors, the candidate receiving the greatest number of votes, a plurality vote, shall be elected. The Amended Articles currently do not specify the voting standard for the election of directors. Consequently, the Amended Regulations provision currently governs the Company’s director election process. Shareholder approval is required for the adoption of the proposed amendments to the Amended Articles and Amended Regulations.

In July 2006, our Board of Directors adopted a policy to assure that, in an uncontested election, a director who fails to receive a majority of shareholder votes cast would not continue to serve, except with the express consent of the Board. The Policy on Majority Voting is included in this proxy statement as Appendix A and is available on the Company’s website (www.eaton.com). Under “Company Quick Links” click on “Corporate Responsibility,” then “Corporate Governance.” At the time the policy was adopted, Ohio law provided that, in all director elections, the nominee receiving the greatest number of votes is elected. Under this policy, directors continue to be elected by a plurality vote, but in an uncontested election a director nominee who receives a greater number of “withheld” votes than “for” votes must promptly offer to resign from the Board. The Board then decides, with the advice of the Governance Committee, within 90 days after the voting results are certified, whether to accept the resignation offer, and the Board’s decision is promptly disclosed in a press release. If the decision is to reject the offer of resignation, the press release will indicate the reason for that decision.

Subsequent to the adoption of the Board’s majority vote policy, Ohio law was amended, effective January 1, 2008, to provide that the articles of incorporation may set forth alternative election standards, and, if no alternative is specified in the articles, plurality voting would apply.

The proposed amendments to the Amended Articles and Amended Regulations would insert a majority voting standard into the Company’s Amended Articles which could not be further amended without shareholder approval and delete the requirement for plurality voting from the Amended Regulations. If the proposed amendments are adopted, an affirmative majority of the total number of votes cast with respect to the election of a director nominee will be required for election in an uncontested election. Abstentions will have no effect in determining whether the required affirmative majority vote has been obtained. For contested elections, plurality voting will be in effect.

If this proposal is approved by the shareholders, the following new provision will be added to the Amended Articles:

In order for a nominee to be elected a director of the corporation in an uncontested election, the nominee must receive a greater number of votes cast “for” his or her election than “against” his or her election. In a contested election, the nominee receiving the greatest number of votes shall be elected. An election shall be considered contested if, as of the record date, there are more nominees for election than director positions to be filled in that election.

And the following provision of the Amended Regulations (Article I, Section 7) will be deleted:

At all elections of directors the candidates receiving the greatest number of votes shall be elected.

If the shareholders approve this proposal, the current Board majority voting policy would remain in effect only to the extent needed to address “holdover” terms for any incumbent directors who fail to be re-elected under majority voting. Under Ohio law, an incumbent director who is not re-elected may remain in office until his or her successor is elected and qualified, continuing as a “holdover” director. The combination of the new provision in the Amended Articles and the Board’s majority voting policy is commonly called the “Intel Model.”

Adoption of the amendments of the Amended Articles of Incorporation and Amended Regulations requires the affirmative vote of a majority of our outstanding common shares.

The Board of Directors recommends a vote FOR the proposal to amend the Amended Articles of Incorporation and Amended Regulations to approve majority voting in uncontested director elections.

4.	PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO MAKE FUTURE AMENDMENTS TO THE AMENDED REGULATIONS

Our Board of Directors recommends that the Amended Regulations be amended by adding a provision authorizing the Board to make future amendments to the Amended Regulations, to the extent permitted by the Ohio General Corporation Law. For Ohio corporations, the Regulations are the equivalent of By-Laws for other corporations.

Article VIII, Section 1, of the Amended Regulations provides that an amendment of the Amended Regulations requires the affirmative vote of shareholders holding at least a majority of the voting power of the Company. The Board of Directors is not currently permitted to amend the Amended Regulations. In this respect, the Amended Regulations track the traditional law of Ohio.

The Ohio General Corporation Law was amended in October 2006 to allow the Board of Directors to amend the Regulations without shareholder approval, within certain statutory limitations, thus bringing Ohio law into line with the law of most other states. However, the Ohio statute requires shareholder approval for the Board to make future amendments to the Regulations.

Under the Ohio General Corporation Law, the Board is not permitted to amend the Regulations in various areas that are deemed to impact fundamental shareholder rights. Specifically, the Board may not amend the Regulations to do any of the following: (1) change the authority of the shareholders themselves; (2) establish or change the percentage of shares that must be held by shareholders in order to call a shareholders meeting or change the time period required for notice of a shareholders meeting; (3) establish or change the quorum requirements at shareholder meetings; (4) prohibit the shareholders or directors from taking action by written consent without a meeting; (5) change directors’ terms of office or provide for the classification of directors; (6) require more than a majority vote of shareholders to remove directors without cause; (7) change the quorum or voting requirements at directors meetings; or (8) remove the requirement that a “control share acquisition” of an “issuing public corporation” must be approved by the shareholders of the corporation to be acquired. Nor is the Board permitted to delegate to a Board Committee the authority to amend the Regulations. This proposal does not seek to change in any way these limitations placed on the Board under the Ohio General Corporation Law with respect to amendments of the Regulations.

Under Ohio law, the shareholders can always override amendments made by the Board, and the Regulations may never divest the shareholders of the power to adopt, amend or repeal the Regulations.

The Board of Directors recommends that the first sentence of Article VIII, Section 1, of the Amended Regulations be amended to add the following underscored language:

The Regulations of the Corporation may be amended or added to by the Board of Directors (to the extent permitted by the Ohio General Corporation Law) or by the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power on such proposal or, without a meeting, by the written consent of the shareholders of record entitled to exercise 66 2/3% of the voting power on such proposal.

Adoption of the amendment of the Amended Regulations requires the affirmative vote of a majority of our outstanding common shares.

The Board of Directors recommends a vote FOR the amendment of the Amended Regulations to authorize the Board of Directors to make future amendments to the Amended Regulations.

5.	PROPOSAL TO APPROVE THE 2008 STOCK PLAN

General

Our Board of Directors believes that share-based incentives are important factors in attracting and retaining highly qualified executives, and that they help to align the interests of those executives with the interests of our shareholders. It believes that the shareholder-approved 2004 Stock Plan has been instrumental in producing our strong financial performance. As of December 31, 2007, 2,640,470 common shares remained available for additional awards under the 2004 Stock Plan. Our Board is therefore submitting to our shareholders for their approval a new share-based plan, called the 2008 Stock Plan (the “Plan”). Upon approval by the shareholders of the 2008 Stock Plan, the Company will not grant any new awards under any of our existing stock plans.

Our Board believes that the potential dilutive effect of the issuance of stock options has been mitigated by periodic share repurchase programs over the last several years. From January 1, 2006 through December 31, 2007, we repurchased 9,378,000 of our shares, largely offsetting grants of stock options and restricted shares made in recent years. Under our share repurchase program authorized in January 2007 we have remaining authority to purchase up to 5,907,000 additional shares although we have no present plans to repurchase our shares.

The Plan will authorize the granting of restricted shares to non-employee directors, and the granting of stock options and other share-based awards to salaried employees selected by the Board’s Compensation and Organization Committee (the “Committee”) or an officer to whom granting authority is delegated. The purpose of the Plan is to continue to provide long-term incentives to executives for outstanding service to us and our shareholders and to assist in recruiting and retaining highly qualified individuals as executives or directors. A copy of the Plan is included as Appendix I to this proxy statement, and the following summary is qualified in its entirety by the provisions of the Plan.

Summary of the Plan

Administration. The Committee, which is comprised of non-employee directors, will administer employee awards. The Governance Committee of the Board, which is also comprised of non-employee directors, will administer non-employee director restricted shares.

Shares Available. Subject to adjustments for stock splits, stock dividends and other similar events, the total number of our common shares with a par value of $.50 each (“shares”) that may be delivered under the Plan will not exceed          , and the total number of shares or share units underlying options or related to other equity awards that may be granted to any employee during any period of three consecutive calendar years will not exceed 1,200,000. The number of shares available for options or stock appreciation rights will be reduced by 2.47 for each performance share, performance share unit, restricted share, restricted share unit or other share-based awards denominated in full shares. To the extent that any award is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards not delivered as a result thereof shall again be available for awards under the Plan. Upon approval of the 2008 Plan, the Company will not grant any new awards under any of our existing stock plans.

Employee Stock Options. Exercise of Options.  Each option will be exercisable at such times and for such number of shares as determined by the Committee on the date of grant. Grants to executive officers will not be exercisable for at least six months after those options are granted. Although the Plan does not impose any similar time requirements on grants to non-executive officer employees, such grants historically have become exercisable as follows: after one year as to 33% of the shares covered by the grant, after the second year as to another 33%, and after the third year as to the remaining 34%. The Committee may accelerate or otherwise change the times when an option may be exercised, and the Management Compensation Committee (comprised of Company officers) may do likewise for employees who are not executive officers. The Committee may grant employee options which are intended to qualify as incentive stock options (“Incentive Stock Options”) under the Internal Revenue Code.

Term.  The term of each option will be ten years from the date of grant.

Price.  The option price will be the fair market value of the shares subject to the option on the date of grant. The fair market value shall be the closing price as quoted on the New York Stock Exchange unless the Committee specifies a different method to determine fair market value. The closing price of a share as of          , 2008 on the New York Stock Exchange was $     .

Payment.  The exercise price will be payable in cash or, if permitted by the terms of the option, by other consideration, including Company shares.

Non-Employee Director Restricted Shares. Subject to approval of the Plan by our shareholders at the 2008 annual meeting, each person who on the grant date (as defined below) is serving as a non-employee director automatically will be granted a number of restricted shares equal to the quotient resulting from dividing (i) the annual retainer in effect on the grant date, by (ii) the closing price of a share on the New York Stock Exchange on the Monday immediately prior to the grant date, or if that date is not a trading day on the New York Stock Exchange, the trading day immediately preceding that Monday. The grant date is the fourth Wednesday of each January, beginning January of 2009. Non-employee director restricted shares shall vest and be subject to other terms and conditions as determined by the Governance Committee.

Performance Shares and Performance Share Units. The Committee may grant performance shares and performance share units for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee. No grantee may receive a long-term incentive award in any performance period of more than 200,000 share equivalent units, subject to adjustment for certain events as specified in the Plan. The Committee will establish award periods and the number of performance shares or units to be earned if the performance objectives are met during the award periods. The performance objectives for performance share or performance share unit grants approved by the Committee will be set forth in the related Award Agreement and will consist of objective tests based on one or more of the following: the Company’s earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the above-listed performance criteria. If performance shares are not earned, they will be available for future grants. The provisions of the Plan are intended to ensure that all options, performance shares and performance share units granted under the Plan to any individual who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Internal Revenue Code) qualify for the Section 162(m) exception for performance-based compensation. Section 162(m) generally imposes a compensation cap on deductibility for income tax purposes equal to $1 million with respect to “covered employees.”

Other Awards. We have not granted stock appreciation rights for many years, primarily because of their adverse accounting consequences. However, in some countries stock appreciation rights are more advantageous to the recipients than conventional stock options. Therefore, the Plan permits their use at the discretion of the Committee. Stock appreciation rights entitle the holder to receive a number of shares or cash equal to the increase in the fair market value of the designated number of shares from the date of grant to the date of exercise. Stock appreciation rights may be exercised as determined by the Committee, however, the term of any stock appreciation right will be no longer than ten years from the date of grant. The Committee may grant employees other share-based awards, including restricted shares which are in addition to the restricted shares automatically granted to non-employee directors, for no cash consideration, or for such consideration as may be determined by the Committee. Subject to the provisions discussed under “Shares Available” above, the Committee will determine the criteria or periods for payment or vesting and the extent to which those criteria or periods have been met. Any such grants shall have such other terms and conditions as determined by the Committee.

Change of Control. The Plan provides the Committee with the discretionary authority to determine the terms of awards granted to employees consistent with the provisions of the Plan, and provides such authority to the Governance Committee with respect to awards granted to non-employee directors. In the past, the agreements setting forth the terms of the share awards have contained provisions pursuant to which the awards would fully vest upon a change of control of the Company. It is expected that agreements for awards under the Plan would contain similar provisions under which a change of control generally would mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of the Company (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; unless any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by our shareholders of a complete liquidation or dissolution of the Company.

A “Change of Control” would not be deemed to have occurred with respect to certain executive-initiated transactions.

Other Matters. Awards granted under the Plan are subject to a policy, adopted by our Board of Directors, that provides if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board. Please see the Compensation Discussion and Analysis on page 26 for further information concerning the policy. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The Board of Directors may, without shareholder approval, amend or terminate the Plan, except in any respect as to which shareholder approval is required by law, regulation or the rules of the New York Stock Exchange. In all cases, the Plan may not be amended without shareholder approval to (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) increase the maximum number of shares which may be granted to any employee, or (iii) grant options or stock appreciation rights at a purchase price below fair market value on the date of grant.

The Board of Directors is presently comprised of ten non-employee directors and one employee director. The number of employees to whom employee stock options or restricted shares are typically granted is approximately 670.

The benefits that will be received by employees under the Plan or which would have been received under the Plan if it had been in effect in 2007 are not currently determinable, because awards will be made at the discretion of the Committee.

Equity Compensation Plans.

As of February 28, 2008:

• There were options to purchase           shares outstanding under all of our equity incentive plans (including legacy plans under which we will make no more grants). The weighted average remaining life of these outstanding options was      years, and the weighted average price was $     ;

• There were a total of           shares subject to outstanding restricted stock and restricted stock unit awards that remain subject to forfeiture.

The following table summarizes information, as of December 31, 2007, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, deferred compensation units or other rights to acquire our common shares may be granted from time to time.

	(A)		(B)		(C)
Number of
Securities
Remaining
Available
for Future
	Number of				Issuance
	Securities to be		Weighted-		Under Equity
	Issued Upon		Average		Compensation
	Exercise of		Exercise Price		Plans
	Outstanding		of Outstanding		(Excluding
	Options,		Options,		Securities
	Warrants		Warrants		Reflected in
Plan category	and Rights		and Rights		Column (A))

Equity compensation plans approved by security holders(1)	11,918,609	(3)	$56.91	(5)	3,206,386
Equity compensation plans not approved by security holders(2)	1,866,205	(4)	N/A		N/A
Total	13,784,814		$56.91	(5)	3,206,386

(1)	These plans are the Company’s 2004 Stock Plan, 2002 Stock Plan, 1998 Stock Plan, 1995 Stock Plan, and the Incentive Compensation Deferral Plan.

(2)	These plans are the 2005 Non-Employee Director Fee Deferral Plan, the 1996 Non-Employee Director Fee Deferral Plan, the Deferred Incentive Compensation Plan, the Deferral Incentive Compensation Plan II and the Incentive Compensation Deferral Plan II which are not considered “equity compensation plans” requiring shareholder approval under the rules of the New York Stock Exchange. For a description of these plans, please see “Nonqualified Deferred Compensation” beginning on page 37 and “Director Compensation” beginning on page 44.

(3)	Includes an aggregate of 358,371 restricted shares and 433,802 shares underlying stock units, payable on a one-for-one basis, credited to accounts as of December 31, 2007 under the Incentive Compensation Deferral Plan.

(4)	Represents shares underlying stock units, payable on a one-for-one basis, credited to accounts as of February 29, 2008 under the deferral plans listed in footnote 2 above.

(5)	The weighted average exercise price of outstanding stock options excludes restricted shares and deferred compensation share units because they have no exercise price.

Federal Income Tax Implications.
General.  As discussed above, the Plan has been designed to meet the requirements in Section 162(m) of the Internal Revenue Code for stock options, stock appreciation rights and performance shares and performance share units.

Stock Options.  Employees may be granted Incentive Stock Options or nonqualified options. Under present federal income tax law and regulations, no tax is imposed as a result of the grant or exercise of an Incentive Stock Option. The amount by which the fair market value of the shares received upon exercise exceeds the option price is an item of tax preference and may be subject to the alternative minimum tax. If the shares received upon the exercise of an Incentive Stock Option are not disposed of within two years from the date the option was granted and within one year after the date the shares are transferred to the holder, upon the sale of shares, the difference between the amount realized on the sale and the option price will be taxed as long-term capital gain or loss and the Company will not be entitled to a tax deduction. If these holding period rules are not met, the holder will realize ordinary income upon disposition equal to the amount by which the fair market value of the shares at the time of exercise (or, if lower, the proceeds of sale) exceeds the option price and the Company will be entitled to a tax deduction equal to the ordinary income realized by the holder. Any gain in excess of the amount taxed as ordinary income will be taxed as short-term capital gain.

A person granted a non-qualified stock option will not be taxed upon the grant of the option, and the Company will not be entitled to a tax deduction by reason of the grant. The option holder will realize taxable income upon exercise of the option in the amount by which the fair market value of the shares received exceeds the option price. The Company will be entitled to a tax deduction equal to the ordinary income to the employee.

Performance Shares and Performance Share Units.  Performance shares and performance share units will not result in taxable income to the recipient or a tax deduction for Eaton during any period that the recipient’s rights to shares under the award are contingent on Eaton’s attainment of performance goals, continuing service requirements or other conditions. At the time the Committee certifies that the Company’s performance goal has been met or the continuing service requirements or other conditions are met, the recipient will realize taxable ordinary income equal to the fair market value of the shares or the amount of any cash received at that time. The Company will be entitled to a tax deduction in the same amount.

Restricted Shares and Restricted Share Units.  Restricted shares and restricted share units will not be taxable to the recipient, or deductible by the Company, upon receipt of the shares or during the period the shares are restricted, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code within 30 days of receipt of the shares. An election under Section 83(b) of the Internal Revenue Code allows the recipient to realize taxable ordinary income, and allows Eaton a tax deduction, equal to the fair market value of the shares at the time of their receipt. Absent a Section 83(b) election, the recipient will realize taxable ordinary income, and the Company will take a tax deduction equal to the fair market value of the shares (less the amount paid, if any, by the recipient for the shares) at the time their restriction lapses.

The amount of the tax deduction taken by the Company, either at the time of receipt in the case of a Section 83(b) election or at the time of lapse absent a Section 83(b) election by the recipient, may be subject to the provisions of Section 162(m) of the Internal Revenue Code.

Vote Required

The Board’s adoption of the Plan is conditioned upon the proposal to adopt the Plan receiving the approval of holders of the majority of our outstanding common shares.

The Board of Directors recommends a vote FOR approval of the 2008 Stock Plan.

6.	PROPOSAL TO APPROVE THE SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

General

We have continued to study the impact of Section 162(m) of the Internal Revenue Code on our executive compensation plans. Under Section 162(m) publicly held companies may not obtain tax deductions for compensation in excess of $1 million paid in any year to the principal executive officer or to any other employee whose total compensation must be disclosed in the proxy statement because they are one of the three highest compensated officers (other than the principal financial officer). An exception to the limit on deductions is for “performance-based” compensation. One of the requirements for compensation to be performance-based is that the shareholders must approve the plan pursuant to which the compensation is paid.

On January 23, 2008 our Board of Directors approved the Senior Executive Incentive Compensation Plan (the “Senior EIC Plan”), subject to approval of the plan by the shareholders. The purposes of the Senior EIC Plan are to promote profitable Company growth by providing rewards for achieving specified performance goals, recognizing corporate, business unit and individual performance and achievements, and attracting, motivating and retaining superior executive talent. The Senior EIC Plan is intended to meet the requirements of Section 162(m) for performance-based compensation.

Summary of the Plan

The following summary describes the principal terms of the proposed plan. The description of the Senior EIC Plan is qualified by reference to the full text of the plan, which is included as Appendix J to this proxy statement.

Administration.  The Senior EIC Plan will be administered by the Compensation and Organization Committee of the Board of Directors (the “Committee”). In administering the

Senior EIC Plan, the Committee will approve the goals, eligibility to participate, target bonus awards, actual bonus awards, timing of payments and other actions necessary for the administration of the Senior EIC Plan.

Eligibility.  The individuals eligible to participate in the Senior EIC Plan would consist of the Chief Executive Officer and any of our officers reporting directly to the Chief Executive Officer (currently consisting of eight individuals). Employees who participate in the Senior EIC Plan will not participate in our long-established annual Executive Incentive Compensation Plan.

Establishment of Incentive Opportunities.  On or before March 30 of each year, the Committee will establish in writing objective performance goals to be used in determining the total bonus “pool” available under the Senior EIC Plan. The bonus pool will be a dollar amount calculated by reference to specified levels of, or growth in, any one or more of the following “corporate performance goals”: earnings per share, operating earnings per share, total return to shareholders, total revenue, net income, net income before tax, return on equity, return on assets, cash flow return, or cash flow return on gross capital.

On or before March 30 of each performance year, the Committee will also assign a percentage share of the bonus pool to each participant in the Senior EIC Plan which will be the maximum amount that a participant can receive under the Senior EIC Plan for that year. No participant will be assigned a percentage share worth more than $7,500,000.

Each year the Committee will also establish performance goals for each participant, which may contain corporate, business unit and individual performance objectives. Whether or not a participant will receive all or any part of the percentage share assigned to him or her will be based on the achievement of the individual goals and the corporate and business unit financial and strategic objectives established for that year.

Award Determinations.   After the end of each performance year, the Committee will certify in writing whether and to what extent the goals have been achieved. The Committee will determine the total bonus pool and each participant’s bonus based on the level of achievement under the corporate performance goals. At that time, the Committee will also assess each participant’s performance against the individual goals established for that participant. Based on this assessment, the Committee will determine whether or not to award the entire bonus or a lesser amount with respect to each participant. In no event will the bonus be greater than the portion of the bonus pool allocated to the participant.

Other Matters.  Awards granted under the Senior EIC Plan are subject to a policy, adopted by our Board of Directors, that provides if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board. Please see the Compensation Discussion and Analysis on page 26 for further information concerning the policy.

Payments.  Awards under the Senior EIC Plan will be paid in cash not later than March 15 of the year following the performance year, but the awards may be voluntarily deferred by the participant under our Deferred Incentive Compensation Plan II.

Federal Income Tax Consequences.
Under present federal income tax law, a participant in the Senior EIC Plan will be taxed at ordinary income rates on the amount of any payment received pursuant to the Senior EIC Plan. Generally, and subject to the provisions of Section 162(m), we will receive a federal income tax deduction corresponding to the amount of income recognized by a participant in the Senior EIC Plan.

Vote Required

The affirmative vote of the holders of a majority of our outstanding common shares is required to approve the Senior EIC Plan. If the Senior EIC Plan is not approved by the shareholders, no awards will be paid under the plan.

The Board of Directors recommends a vote FOR the approval of the Senior Executive Incentive Compensation Plan.

7.	PROPOSAL TO APPROVE THE EXECUTIVE STRATEGIC INCENTIVE PLAN

General

On January 23, 2008 our Board of Directors approved amendments to the Executive Strategic Incentive Compensation Plan (“ESIP”), subject to approval of the plan by the shareholders. The Company has maintained ESIP for many years in order to provide key senior executives with incentives to achieve demanding long-term corporate objectives and in order to attract and retain executives of outstanding ability. The purpose of the amendments to ESIP and for seeking shareholder approval of the plan, as amended, is to meet the requirements of Section 162(m) of the Internal Revenue Code for “performance-based” compensation.

Under Section 162(m) publicly held companies may not obtain tax deductions for compensation in excess of $1 million paid in any year to the principal executive officer or to any other employee whose total compensation must be disclosed in the proxy statement because they are one of the three highest compensated officers (other than the principal financial officer). An exception to the limit on deductions is for “performance-based” compensation. One requirement for compensation to qualify as performance-based is that our shareholders must approve the plan pursuant to which the compensation is paid.

ESIP is also being amended to provide that awards will be granted in the form of Phantom Share Units that reflect appreciation or depreciation and earnings on our common shares during the performance period. Prior to the 2005-2008 Award Period, ESIP incentive awards were granted in the form of Phantom Share Units. Beginning with awards for the 2005-2008 Award Period, the Compensation and Organization Committee (the “Committee”) amended the plan to provide that incentive awards would not be expressed in the form of Phantom Share Units.

The amendments, along with the material terms of ESIP, are summarized below.

Summary of the Plan

The following summary describes the principal terms of ESIP as amended. The description of the plan is qualified by reference to the full text of the amended and restated plan, which is included as Appendix K to this proxy statement.

Administration.  ESIP is administered by the Committee. In administering ESIP, the Committee approves the goals, eligibility to participate, target awards, actual awards, timing of payments and other actions necessary for the administration of the plan.

Eligibility.  The individuals eligible to participate in ESIP consist of the Chief Executive Officer and other senior executives as selected by the Committee (currently, a total of approximately 100 individuals).

Establishment of Incentive Opportunities.  If ESIP is amended as approved by our shareholders, with respect to Award Periods beginning on or after January 1, 2008, participant incentive targets will be expressed in the form of Phantom Share Units which will be determined by: (a) first establishing in writing an individual incentive amount in cash for each participant within the first 90 days of each Award Period and (b) then dividing the individual incentive amount by the average mean of the high and low prices for our common shares for the first twenty trading days of each Award Period. No participant may receive an award for more than 200,000 Phantom Share Units for any Award Period.

On or before March 30 of each year, the Committee will establish in writing threshold, target, and maximum performance objectives for the Award Period that begins on January 1st of that year. The performance objectives will consist of objective tests based on one or more of the following: the Company’s earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, operating earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the specified performance criteria.

Award Determinations.  For each Award Period, final individual Phantom Share Unit Awards may range from 0% to 200% of the number of Phantom Share Units initially awarded to the participant based on the level of achievement under the performance objectives. The final Award will be converted to cash at a market value of our common shares using the average mean of the high and low prices for the common shares for the final twenty trading days of the Award Period. Each participant will be credited with a dividend equivalent amount equal to the aggregate dividends paid during the Award Period on a number of Company shares equal to the number of Phantom Share Units finally awarded to the participant for that Award Period. The dividend equivalent amount will be paid to the participant in cash at the time the Award is paid.

Payments.  Awards under ESIP will be paid in cash not later than March 15th following each Award Period, but the award may be voluntarily deferred by the participant under one of our applicable deferral plans.

Pro-rata Payments.  Awards will be contingent on the participant’s continued employment by the Company during each Award Period, except for termination of employment by reason of death, retirement or disability (as determined by the Committee), or in the event of a change of control of the Company (as defined in ESIP). In the event of termination of employment under the foregoing exceptions, awards will be prorated for the length of service during each Award Period with the prorated amount calculated as described above under “Award Determinations” and paid as described above under “Payments.”

Other Matters.  Awards granted under ESIP are subject to a policy, adopted by our Board of Directors, that provides if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board. Please see the Compensation Discussion and Analysis on page 26 for further information concerning the policy.

Vote Required

The affirmative vote of holders of a majority of our outstanding common shares will be required to approve ESIP. If ESIP is not approved by the shareholders, no awards will be paid under the plan.

The Board of Directors recommends a vote FOR the approval of the Executive Strategic Incentive Plan.

8.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed the accounting firm of Ernst & Young LLP as Eaton’s independent auditor to conduct the annual audit of Eaton’s books and records for 2008. The submittal of this matter to the shareholders at the annual meeting is not required by law or by Eaton’s Amended Regulations. This matter is nevertheless being submitted to the shareholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of the outstanding shares, the Audit Committee intends to reconsider its appointment of Ernst & Young LLP as independent auditor.

A representative of Ernst & Young LLP will be present at the annual meeting to answer any questions concerning the independent auditor’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

9. OTHER BUSINESS

Management does not know of any other matters requiring shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

Share Ownership Tables

Set forth below is certain information concerning persons who are known by the Company to have reported owning beneficially more than 5% of the Company’s common shares as of the most recent practicable date.

Name and Address of	Number of		Percent
Beneficial Owner	Common Shares		of Class

Barclays Global Investors, NA	14,525,022	(1)	9.96%
45 Fremont Street San Francisco, CA 94105

(1)	Barclays Global Investors, NA. has filed with the Securities and Exchange Commission a Schedule 13G dated January 10, 2008, which reports the beneficial ownership in the aggregate of 14,525,022 shares. As reported in the Schedule 13G, Barclays Global Investors, NA. and its affiliated entities have sole voting power with regard to 12,571,409 shares and sole dispositive power with regard to 14,525,022 shares.

The following table shows the beneficial ownership, reported to the Company as of December 31, 2007, of Company common shares by each director, each Named Executive Officer and all directors and executive officers as a group, and also sets forth the number of share units held under various deferred compensation plans.

TITLE OF CLASS: COMMON SHARES

Name of			Percent	Deferred	Total Number of
Beneficial	Number of		of	Share	Shares and Deferred
Owner	Shares Owned(1,2)		Class(3)	Units(4)	Share Units

C. Arnold	121,504	(5)		35,312	156,816
R. W. Carson	156,883	(5)		59,832	216,715
C.M. Connor	13,752			2,352	15,604
M. J. Critelli	51,388			0	51,388
A. M. Cutler	1,474,083	(5,6)		467,450	1,941,533
R. H. Fearon	167,385			66,499	233,884
C.E. Golden	10,500			0	500
E. Green	58,982			5,816	64,798
N. C. Lautenbach	57,504			16,110	73,614
D. L. McCoy	43,438			10,581	54,019
J. R. Miller	48,392			0	48,392
G. R. Page	25,470			1,159	26,629
V. A. Pelson	35,530			10,859	46,389
J. E. Sweetnam	112,755	(5)		18,492	131,247
G. L. Tooker	14,470	(6)		8,351	22,821
All Directors and Executive Officers as a Group	2,926,421		2.0%	907,935	3,834,356

(1)	Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2)	Includes shares which the person has the right to acquire within 60 days after December 31, 2007 upon the exercise of outstanding stock options as follows: C. Arnold, 85,674; R. W. Carson, 123,473; A.M. Cutler, 1,246,210; R. H. Fearon, 116,368; J.E. Sweetnam, 76,472 and all directors and executive officers as a group, 2,313,950 shares.

(3)	Each of the individuals listed holds less than 1% of outstanding common shares.

(4)	For description of these units, see page 44 (under “Director Compensation”) and pages 37-38 (under “Nonqualified Deferred Compensation”).

(5)	Includes shares held under the Eaton Savings Plan as of December 31, 2007.

(6)	Includes shares held jointly or in other capacities, such as by trust.

Employee benefit plans of the Company and its subsidiaries on December 31, 2007 held 7,754,792.98 common shares for the benefit of participating employees, or approximately 5.30% of common shares outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of holdings and transactions in the Company’s equity securities with the Securities and Exchange Commission. The Company assists its directors and executive officers by completing and filing these reports electronically on their behalf. The Company believes that its directors and executive officers timely complied with all such filing requirements with respect to 2007.

Future Shareholder Proposals — Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 2009 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584, by November 14, 2008.

By order of the Board of Directors

-s- EARL R. FRANKLIN

Earl R. Franklin
Vice President and
Secretary

March 14, 2008

APPENDIX A

BOARD OF DIRECTORS POLICY ON
MAJORITY VOTING

In an uncontested election, any nominee for Director who receives a greater number of votes “Withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall submit a written offer to resign as a Director promptly following certification of the shareholder vote.

The Governance Committee of the Board shall consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. As soon as practicable thereafter, the Board will disclose its decision (citing the reasons for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner Company press releases are typically disseminated.

Any Director who submits a written offer to resign as a Director pursuant to this provision shall not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

However, if each member of the Governance Committee received a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote shall appoint a special committee comprised exclusively of independent Directors to consider the resignation offers and recommend to the Board whether to accept them. Further, if the only Directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer Directors, all Directors may participate in the Board action regarding whether to accept the resignation offers.

APPENDIX B

CHARTER OF THE GOVERNANCE COMMITTEE

The Governance Committee shall be comprised of at least three Directors, all of whom meet the independence requirements of the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board upon the recommendation of the

Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Governance Committee shall have the following responsibilities:

1.	Recommend to the Board improvements in the Company’s processes of corporate governance, including proposed changes in the Board Governance Policies.

2.	Advise the Board on changes in the size and composition of the Board.

3.	Make recommendations to the Board regarding the structure and responsibilities of Board Committees, recommend one year in advance a member of each standing Board Committee to be appointed Chair of the Committee, and annually submit to the Board candidates to be appointed members and Chair of each standing Committee.

4.	In consultation with the Chairman and Chief Executive Officer, identify new Director candidates, and evaluate candidates identified by shareholders, based on the criteria for Board membership listed in the Board Governance Policies and such other criteria as the Committee may deem appropriate. Taking into account input from all Directors, the Committee shall then consider recommending to the Board the nomination of one or more such candidates for election to the Board.

5.	Recommend to the Board incumbent Directors who should be nominated for re-election, following the process described in the Board Governance Policies.

6.	Oversee the orientation of new Directors and review the continuing education needs of the Directors relating to their roles and responsibilities as members of the Board and its Committees.

7.	Recommend to the Board compensation of non-employee Directors.

8.	Administer the Board’s policy on Director retirements and resignations.

9.	Administer the Directors’ stock ownership guidelines.

10.	Establish guidelines, procedures and minimum requirements to be used by the Directors to evaluate the performance of the Board, the Audit Committee, Compensation and Organization Committee, Finance Committee and Governance Committee.

11.	Provide oversight regarding significant public policy issues with respect to the Company’s relationships with shareholders, employees, customers, competitors, suppliers and the communities in which it operates, including the following areas:

(a)	Ethics compliance

(b)	Environmental, health and safety issues

(c)	Community relations

(d)	Government relations

(e)	Charitable contributions

(f)	Shareholder relations, including recommended responses to shareholder proposals

(g)	Eaton Philosophy of Excellence through People

12.	Review the Company’s Code of Ethics, including its programs to promote ethical and legal conduct, to facilitate anonymous reporting of violations and to assure protection of employees who report violations in good faith, and from time to time recommend the amendment of the Code of Ethics.

13.	Periodically report to the Board concerning the Committee’s actions, conclusions and recommendations.

14.	Assure that self-assessments of the Governance Committee are conducted annually.

15.	Review and reassess the adequacy of this charter at least annually and recommend any proposed changes to the Board for approval.

The Governance Committee shall have the authority to retain and terminate consultants and other advisors to advise the Committee in the performance of its responsibilities, including search firms to be used to identify Director candidates and compensation consultants to assist in the evaluation of Director compensation. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants and other advisors, who will report directly to the Committee.

APPENDIX C

BOARD OF DIRECTORS GOVERNANCE POLICIES

I. BOARD ORGANIZATION AND COMPOSITION

A. Size and Structure of Board. The size of the Board should be in the range of 8-15. Only one Director should be an employee of the Company. The Board believes that it is desirable for the Company’s Board to be divided into three approximately equal classes, one of which is elected each year, since this structure assures continuity and has worked well historically.

B. Director Independence. Except for any Director who is a Company employee, all Directors should be independent. A Director will be considered independent if the Director meets the criteria set forth in the independence standards of the New York Stock Exchange and the independence criteria adopted by the Company’s Board of Directors.

C. Director Tenure. Each Director is normally elected for a three-year term. Toward the end of a Director’s term, the Board of Directors, with the advice of the Governance Committee, reviews the Director’s candidacy for re-election. In advising the Board, the Governance Committee considers, among other things, (i) the results of a peer review of the Director’s performance by all other outside Directors, (ii) self-evaluation by the Director, (iii) input by the Chairman and Chief Executive Officer relating to the Director’s performance, (iv) input by the Chair of each Board Committee on which the Director serves and (v) the Governance Committee’s assessment of the Director’s skills, talents, competencies and experience in comparison with the Company’s strategy and the anticipated needs of the Board. There is no limit to the number of terms a Director may serve. However, the Company’s retirement policy calls for each outside Director to retire at the Annual Shareholders Meeting following the Director’s 72nd birthday and for the Chairman and Chief Executive Officer to retire from the Board when he or she retires as an employee, no later than the end of the month in which he or she reaches age 65. Directors who retire from their employment, change their employment or occupation, or otherwise make a material change in their non-Eaton responsibilities should tender their resignation from the Board of Directors. The Board, with the advice of the Governance Committee, will then decide whether to accept the resignation.

D. Membership on Other Boards. Each Director is responsible to notify the Chair of the Governance Committee before accepting invitations to join other Boards of Directors. The Governance Committee then determines whether there would be any potential concerns with the Director’s doing so. One purpose of this policy is to avoid actual or potential conflicts of interest or the appearance of conflicts of interest. Appropriate legal advice will be obtained as necessary. Another purpose of this policy is to insure that Directors do not have an excessive number of Board assignments that would put the Directors’ effectiveness at risk. Directors who are Chief Executive Officers of publicly-held companies may serve on a maximum of three public company Boards, including the Company’s Board. Other Directors may serve on a maximum of six public company Boards, including the Company’s Board.

E. New Directors. Director candidates will be selected on the basis of their ability to make contributions to the Board of Directors and to the Company’s governance activities. Among the most salient strengths to be considered are personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company’s objectives, and a sensitivity to the Company’s corporate responsibilities. In deciding upon Director candidates to recommend to the Board, the Governance Committee compares each candidate’s skills, talents, competencies and experience to the Company’s strategy and the anticipated needs of the Board. The Committee takes into account input from all Directors in the review of Director candidates. The initial screening of Director candidates is conducted by the Chair of the Governance Committee in consultation with the Chairman and Chief Executive Officer. The Governance Committee then identifies the recommended candidate for possible approval by the Board of Directors.

F. Combining the Positions of Chairman and Chief Executive Officer. It is the Board’s policy that the positions of Chairman of the Board and Chief Executive Officer should be held by the same person. The Board believes that this practice provides the most efficient and effective leadership model for the Company.

G. No Lead Director. The Board believes that designating a lead Director is not necessary or appropriate for the best interests of the Company and its shareholders unless the Chairman and Chief Executive Officer is absent, and then only for the duration of his or her absence.

II. COMMITTEE COMPOSITION AND LEADERSHIP

A. Membership of Committees. All Board Committees are comprised entirely of outside independent Directors, except for the Executive Committee, which is chaired by the Chairman and Chief Executive Officer.

B. Rotation of Committee Memberships and Chairs. In order to assure that each Director has a broad exposure to the work of the various Board Committees, and at the same time to provide for continuity in the membership of each Committee, the Board has adopted the practice of rotating each outside Director’s Committee assignments approximately every four to six years, except that, for continuity, Committee Chairs normally continue on their Committees for up to ten years. The Director who will become the Chair of a Committee should be selected from among the current members of the Committee and should be designated at least one year in advance in order to permit adequate preparation time and a smooth transition.

C. Committee Descriptions. There are five standing Committees of the Board: the Audit Committee, Compensation and Organization Committee, Executive Committee, Finance Committee and Governance Committee. The responsibilities and membership of these Committees are described in their charters, which are published in the Company’s annual proxy statement and posted on its website.

III. PERFORMANCE ASSESSMENT AND SUCCESSION PLANNING

A. Board and Committee Assessments. Performance self-assessments are conducted annually by the Board and the Audit, Compensation and Organization, Finance and Governance Committees.

B. Chairman and Chief Executive Officer Performance Assessment. The performance of the Chairman and Chief Executive Officer is thoroughly assessed annually by the Compensation and Organization Committee, taking into account input from all outside Directors. Key performance and leadership categories are established. As to each category, each outside Director answers a set of specific questions, provides written comments, suggests opportunities for improvement, and comments on individual strengths. An external third party consolidates the feedback and provides a summary report to the Chair of the Compensation and Organization Committee who, in turn, reviews it with the outside Directors. The Chair of the Committee then reviews the report with the Chairman and Chief Executive Officer.

C. Senior Management Performance Assessment. One of the most important responsibilities of the Board is to assure that the Company’s senior management is well qualified to conduct the Company’s business affairs. The Board’s process begins with an assessment by the Chairman and Chief Executive Officer of all officers on the senior management team. The Chairman and Chief Executive Officer, then, reports annually to the Board, giving his or her assessment of each officer’s performance and his or her thoughts on succession planning. The Board of Directors takes these thoughts into account in its evaluation and direction of succession planning, especially in regard to the position of Chief Executive Officer.

D. Chief Executive Officer Succession Planning. It is the policy of the Board to be adequately prepared to deal with Chief Executive Officer succession, should the need arise, whether via emergency, resignation or retirement. The Board has established several processes that work together to achieve this result. The Chief Executive Officer annually leads a formal discussion with the Board to review all key executives, including each executive’s performance, leadership attributes and readiness to assume additional responsibility. The Board also utilizes the annual review to discuss short- and long-term succession planning and emergency succession issues. By focusing on both the short and the long term, the Board identifies specific individual development needs, that are then communicated to each executive by the Chief Executive Officer in annual performance reviews and ongoing coaching sessions. In addition to the annual review, the Board feels it is important for each Director to interact personally and frequently with the key executives. For this purpose, the Board has established a formal process for each Director to meet with key executives individually so that all Directors are able to evaluate first-hand the executive’s readiness and potential to assume greater responsibility within the Company or to step into the Chief Executive Officer role, if needed.

IV. OPERATION OF THE BOARD AND COMMITTEES

A. Director Responsibilities. The Board expects all Directors to fulfill the following basic responsibilities: (1) attend all meetings of the Board, relevant Board Committees and Annual Shareholders Meetings, (2) participate actively in meetings of the Board and relevant Board Committees after review of materials that are provided to the Directors in advance of meetings, (3) act in a manner consistent with the best interests of the Company and its shareholders (avoiding conflicts of interest that would interfere with their doing so) and (4) exercise proper diligence and business judgment in performing their duties as members of the Board and its Committees.

B. Agendas and Background Information. A proposed Agenda for each meeting of a Board Committee is drafted on the basis of the Committee’s annual calendar, approved by the Committee Chair and sent to the Committee members in advance of the meeting, along with background information on important subjects and advance copies of presentation materials. Similarly, a proposed Agenda for each meeting of the Board is drafted, approved by the Chairman and Chief Executive Officer and sent to the Director who will chair the Executive Session and to all other Directors in advance of the meeting, along with background information on important subjects and advance copies of presentation materials. Any Board or Committee member may ask for additions or changes in the Agenda.

C. Access to Management and Independent Advisors. Directors should request from management, or any other sources they may desire, information that they consider helpful in the performance of their duties. The Board and each Board Committee may retain independent legal counsel, consultants or other advisors as the Board or such Committee deems necessary and appropriate, the cost of which is borne by the Company.

D. Executive Sessions. At each Board meeting, the Board holds an executive session, in which only the Directors are present. The outside Directors also meet in executive session at each Board meeting, without the inside Director present, to discuss whatever topics they may deem appropriate. These executive sessions are chaired on a rotating basis by the outside Directors who chair the Audit, Compensation and Organization, Finance and Governance Committees. At least one such executive session is held every year attended only by Directors who meet the independence criteria of the Board of Directors and of the New York Stock Exchange. In addition, at each meeting of the Audit, Compensation and Organization, Finance and Governance Committees, an executive session is held, which is attended only by the Committee members, all of whom are independent Directors, without any members of the Company’s management present, to discuss whatever topics they may deem appropriate.

E. Board Meetings on Strategic Planning. The Board devotes one extended meeting per year to strategic planning, along with portions of additional meetings throughout the year. Company performance is to be measured in terms of the Company’s strategic objectives and its relative performance among its peers.

F. Concurrent Committee Meetings. Because of scheduling constraints, certain meetings of Board Committees are held concurrently, although doing so requires the inside Director to be absent from certain Committee meetings.

G. Minutes. Minutes of all Committee meetings are sent to all Directors for their information in advance of the following Board meeting,

together with the minutes of the prior Board meeting.

H. Company Spokesperson. The Board of Directors has delegated to the Chairman and Chief Executive Officer, or his or her designees, the responsibility to serve as Company spokesperson.

I. Orientation for New Directors. An orientation process has been developed for new Directors, including background briefings by the Chairman and Chief Executive Officer, other senior officers and the Secretary, and information relating to the Board Committees that the Director will join.

J. Continuing Education for Directors. The Governance Committee reviews the continuing education needs of the Directors relating to their roles and responsibilities as members of the Board and its Committees. All Directors are expected to attend such courses periodically in order to stay well informed on relevant issues and to maximize their effectiveness.

V. COMPENSATION OF OUTSIDE DIRECTORS

A. Director Compensation. The Board of Directors with the advice of its Governance Committee determines the compensation of the outside Directors. The form and amount of Director compensation are intended to be competitive with Director compensation at peer companies, appropriate to the time and energy required of the Directors (as members of the Board and as members or Chairs of Board Committees) and consistent with the Directors’ independence from the Company and its management.

B. Regular Reviews of Compensation. Regularly scheduled reviews of outside Director compensation are conducted by the Governance Committee to assure that the compensation remains competitive and appropriate.

C. Pensions. In 1996, the Company’s pension plan for outside Directors was discontinued as to newly-elected outside Directors. Those first elected in 1996 or later are not eligible to receive pension payments after retiring from the Board. However, each of the Directors is encouraged to take advantage of the opportunity under the 2005 Non-Employee Director Fee Deferral Plan to defer Director fees for payment following retirement from the Board, in the form of shares, the cash equivalent, or a combination of shares and cash, as previously elected by the Director.

D. Stock Options. When each outside Director is first elected to the Board, the Director receives an initial grant of stock options, exercisable at the market price of the shares on the date of grant. Thereafter, each outside Director annually receives stock options for a number of additional shares, with a market value on the date of grant equal to four times the outside Directors’ annual retainer. These options also are exercisable at the market price of the shares on the date of grant.

E. Share Ownership Guidelines. The Board has adopted guidelines calling for each outside Director to acquire within five years a number of Company shares with a market value equal to three times the amount of the outside Directors’ annual retainer.

VI. GENERAL

These Policies will be reviewed by the Governance Committee annually and may be amended by the Board of Directors from time to time.

APPENDIX D

BOARD OF DIRECTORS
INDEPENDENCE CRITERIA

For an Eaton Corporation Director to be considered independent, the Board of Directors must affirmatively determine that the Director has no material(1) relationship (whether financial, business, personal or otherwise) with Eaton Corporation or any of its subsidiaries or

(1) “Materiality” is to be considered from the standpoint of the Director and that of each person or organization with which the Director is affiliated, including organizations of which the Director is a partner, shareholder or officer. The determination that, as to each Director individually, there is no material relationship (whether financial, business, personal or otherwise) will be made by the Board of Directors after consideration of the recommendation of its Governance Committee, based upon information provided by the Director and any other information that may be known to the Board. The purpose is ultimately to determine whether a Director has any relationship with Eaton Corporation that may interfere with the exercise of the Director’s independence from Eaton Corporation and its management.

affiliates, either directly or as a partner, shareholder or officer of an organization which in turn has a relationship with them. In making this determination, the Board may consider the Director independent either (A) because the Director has no relationships whatsoever with Eaton Corporation or any of its subsidiaries or affiliates (other than as a Director and shareholder) or (B) because the Director has only immaterial relationships with them. A Director’s relationships will be deemed immaterial so long as the following categorical standards are met:

1.	The Director is not, and has not been within the previous three years, an employee of Eaton Corporation or any of its subsidiaries or affiliates. No member of the Director’s immediate family(2) is, or has been within the previous three years, an executive officer of Eaton Corporation or any of its subsidiaries or affiliates.

2.	Neither the Director nor any member of his or her immediate family(2) has received, during any twelve-month period within the previous three years, more than $100,000 in direct compensation from Eaton Corporation or any of its subsidiaries or affiliates (including, without limitation, any consulting, advisory or other compensatory fees) except (a) fees which Eaton Corporation pays to its Directors for their services as members of the Board and members or Chairs of Board Committees and (b) fixed amounts of deferred compensation for prior service, which is not contingent in any way on continued service; provided that compensation paid to an immediate family(2) member for service as an employee other than an executive officer will not be considered in determining the Director’s independence so long as the compensation is comparable to the compensation paid to other similarly situated employees

3.	The Director is not a partner or an employee with a firm that is the internal or external auditor for Eaton Corporation or any of its subsidiaries or affiliates; nor is any member of the Director’s immediate family(2) a partner with such a firm or an employee who participates in the firm’s audit, assurance or tax compliance practice (excluding its tax planning practice); nor has the Director or any member of the Director’s immediate family(2) within the previous three years been a partner or employee with such a firm who within that time has personally worked on the audit of Eaton Corporation or any of its subsidiaries or affiliates.

4.	Neither the Director nor any member of his or her immediate family(2) is employed, or has been employed within the previous three years, as an executive officer of any company whose compensation committee at the same time included an individual who currently serves as an executive officer of Eaton Corporation or any of its subsidiaries or affiliates.

5.	The Director is not an employee, nor is any member of his or her immediate family(2) an executive officer, of another company as to which payments by Eaton Corporation to that company, or from that company to Eaton Corporation, including their respective subsidiaries and affiliates, for property or services have exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues, in any of the other company’s past three fiscal years.

However, notwithstanding anything to the contrary in categorical standards #1 through #5 above, the Board will not treat as categorically immaterial, but instead will discuss case by case and will disclose, (i) any relationship between a Director and Eaton Corporation or any of its subsidiaries or affiliates that is required to be disclosed under Item 404 of Securities and Exchange Commission Regulation S-K (pertaining to related party transactions) and (ii) any contributions made by Eaton Corporation or any of its subsidiaries or affiliates to any tax-exempt organization of which a Director serves as an executive officer if, within the preceding three years, such contributions in any single fiscal year exceeded

(2) “Immediate family” means a Director’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) who shares the Director’s household.

the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues.

An Eaton Director will be deemed to meet the special independence standards required of Audit Committee members if the Board of Directors determines that the Director qualifies as independent under the above-described standards and that the Director meets the following additional criteria:

A.	The Director has received no direct compensation from Eaton Corporation or any of its subsidiaries or affiliates (including, without limitation, any consulting, advisory or other compensatory fees) except (a) fees which Eaton Corporation pays to its Directors for their services as members of the Board and members or Chairs of Board Committees and (b) fixed amounts of deferred compensation for prior service, which are not contingent in any way on continued service.

B.	The Director is not an affiliate of Eaton Corporation (i.e., not controlling, controlled by, or under common control with, Eaton Corporation), such as a 10%-plus shareholder.

The Board of Directors has determined that simultaneous service by any Audit Committee member on a maximum of three public company audit committees, including the Eaton Corporation Audit Committee, does not impair his or her ability to effectively serve on the Eaton Corporation Audit Committee.

Directors and members of Eaton Corporation’s management are encouraged to bring questions or concerns regarding Director independence or these criteria promptly to the attention of the Governance Committee Chair for guidance.

BOARD OF DIRECTORS POLICY ON COMPANY-PAID TRANSPORTATION OF OUTSIDE DIRECTORS

Since directors’ independence might be influenced by their use of Company planes and other Company-paid transportation, the Board of Directors has adopted a policy on this subject, as follows:

The Board of Directors believes that the Company should provide transportation to facilitate Director attendance at meetings of the Board and Board Committees, Annual Shareholders Meetings, Board visits to Company facilities and other Company events. Transportation may be provided through the use of Company planes and cars or through Company-paid commercial transportation. At the same time, the Board believes it is important that the independence of the outside Directors not be compromised, or appear to be compromised, by their accepting transportation from the Company for personal purposes.

Therefore, the Board of Directors has adopted the following policy relating to Company-paid transportation of outside Directors:

1. Outside Directors may be transported on Company planes and cars or on Company-paid commercial transportation to facilitate their attending meetings of the Board and Board Committees, Annual Shareholders Meetings, Board visits to Company facilities and other Company events. This policy contemplates transportation to and from Directors’ homes, places of business or other locations, and may include transportation to and from Directors’ other business commitments, unrelated to the Company, if necessary to facilitate the Directors’ attending Company events. However, in no event may outside Directors be transported on Company planes and cars or on Company-paid commercial transportation for personal purposes.

2. Company planes and cars or Company-paid commercial transportation may not be used to transport spouses of the outside Directors except to attend Company events to which they are invited at the request of the Board.

3. The Governance Committee of the Board is authorized to interpret this policy and provide guidance on its application.

APPENDIX E

CHARTER OF AUDIT COMMITTEE

The Audit Committee shall be responsible to assist the Board of Directors in overseeing (1) the integrity of the Company’s financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company’s independent auditor, (3) the performance of the Company’s internal auditors and (4) the Company’s compliance with legal and regulatory requirements.

The Audit Committee shall be comprised of at least three Directors recommended by the Governance Committee or by a majority of the independent members of the Board and appointed by the Board. Each Committee member shall meet the independence requirements, and all Committee members collectively shall meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, and rules adopted thereunder by the Securities and Exchange Commission. No Committee member shall concurrently serve on the audit committees of more than two other publicly-held companies. Members of the Audit Committee may be removed at any time by the Board of Directors upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Committee shall exercise sole authority to appoint, terminate and compensate the independent auditor, which shall report directly to the Committee.

To provide for the independence of the Internal Audit function, its personnel shall report to the Vice President — Internal Audit, who in turn shall report functionally to the Audit Committee and administratively to the Executive Vice President — Chief Financial and Planning Officer. The Vice President — Internal Audit shall have open and unrestricted access to the Committee.

The Audit Committee shall have the authority to retain and terminate special legal, accounting or other consultants to advise the Committee. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants, who will report directly to the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Company shall provide appropriate funding to the Audit Committee, as determined by the Committee, to compensate the auditors and any advisors to the Committee, in addition to funding the ordinary administrative expenses of the Committee.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall make regular reports to the Board concerning the Committee’s actions, conclusions and recommendations. The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

2.	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. Non-audit engagements with the independent auditor shall exclude in any event non-audit services prohibited by law.

3.	Resolve any disagreements between the independent auditor and the Company’s management.

4.	At least annually, obtain and review a report by the independent auditor delineating all relationships between the independent auditor and the Company, consider the compatibility of the independent auditor’s non-audit services (if any) with its independence and take appropriate action to satisfy itself of the independence of the independent auditor.

5.	At least annually, obtain and review a report by the independent auditor describing the following: (a) the independent auditor’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

6.	Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor. The evaluation shall include a review and evaluation of the performance of the independent auditor’s lead partner. The lead partner and the audit partner responsible for reviewing the Company’s audit shall be rotated off the Company’s audit at least once every five years. The Committee also shall consider whether, in order to assure continuing auditor independence, it is appropriate to rotate the independent auditor.

7.	Set clear hiring policies for employees or former employees of the independent auditor that comply with the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange.

8.	Meet to review and discuss with management and the independent auditor the Company’s quarterly and annual earnings press releases prior to publication.

9.	Meet to review and discuss with management and the independent auditor the Company’s annual audited financial statements prior to the filing of each Form 10-K report. This review will include a discussion of major issues regarding accounting principles, financial statement presentations or the adequacy of internal controls that could significantly affect the financial statements. This review also will include a discussion of the specific disclosures to be made by the Company under ’Management’s Discussion and Analysis of Financial Condition and Results of Operations’ in the Form 10-K report. The Committee will then recommend to the Board whether the financial statements should be included in the annual report to shareholders and the annual report on Form 10-K.

10.	Review analyses prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s annual financial statements.

11.	Meet to review and discuss with management and the independent auditor the Company’s quarterly financial statements and Form 10-Q report prior to filing. This review will include a discussion of the specific disclosures to be made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-Q report.

12.	Review and discuss quarterly reports by the independent auditor on:

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

(c)	other material written communications between the independent auditor and the Company’s management, such as a management letter or schedule of unadjusted differences.

13.	Review material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

14.	Discuss with the independent auditor any matters raised by the independent auditor under generally accepted auditing standards relating to the conduct of the Company’s annual audit and quarterly reviews, including the independent auditor’s judgment about the quality of the Company’s accounting principles as applied in its financial reporting.

15.	Review with the independent auditor any problems or difficulties the independent auditor may have encountered in the annual audit.

16.	Review with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements.

17.	Meet periodically with management to review the Company’s material financial risk exposures and the steps management has taken to monitor and control such exposures.

18.	Receive quarterly reports by the Director — Global Ethics of any issues relating to the Company’s accounting,

financial reporting, financial integrity or similar matters.

19.	Review and approve the Company’s annual internal audit plan.

20.	Annually review the Company’s assessment of the effectiveness of the Company’s internal control structure and procedures, including the attestation of the independent auditor concerning that assessment.

21.	Review the report of the Vice President — Internal Audit on internal controls and internal audit results.

22.	Annually review and approve the compensation of the Company’s Vice President — Internal Audit.

23.	Review and approve the appointment and any replacement of the Company’s Vice President — Internal Audit.

24.	Meet with the Vice President — Internal Audit and independent auditor prior to the Company’s annual audit to review the scope, planning and staffing of the audit.

25.	Review disclosures by the chief executive officer and chief financial officer during their certification process for Form 10-K and Form 10-Q reports in regard to any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

26.	Discuss the types of information to be disclosed in earnings guidance to analysts and others, and the type of presentation made to rating agencies, with the understanding that the Committee need not discuss in advance each instance in which the Company may provide earnings guidance.

27.	Meet several times per year with the Company’s chief financial officer, Vice President — Internal Audit, independent auditor, General Counsel and Director — Global Ethics in separate executive sessions.

28.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

29.	Assure that performance evaluations of the Audit Committee are conducted annually.

While the Audit Committee shall have the responsibilities and powers set forth in this Charter, it shall not be the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These instead shall be the responsibility of management and the independent auditor.

APPENDIX F

CHARTER OF
COMPENSATION AND ORGANIZATION COMMITTEE

The Compensation and Organization Committee shall be comprised of at least three Directors, all of whom meet the independence requirements of the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board of Directors upon the recommendation of the Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board of Directors at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Compensation and Organization Committee shall have the following responsibilities:

1.	With input from all outside Directors, annually evaluate the performance of the Chairman and Chief Executive Officer and review the performance evaluations of the other senior officers of the Company;

2.	Maintain and periodically review with the Board of Directors a succession plan for key officer positions of the Company, including the position of Chairman and Chief Executive Officer;

3.	Conduct periodic reviews of the Company’s processes, policies and practices that support the recruitment and development of an appropriately diverse pool of technical, professional, managerial and executive talent on a global basis;

4.	Annually review the aggregate amount of awards to be made under the Executive Incentive Compensation Plan and adjust that amount as the Committee deems appropriate within the terms of the Plan;

5.	Establish performance objectives under the Company’s short-term and long-term incentive compensation plans and determine the attainment of such performance objectives;

6.	Annually determine the salary of each senior officer of the Company;

7.	Annually determine the awards to be made to the senior officers under the Executive Incentive Compensation Plan;

8.	Annually determine the awards to be made to the senior officers under the Company’s long-term incentive compensation plans;

9.	Administer the Company’s stock plans and periodically approve grants of stock options and other equity-based awards to Company employees;

10.	In determining the compensation of the Chairman and Chief Executive Officer, the Committee shall (a) review and approve corporate goals and objectives that the Committee deems to be relevant to Chairman and Chief Executive Officer compensation, (b) evaluate the Chairman and Chief Executive Officer’s performance in light of those goals and objectives and (c) set the Chairman and Chief Executive Officer’s compensation level based on that evaluation;

11.	Review the compensation and benefits for senior officers in connection with their retirement or other separation from the Company;

12.	Review proposed organization or responsibility changes at the officer level;

13.	Establish such share ownership retention guidelines for Company officers and other executives as the Committee may deem appropriate and monitor the administration of those guidelines;

14.	Review (a) proposed new employee benefit plans for very large employee populations, (b) material changes to the basic conceptual direction of any such existing plans, (c) changes to such plans that would substantially increase or decrease benefits for officers in any manner that is not generally similar for all participants and is therefore disproportionate, (d) proposed new employee benefit plans that are material and primarily for the benefit of employees who are key to the Company’s business, (e) equity compensation plans which, under the New York Stock Exchange listing standards, are subject to shareholder approval and (f) changes to any such existing plans that would substantially increase or decrease the benefits provided by those plans;

15.	Annually review comprehensive tally sheets for each of the Company’s most senior officers, displaying total compensation (base, short-term and long-term), accrued retirement income and other executive benefit values, and deferral account balances, together with the expected severance compensation and benefits that would be payable under several different termination scenarios. Based upon this review, insure that the Company’s compensation and benefit policies, programs and practices for those officers remain equitable, competitive and consistent with the Company’s compensation philosophy;

16.	Periodically review all of the Company’s compensation and benefit policies, programs and practices for officers and other employees who are key to the Company’s business to confirm that they remain equitable, competitive and consistent with the Company’s compensation philosophy;

17.	Prepare an annual report for the Company’s proxy statement regarding executive compensation, as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange, in which the Committee confirms that it has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis to be included in the proxy statement;

18.	Periodically report to the Board concerning the Committee’s actions, conclusions and recommendations;

19.	Assure that performance evaluations of the Committee are conducted annually; and

20.	Review and reassess the adequacy of this charter at least annually and recommend any proposed changes to the Board for approval.

The Compensation and Organization Committee shall have the authority to retain and terminate compensation consultants and other advisors to advise the Committee in the evaluation of compensation for the Chairman and Chief Executive Officer and other officers or on other matters. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants or other advisors, who will be directly responsible to the Committee.

APPENDIX G

CHARTER OF FINANCE COMMITTEE

The Finance Committee shall be comprised of at least three Directors, all of whom qualify as “independent” under the standards adopted by the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board upon the recommendation of the Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Finance Committee shall have the following responsibilities:

1.	Periodically review the financial condition of the Company, including its total financial resources, strengths and capabilities, and recommend financial policies to the Board of Directors;

2.	Analyze Company policy with respect to its debt-equity relationship and make recommendations to the Board with respect thereto;

3.	Review the Company’s dividend policy and make recommendations to the Board with respect thereto;

4.	Review the Company’s cash flow, including its total capital expenditure program, working capital changes and other current and anticipated financial requirements;

5.	Review proposals for share issuances and repurchases and make recommendations to the Board with respect thereto;

6.	Review proposals for long- and short-term debt financing and make recommendations to the Board with respect thereto;

7.	Review the Company’s risk management program and its adequacy to safeguard the Company against extraordinary liabilities and losses;

8.	Periodically meet with, and review the performance of, the Pension Investment Committee, the Pension Administration Committee and any other fiduciaries that the Board may appoint with respect to the Company’s pension and other retirement income plans (including employee share purchase or similar plans);

9.	Annually review the key assumptions used to calculate annual pension expense, including the assumed long-term return on pension plan assets and the discount rate used to determine the present value of pension plan liabilities;

10.	Periodically report to the Board concerning the Committee’s actions, conclusions and recommendations;

11.	Assure that performance evaluations of the Finance Committee are conducted annually;

12.	Review and reassess the adequacy of this charter at least annually and recommend any proposed changes to the Board for approval.

The Finance Committee shall have the authority to retain and terminate consultants and other advisors to advise the Committee in the performance of its responsibilities. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants and other advisors, who will report directly to the Committee.

APPENDIX H

CODE OF ETHICS

Eaton Corporation requires that all directors, officers and employees of Eaton, its subsidiaries and affiliates (“Eaton”), abide by the fundamental principles of ethical behavior listed here in performing their duties.

Obeying the Law — We respect and obey the laws, rules and regulations applying to our businesses around the world.

Integrity of Recording and Reporting our Financial Results — We properly maintain accurate and complete financial and other business records, and communicate full, fair, accurate, timely and understandable financial results. In addition, we recognize that various officers and employees of Eaton must meet these requirements for the content of reports to the U.S. Securities and Exchange Commission, or similar agencies in other countries, and for the content of other public communications made by Eaton.

Respecting Human Rights — We respect human rights and require our suppliers to do the same.

Delivering Quality — We are committed to producing quality products and services. Our business records and communications involving our products and services are truthful and accurate.

Competing Ethically — We gain competitive advantage through superior performance. We do not engage in unethical or illegal trade practices.

Respecting Diversity and Fair Employment Practices — Throughout the world we are committed to respecting a culturally diverse workforce through practices that provide equal access and fair treatment to all employees on the basis of merit. We do not tolerate harassment or discrimination in the workplace.

Avoiding Conflicts of Interest — We avoid relationships or conduct that might compromise judgment or create actual or apparent conflicts between our personal interests and our loyalty to Eaton. We do not use our position with Eaton to obtain improper benefits for others or ourselves. We do not compete with Eaton.

Protecting Our Assets — We use Eaton property, information and opportunities for Eaton’s business purposes and not for unauthorized use. We properly maintain the confidentiality of information entrusted to us by Eaton or others.

Offering/Accepting Gifts, Entertainment, Bribes or Kickbacks — We do not offer or accept gifts or entertainment of substantial value. We do not offer or accept bribes or kickbacks.

Selling to Governments — We comply with the special laws, rules and regulations that relate to government contracts and relationships with government personnel.

Political Contributions — We do not make contributions on behalf of Eaton to political candidates or parties even where lawful.

Reporting Ethical, Legal or Financial Integrity Concerns — Any person may openly or anonymously report any ethical concern or any potential or actual legal or financial violation, including any fraud, accounting, auditing, tax or record-keeping matter, to the Director—Global Ethics of Eaton. For reports that are not made anonymously, confidentiality will be maintained to the extent possible while permitting an appropriate investigation.

Reports may be made openly or anonymously by regular mail to Director–Global Ethics, Eaton Corporation, Eaton Center, Cleveland, Ohio 44114. Reports may also be made to the office of the Director—Global Ethics by e-mail or telephone through Eaton’s Ethics and Financial Integrity Help Line:

E-mail	Access the Ethics and Financial Integrity Help Line through the Employee Services tab on Eaton’s intranet. The message will be anonymous unless the sender identifies himself or herself. Alternatively, send a regular Outlook e-mail, which will not be anonymous, to Ethics@eaton.com.

Telephone	From the U.S. and Canada, dial toll free 1-800-433-2774. This call will be anonymous unless the caller identifies himself or herself.

From all other countries, dial your country’s AT&T access code (found on e-net), and then dial toll free 1-800-433-2774. This call will be anonymous unless the caller identifies himself or herself.

Non-English	If you are not comfortable making your report in English through the Ethics and Financial Integrity Help Line, please use your native language to e-mail or write your concern to the address above, and we will translate your letter or e-mail.

Eaton will not permit any retaliation against any employee who reports an ethical, legal or financial concern nor will it discipline any employee for making a report in good faith.

Personal Responsibility

Every officer, director and employee has the personal responsibility to read, know and comply with the principles contained in this Code of Ethics. Compliance with these principles is a condition of employment, and failure to comply will result in discipline up to and including termination.

The Board of Directors shall determine, or designate appropriate management personnel to determine, the actions to be taken in the event of violations of the Code of Ethics. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Ethics.

Every officer, director and employee has the duty to bring to the attention of a supervisor or another member of management, or the Director — Global Ethics, or the Chairs of the Audit or Governance Committees of the Board of Directors, or directly to the full Board of Directors, any activity that in his or her judgment would violate these principles. Potential violations may be reported to the Board or relevant Committee Chair by mail in care of the Director-Global Ethics, at the above address. The Director will forward it unopened to the addressee(s).

APPENDIX I

2008 STOCK PLAN

1.	Purpose

The Plan enables non-employee directors and professional and management employees who contribute significantly to the success of Eaton Corporation (the “Company”) to participate in its future prosperity and growth and to identify their interests with those of the shareholders. The purpose of the Plan is to provide long-term incentive through outstanding service to the Company and its shareholders and to assist in recruiting and retaining people of outstanding ability and initiative in non-employee director, professional and management positions.

2.	Administration

(A) Employee Awards

With respect to employee awards, the Plan shall be administered by the Compensation and Organization Committee of the Board of Directors (the “Committee”).

(B) Non-Employee Director Awards

With respect to non-employee director awards, the Plan shall be administered by the Governance Committee of the Board of Directors.

(C) Authority of Committees

With respect only to those awards for which it has administrative responsibility, the Committee and the Governance Committee shall each have complete authority(except as otherwise provided herein)to interpret all provisions of the Plan and any award consistent with law, to determine the type and terms of awards consistent with the provisions of the Plan, to prescribe the form of instruments evidencing awards, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for its administration of the Plan. The determinations of the each committee shall be final and conclusive. Each committee may act by resolution or in any other manner permitted by law.

The Committee may delegate its authority to one or more officers of the Company (a “Delegate”) with respect to the granting of awards to employees who are not officers or directors of the Company who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (Section “16b”).

3.	Shares Available

The aggregate of (a) the number of Eaton common shares (“shares”) delivered by the Company in payment and upon exercise of awards to employees and non-employee directors and (b) the number of shares subject to outstanding awards to employees and non-employee directors shall not exceed           at any one time, subject to adjustments as authorized herein. Any shares available for options or stock appreciation rights will be reduced by 2.47 for each performance share, performance share unit, restricted share, restricted share unit or other share-based awards denominated in full shares. To the extent that any award is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards not delivered as a result thereof shall again be available for awards under the Plan. Shares tendered or withheld to pay the exercise price of a stock option or to pay tax withholding will count against the foregoing limitations and will not be added back to the shares available under the Plan. When a stock appreciation right that may be settled for shares is exercised, the number of shares subject to the grant agreement shall be counted against the number of shares available for issuance under the Plan as one (1) share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The maximum aggregate number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period is 1,200,000. In addition, no more than 5% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options) which vest within less than one year after the date of grant. With respect to such awards in excess of

5% of the total number of such authorized number of shares, the vesting period must exceed one year, with no more than one third of shares becoming vested at the end of each of the twelve-month periods following the date of grant.

Awards may be made under the Plan at any time after approval of the Plan by shareholders at the 2008 annual meeting until December 31, 2018. Awards under the Plan shall be evidenced by a written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company (an “Award Agreement”).

4.	Eligibility for Awards

Any salaried employee (including officers) of the Company or any of its subsidiaries occupying a professional or management position may be granted an award. The Committee (or a Delegate) (a) will designate employees to whom grants are to be made, (b) will specify the number of options, stock appreciation rights, performance shares, performance share units, restricted shares, restricted share units or other share-based awards subject to each grant, and (c) subject to Section 5(B), will specify the price of the award, if applicable. Non-employee directors are eligible to receive restricted shares as provided under Section 6.

5.	Stock Options

(A) Grants.

The Committee may grant to eligible employees (i) options which are intended to qualify as incentive stock options (“Incentive Stock Options”) under the Internal Revenue Code, or (ii) options which are not intended to qualify as Incentive Stock Options. Each option will give the employee the right to purchase a designated number of shares. The aggregate fair market value (at the time of grant) of shares for Incentive Stock Options under all plans of the Company which become initially exercisable by an employee during any calendar year shall not exceed $100,000 (or such other amount as may be provided by the Internal Revenue Code or the regulations thereunder).

(B) Exercise.

Each option shall be exercisable on such date or dates, during such period and for such number of shares, as shall be determined by the Committee on the date of grant and set forth in the applicable Award Agreement; provided, however, grants to employees subject to 16b shall not be exercisable for at least six months after those options are granted. The Committee may, in its sole discretion, accelerate or extend (but not beyond the ten-year term of the option) the times when an option may be exercised and the Management Compensation Committee (comprised of Company officers) may do likewise for employees who are not subject to Section 16b.

(C) Price.

Each Award Agreement for stock options shall state the number of shares to which it pertains and the option price. The option price shall be the fair market value of the shares subject to the option on the date of grant. The fair market value of a share shall be the closing price of a share as quoted on the New York Stock Exchange, unless the Committee specifies the use of a different method to determine the fair market value. In no event may any option granted under the Plan be amended, other than pursuant to Section 10, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option, unless such amendment, cancellation or action is approved by the Company’s shareholders.

(D) Payment.

The Committee shall establish in the applicable Award Agreement the time or times when an option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, shares or other awards, or any combination thereof, having a fair market value on the exercise date equal to the exercise price in which payment of the exercise price may be made. The Committee shall determine acceptable methods of tendering shares or other consideration.

6.	Non-employee Director Restricted Shares

Subject to approval of the Plan by shareholders at the 2008 annual meeting, each person who on the grant date (as defined below in this Section 6) is serving as a non-employee director automatically shall be granted a number of restricted shares equal to the quotient resulting from dividing (i) the annual retainer in effect on the grant date, by (ii) the closing price of a share on the New York Stock Exchange on the Monday immediately prior to the grant date or if that date is not a trading day on the New York Stock Exchange, the trading day immediately preceding that Monday. The grant date is the fourth Wednesday of each January, beginning with January of 2009. Notwithstanding anything to the contrary herein, no non-employee director shall receive any award under the Plan for a particular year if that director receives such a grant under any other stock plan of the Company. Restricted shares are actual shares issued to the non-employee directors which are subject to the terms and conditions set forth in the Award Agreement as approved by the Governance Committee.

7.	Performance Awards

(A) Grants.

The Committee may grant performance shares or performance share units to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. The Committee shall establish award periods and shall establish in writing within the first 90 days of each award period the number of performance shares or units to be earned and the Company performance objectives (as defined below) to be met. A performance share unit is equal in value to one share and subject to vesting on the basis of the achievement of specified performance objectives. Upon vesting, performance share units will be settled by delivery of shares to the holder of the units equal to the number of vested performance share units, less a sufficient number of shares to satisfy tax withholding requirements.

No grantee may receive a long-term incentive award in any performance period of more than 200,000 share equivalent units, subject to adjustment pursuant to Section 10.

The Award Agreement shall specify if the grantee shall be entitled to receive current or deferred payments of cash in respect of vested performance units corresponding to the dividends payable on shares.

(B) Performance Objectives.

(1) The performance objectives for performance share or performance share unit grants shall be set forth in the related Award Agreement and shall consist of objective tests based on one or more of the following: the Company’s earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, operating earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the above-listed performance criteria.

(2) The performance period may extend over two to five calendar years, and may overlap one another, although no two performance periods may consist solely of the same calendar years. Performance Objectives may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, Performance Objectives may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected Performance Objectives.

(3) When the Performance Objectives for an award period are established, the formula for any such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related Company accounting policies and practices in effect on the date of the award.

(4) After performance shares or units have been granted and performance objectives have been established, the initial performance share or unit target award may be increased or decreased based only upon the performance level achieved within a performance period.

8.	Other Awards

In limited circumstances where the Committee determines that the use of stock options is inadvisable for tax or other regulatory reasons, it may grant stock appreciation rights to eligible employees. Stock appreciation rights entitle the holder, upon exercise, to receive a number of shares or cash, as the Committee may determine, equal to the increase in fair market value of a number of shares designated by such rights from the date of grant to the date of exercise. The number of shares subject to a stock appreciation right shall be counted against the individual limit on the maximum number of shares that may be awarded to any employee during any three consecutive calendar year period, and against the maximum number of shares which may be delivered under the Plan. The exercise price per share of a stock appreciation right shall not be less than the fair market value of a share on the grant date and the term of a stock appreciation right may be no longer than ten years. The fair market value of a share shall be the closing price of a share as quoted on the New York Stock Exchange, unless the Committee specifies the use of a different method to determine fair market value. In no event may any stock appreciation right granted under the Plan be amended, other than pursuant to Section 10, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new stock appreciation right with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such stock appreciation right, unless such amendment, cancellation or action is approved by the Company’s shareholders.

The Committee may grant other share-based awards to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. Such grants may include restricted shares or restricted share units. The Committee may specify such criteria or periods for payment as it shall determine and the extent to which such criteria or periods have been met shall be conclusively determined by the Committee and set forth in the Award Agreement. Other share-based grants may be paid in shares or other consideration related to shares, as specified by the grant, and shall have such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement.

9.	Transfers

Except as otherwise provided by the Committee, awards under the Plan are not transferable other than by will or the laws of descent and distribution. A transferred award may be exercised by the transferee only to the extent that the grantee would have been entitled to exercise the award had the award not been transferred.

Notwithstanding anything herein to the contrary, the transfer of Incentive Stock Options shall be limited as required by the Internal Revenue Code and applicable regulations.

10.	Adjustments

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the following shall be equitably adjusted (a) the number and class of shares (i) reserved under the Plan, (ii) for which awards may be granted to an individual, and (iii) covered by outstanding awards denominated in shares or share units, (b) the prices relating to outstanding awards, and (c) the appropriate fair market value and other price determinations for such awards.

11.	Qualified Performance-Based Awards

(A) The provisions of the Plan are intended to ensure that all options, performance shares and performance share units granted hereunder to any individual who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Internal Revenue Code) qualify for the Section 162(m) exception (the “Section 162(m) Exception”) for performance-based compensation (a “Qualified Performance-Based Award”), and all of the awards specified in this Section 11(A) and the Plan shall be interpreted and operated consistent with that intention.

(B) Each Qualified Performance-Based Award (other than an option or stock appreciation right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Objectives, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Qualified Performance-Based Awards may not be amended, nor may the Committee exercise discretionary authority in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exception. Awards shall be contingent on continued employment by the Company during each performance period; provided, however, that this requirement will not apply in the event of termination of employment by reason of death or disability (as determined by the Committee). In the event of termination of employment of a participant for these reasons during any incomplete performance periods, awards for such performance periods shall be prorated for the amount of service by the participant during the performance period. The prorated awards shall be payable to the participant (or to his or her estate) at the same time as awards for such performance periods are paid to the other participants and shall be subject to the same requirements for attainment of the specified Performance Objectives as apply to such other participants’ awards.

(C) The Committee shall certify in writing as to the measurement of performance by the Company and the business units relative to Performance Objectives and the resulting earned performance awards. The Committee shall rely on such financial information and other materials as it deems necessary and appropriate to enable it to certify to the percentage of achievement of Performance Objectives. The Committee shall make its determination not later than March 15 following the end of the performance measurement period.

12.	General Provisions

(A) Awards granted under the Plan are subject to the Company’s policy, adopted by the Board of Directors, that provides that, if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board.

(B) The Company shall have the right to deduct from any cash payment made under the Plan any taxes required by law to be withheld. It shall be a condition to the obligation of the Company to deliver shares that the participant pay the Company such amount as it may request for the purpose of satisfying any such tax liability. Any award under the Plan may provide that the participant may elect, in accordance with any Committee regulations, to pay the amount of such withholding taxes in shares.

(C) No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an award until a certificate or certificates for the shares have been delivered to that person, estate or other entity. The Plan shall not confer upon any non-employee director or employee any right to continue in that capacity.

(D) The Plan and all determinations made and actions taken pursuant hereto, to the extent not governed by the laws of the United States, shall be governed by the laws of Ohio.

13.	Amendment and Termination

The Board of Directors of the Company may alter, amend or terminate the Plan from time to time, except that the Plan may not be materially amended without shareholder approval if shareholder approval is required by law, regulation or an applicable stock exchange; provided that the Plan may not be amended without shareholder approval to (i) increase the aggregate number of shares which may be issued under the Plan,(ii) increase the maximum number of shares which may be granted to any employee, or (iii) grant options or stock appreciation rights at a purchase price below fair market value on the date of grant.

14.	Effective and Termination Dates

The Plan will become effective if and when approved by shareholders holding a majority of the Company’s outstanding common shares entitled to vote at the 2008 annual meeting of shareholders. No new awards shall be granted to any employee or non-employee Director under any other previously approved Company stock plan after the Plan becomes effective.

No awards shall be granted under the Plan after December 31, 2018. Awards granted before that date shall remain valid thereafter in accordance with their terms.

APPENDIX J

SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

1. Purpose. This document sets forth the annual incentive plan applicable to employees of Eaton Corporation (the “Company”) who are executive officers of the Company, including those whose annual incentive compensation for any taxable year of the Company commencing on or after January 1, 2008 the Committee (hereafter defined) anticipates would not be deductible due to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This plan is hereinafter referred to as the “Plan.”

The Plan is designed to promote the profitable growth of the Company by:

a. Providing rewards for achieving specified performance goals.

b. Recognizing corporate, business unit and individual performance and achievement.

c. Attracting, motivating and retaining superior executive talent.

2. Administration. The Plan shall be administered by the Compensation and Organization Committee of the Board of Directors (the “Board”), or by any other committee of the Board to whom this authority is delegated by the Board (the “Committee”). The Committee shall be comprised exclusively of three or more directors who are not employees and who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. The Committee will approve the goals, participation, target bonus awards, actual bonus awards, timing of payment and other actions necessary to the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

3. Participation. The participant group will consist of the Chief Executive Officer and any Officer reporting directly to the Chief Executive Officer. An employee participating in the Plan shall not participate in the Company’s Executive Incentive Compensation Plan.

4. Establishment of Incentive Opportunities.

a. On or before March 30 of each year, the Committee shall establish in writing performance goals (the “Corporate Performance Goals”) to be used in determining an aggregate amount to be distributed under the Plan (the “Aggregate Incentive Opportunity”). The Aggregate Incentive Opportunity will be a dollar amount calculated by reference to specified levels of, growth in, or ratios involving, the Corporate Performance Goals, which may include any one or more of the following: the Company’s earnings per share, operating earnings per share, total return to shareholders, cash flow return, cash flow return on gross capital, total revenue, net income, net income before tax, return on equity, or return on assets. The Corporate Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of any subsidiary, division, department, or region of, or function in, the Company. The Corporate Performance Goals may be made relative to the performance of other corporations.

b. On or before March 30 of each year, the Committee will establish in writing a percentage share of the Aggregate Incentive Opportunity to each participant (the “Individual Incentive Opportunity”). The sum of all Individual Incentive Opportunities will not exceed 100% of the Aggregate Incentive Opportunity. No participant will be assigned an Individual Incentive Opportunity greater than $7,500,000.

c. The method to determine the Aggregate and Individual Incentive Opportunities shall be stated in terms of objective formulas that preclude discretion to increase the amount of the award that would otherwise be due upon attainment of the goals. No provision of the Plan shall preclude the Committee from exercising negative discretion to reduce any award hereunder.

d. A participant’s Individual Incentive Opportunity in any year is the maximum amount that the participant may receive under the Plan in that year. Whether or not a participant will receive all or any portion of his or her Individual Incentive Opportunity will be based on the achievement of corporate and business unit financial and strategic objectives established for the year (which may be based on the Corporate Performance Goals selected for the year, any of the other performance goals listed above) and on the achievement of individual goals (collectively, the “Individual Performance Goals”).

5. Award Determination.

a. At the end of each year, the Committee will determine the Aggregate Incentive Opportunity based on the results of the Corporate Performance Goals. The Committee will certify in writing whether and to what extent the goals have been achieved.

b. At the end of each calendar year, the Committee will assess each participant’s performance against the Individual Performance Goals established for each participant. Based on this assessment, the Committee will determine whether or not to award the entire Individual Incentive Opportunity or a lesser amount. In no event will the Individual Incentive Opportunity be greater than the portion of the Aggregate Incentive Opportunity allocated to the participant.

c. Awards shall be paid under the Plan for any year solely on account of the attainment of the performance goals established by the Committee for the entire year. Awards shall also be contingent on continued employment by the Company during the entire year. Exceptions to the requirement of continued employment will apply in the event of termination of employment by reason of death or disability (as determined by the Committee). In the event of termination of employment for these reasons, awards for any incomplete performance year shall be prorated for the amount of service by the participant during the performance year and shall be payable to the participant (or his or her estate) at the same time as awards for such performance year are paid to the other participants and shall be subject to the same requirements for achievement of the specified performance goals as apply to such other participants’ awards.

6. Bonus Payments. Awards under the Plan will be paid annually in cash not later than March 15 of the year following the performance year, provided that awards or portions thereof may be deferred under the Company’s Deferred Incentive Compensation Plan II. Awards granted under the Plan are subject to the Company’s policy, adopted by the Board, that provides that, if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board.

7. Shareholder Approval and Committee Certification Contingencies; Payment of Awards. Payment of any awards under the Plan shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) at the annual meeting of the shareholders held in 2008. Unless and until such shareholder approval is obtained, no award shall be paid pursuant to the Plan. Subject to the provisions of Paragraph 5 above, payment of any award under the Plan shall also be contingent upon the Committee’s certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable regulations under Section 162(m) of the Code. Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).

To the extent necessary for purposes of Section 162(m) of the Code, the Plan shall be resubmitted to shareholders for their reapproval in 2013 with respect to awards payable for the tax year commencing on and after January 1, 2014.

8. If the Company’s shareholders do not approve the Plan, payments that would have been made pursuant to awards that were made contingent upon obtaining such approval will not be made. No provision of the Plan shall prevent the Committee from making any payments or granting any awards outside of the Plan whether or not such payments or awards qualify for tax deductibility under Section 162(m) of the Code.

APPENDIX K

EXECUTIVE STRATEGIC INCENTIVE PLAN

1.	Purpose

This document sets forth the Executive Strategic Incentive Plan applicable to employees of Eaton Corporation (the “Company”) who are executives of the Company, including those whose long-term incentive compensation for any taxable year of the Company commencing on or after January 1, 2008 the Committee (as hereinafter defined) anticipates would not be deductible due to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This plan, as amended and restated, is hereinafter referred to as the “Plan”.

The purpose of the Plan is to promote the growth and profitability of the Company through the granting of incentives intended to motivate executives of the Company to achieve demanding long-term corporate objectives and to attract and retain executives of outstanding ability.

2.	Administration

The Plan shall be administered by the Compensation and Organization Committee (the “Committee”) of the Board of Directors (the “Board”). The Committee shall be comprised exclusively of three or more directors selected by the Board who are not employees and who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. The Committee will approve the goals, participation eligibility, target bonus awards, actual bonus awards, timing of payments and other actions necessary to the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

3.	Eligibility

Any executive of the Company designated by the Committee in its sole discretion shall be eligible to participate in the Plan.

4.	Incentive Targets, Maximum Awards, Award Periods, Objectives and Payments

(A)	Establishment of Incentive Targets and Conversion to Phantom Share Units

Individual Incentive Targets for each participant with respect to each Plan Award Period (as defined below) shall be established in writing by the Committee within the first 90 days of the Award Period. With respect to Award Periods beginning on or after January 1, 2008, participant incentive targets will be expressed in the form of Phantom Share Units (with one unit being equal to one common share of the Company) which will be determined by: (a) first establishing the Individual Incentive Target in cash for each participant with respect to each Award Period and (b) then dividing such Individual Incentive Target by the average of the mean prices for the Company’s common shares for the first twenty(20) trading days of each Award Period. In all cases, the resulting Phantom Share Units shall be rounded up to the nearest 50 whole units. For purposes of the Plan, “mean price” shall be the mean of the highest and lowest selling prices for Company common shares quoted on the New York Stock Exchange on the relevant trading day. Notwithstanding the foregoing provisions of this Section 4(A), the Committee may, in its sole discretion, use a different method for valuing Phantom Share Units or for establishing incentive targets for participants under the Plan, but in no event may the final award be greater than the maximum specified in Section 4(B).

(B)	Maximum Number of Phantom Share Units

No employee may receive an award in any Plan Award Period of more than 200,000 Phantom Share Units, subject to adjustment pursuant to Section 6.

(C)	Award Periods

Each Award Period shall be the four-calendar year period commencing as of the first day of the calendar year in which the performance objectives are established for the Award Period as described in Sections 4(D) and (E). A new Award Period shall commence as of the first day of each calendar year, unless otherwise specified by the Committee.

(D)	Establishment of Company Performance Objectives

No later than March 30 of the first year of each Award Period, threshold, target, and maximum Company performance objectives for such Award Period shall be established in writing by the Committee.

(E)	Performance Objectives

(i) The performance objectives shall consist of objective tests based on one or more of the following: the Company’s earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, operating earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the above-listed performance criteria.

(ii) Award Periods may overlap one another, although no two performance periods may consist solely of the same calendar years. Performance objectives may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance objectives may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance objectives.

(iii) When the Performance Objectives for any Award are established, the formula for any award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related Company accounting policies and practices in effect on the date of the award.

(F)	Determination of Payments

For each Award Period, Final Individual Phantom Share Unit Awards may range from 0% to 200% of the Phantom Share Units credited under Section 4(A), depending upon achievement of the applicable performance objectives and other conditions as described in Section 7. The Final Individual Phantom Common Share Unit Award shall be converted to cash at a market value of Company common shares as determined by the average of the mean prices for the Company’s common shares for the final twenty (20) trading days of the Award Period, and distributed to the participant no later than March 15 of the year following the award period, unless the participant has made an irrevocable election to defer all or part of the amount of his or her award pursuant to any applicable long term incentive compensation deferral plan adopted by the Committee or the Company. Each participant will be credited with a dividend equivalent amount equal to the aggregate dividends paid during the Award Period on a number of Company shares equal to the number of Phantom Share Units finally awarded to the participant for that Award Period. The dividend equivalent amount will be paid to the participant in cash at the time the Award is paid.

Awards shall be paid under the Plan for any Award Period solely on account of the attainment of the performance objectives established by the Committee with respect to such Award Period. The method to determine the Award shall be stated in terms of objective formulas that preclude discretion to increase the amount of the award that would otherwise be due upon attainment of the goal. No provision of the Plan shall preclude the Committee from exercising negative discretion to reduce the amount of any award hereunder.

5.	Prorata Payments

Awards shall be contingent on continued employment by the Company during each Award Period; provided, however, that this requirement will not apply in the event of termination of employment by reason of death or disability (as determined by the Committee), but only if and to the extent it will not prevent any award payable hereunder from qualifying as “performance-based compensation” under Section 162(m) of the Code. In the event of termination of employment of a participant for the reasons stated in this Section 5 during any incomplete Award Periods, awards for such Awards Periods shall be prorated for the amount of service during each Award Period and shall be payable to the participant (or his or her estate) at the same time as awards for such Award Periods are paid to all other participants and subject to the same requirements for attainment of the specified Performance Objectives as apply to such other participants’ awards.

6.	Other Provisions

(A)	Adjustments upon Certain Changes

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the following shall be equitably adjusted: (a) the number of outstanding awards denominated in Phantom Share Units, (b) the prices relating to outstanding awards, and (c) the appropriate fair market value and other price determinations for such awards.

(B)	Change of Control Defined

For purposes of the Plan, a Change of Control of the Company shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding common shares of the Company (the “Outstanding Company Common Shares”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company, (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(C)	Non-Transferability

No right to payment under the Plan shall be subject to debts, contract liabilities, engagements or torts of the participant, nor to transfer, anticipation, alienation, sale, assignment, pledge or encumbrance by the participant except by will or the law of descent and distribution or pursuant to a qualified domestic relations order.

(D)	Compliance with Law and Approval of Regulatory Bodies

No payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with tax requirements.

(E)	No Right to Employment

Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ of the Company or any subsidiary, or shall in any way affect the right and power of the Company or any subsidiary to terminate the employment of any participant under the Plan at any time with or without assigning a reason therefore, to the same extent as the Company might have done if the Plan had not been adopted.

(F)	Interpretation of the Plan

Headings are given to the sections of the Plan solely as a convenience to facilitate reference; such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

(G)	Amendment and Termination

The Committee may at any time suspend, amend or terminate the Plan. Notwithstanding the foregoing, upon the occurrence of a Change of Control, no amendment, suspension or termination of the Plan shall, without the consent of the participant, alter or impair any rights or obligations under the Plan with respect to such participant.

7.	Qualified Performance-Based Awards

(A) The provisions of the Plan are intended to ensure that all awards granted hereunder to any individual who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) qualify for the Section 162(m) exception (the “Section 162(m) Exception”)for performance-based compensation (a “Qualified Performance-Based Award”), and all awards and the Plan shall be interpreted and operated consistent with that intention.

(B) Each Qualified Performance-Based Award shall be earned, vested and payable (as applicable) only upon the achievement of one or more performance objectives, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Qualified Performance-Based Awards may not be amended, nor may the Committee exercise discretionary authority in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exception.

(C) The Committee shall certify in writing as to the measurement of performance by the Company and the business units relative to Performance Objectives and the resulting number of earned Phantom Share Units. The Committee shall rely on such financial information and other materials as it deems necessary and appropriate to enable it to certify to the achievement of Performance Objectives. The Committee shall make its determination not later than March 15 following the end of the Award Period.

8.	Effective Dates of the Plan

The Plan was originally adopted by the Board on April 24, 1991 but with an effective date of January 1, 1991. The Plan was amended and restated as of June 21, 1994, July 25, 1995, April 21, 1998, April 1, 1999 and January 1, 2001 (which includes changes which affect Awards granted on or after January 1, 1998). This Amendment and Restatement of the Plan was adopted by the Board of Directors on January 22, 2008 and, is subject to the approval by the Shareholders of the Company.

9.	Shareholder Approval and Committee Certification Contingencies; Payment of Awards.

Awards and payment of any awards under the Plan shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) at the annual meeting of the shareholders held in 2008. Unless and until such shareholder approval is obtained, no award shall be paid pursuant to the Plan. Payment of any award under the Plan shall also be contingent upon the Committee’s certifying in writing that the performance objectives and any other material terms applicable to such award were in fact satisfied, in accordance with applicable regulations under Section 162(m) of the Code. Unless and until the Committee so certifies, such award shall not be paid.

To the extent necessary for purposes of Section 162(m) of the Code, the Plan shall be resubmitted to shareholders for their reapproval in 2013 with respect to awards payable for the tax year commencing on and after January 1, 2014.

If the shareholders do not approve the Plan, payments that would have been made pursuant to any awards granted by the Committee that were contingent upon receipt of such approval will not be made. Nothing in the Plan shall preclude the Committee from making any payments or granting any awards outside the Plan whether or not such payments or awards qualify for tax deductibility under Section 162(m) of the Code.

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230
V o t e   b y   T e l e p h o n e
Please have your voting instruction form available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you.
V o t e   b y   I n t e r n e t
Please have your voting instruction form available when you access the website www.cesvote.com and follow the simple directions that will be presented to you.
V o t e   b y   M a i l
Please mark, sign and date your voting instruction form and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone
Call toll free using a
touch-tone telephone:
 1-888-693-8683

Vote by Internet
Access the website and
cast your vote:
 www.cesvote.com

Vote by Mail
Return your completed voting
instruction form in the postage-
paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m. local time on April 21, 2008 in order to be counted in the final tabulation.

è

ê Please fold and detach this form at perforation before mailing. ê

your vote is solicited on behalf of the Board of Directors
for the Annual Meeting of Shareholders to be held on April 23, 2008.

The undersigned, as a participant in the Eaton Electrical de Puerto Rico, Inc. Retirement Savings Plan, hereby directs the Trustee, Banco Popular de Puerto Rico, to vote all common shares of Eaton Corporation credited to the account of the undersigned under the Plan on February 25, 2008, in the manner indicated on the reverse side of this form, at the Annual Meeting of Shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 23, 2008, at 10:30 a.m. local time and at any adjournments thereof. If the Trustee does not receive a signed voting instruction form by 6:00 a.m. local time on April 21, 2008 instructing the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in the Plan.

Signature

Date:	, 2008

Please sign exactly as your name appears to the left.

Y o u r   v o t e   i s   i m p o r t a n t !
If you do not vote by telephone or Internet, please sign and date this voting instruction form and return it in the enclosed postage-paid envelope to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. In order for your vote to be counted at Eaton Corporation’s 2008 Annual Meeting, this form must be received by Corporate Election Services by 6:00 a.m. local time on April 21, 2008. If you vote by telephone or Internet, it is not necessary to return this voting instruction form.
ê Please fold and detach this form at perforation before mailing.ê
This voting instruction form when properly executed will cause your shares to be voted as directed. If no direction is indicated on your executed form, your shares will be voted FOR the election of the following director nominees and FOR Proposals 2, 3, 4, 5, 6, 7 and 8.
The Board of Directors recommends a Vote “FOR” the Listed Nominees.
1.   Election of 4 Directors:     (1) Ned C. Lautenbach     (2) John R. Miller     (3) Gregory R. Page     (4) Victor A. Pelson
☐       FOR all nominees listed above
(except as marked to the contrary below)
☐       WITHHOLD authority to vote for
all nominees listed above

To withhold authority to vote for any individual nominee, please write that nominee’s name or number on the line below.

The Board of Directors recommends a vote “FOR” Proposals 2, 3, 4, 5, 6, 7 and 8.		FOR	AGAINST	ABSTAIN

2.	Approve the proposed increase in the authorized number of common shares	☐	☐	☐

3.	Approve the proposal to adopt majority voting in director elections	☐	☐	☐

4.	Approve the proposal to authorize the Board of Directors to amend the Amended Regulations	☐	☐	☐

5.	Approve the proposed 2008 Stock Plan	☐	☐	☐

6.	Approve the proposed Senior Executive Incentive Compensation Plan	☐	☐	☐

7.	Approve the proposed Executive Strategic Incentive Plan	☐	☐	☐

8.	Ratify the appointment of Ernst & Young LLP as independent auditor for 2008	☐	☐	☐
IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
THIS FORM MUST BE SIGNED AND DATED ON THE REVERSE SIDE

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230
V o t e   b y   T e l e p h o n e
Please have your voting instruction form available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you.
V o t e   b y   I n t e r n e t
Please have your voting instruction form available when you access the website www.cesvote.com and follow the simple directions that will be presented to you.
V o t e   b y   M a i l
Please mark, sign and date your voting instruction form and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone

Call toll free using a

touch-tone telephone:

1-888-693-8683

Vote by Internet

Access the website and

cast your vote:

www.cesvote.com

Vote by Mail

Return your completed voting

instruction form in the postage-

paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m. local time on April 21, 2008 in order to be counted in the final tabulation.

è

ê Please fold and detach this form at perforation before mailing. ê

your vote is solicited on behalf of the Board of Directors
for the Annual Meeting of Shareholders to be held on April 23, 2008.

The undersigned, as a participant in the (a) Eaton Savings Plan or (b) Eaton Personal Investment Plan [(a) and (b) collectively called the “Plans”], hereby directs the Trustee, Fidelity Management Trust Company, to vote all common shares of Eaton Corporation credited to the account of the undersigned under the Plans on February 25, 2008, in the manner indicated on the reverse side of this form, at the Annual Meeting of Shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 23, 2008, at 10:30 a.m. local time and at any adjournments thereof. Under each of the Plans, if the Trustee does not receive a signed voting instruction form by 6:00 a.m. local time on April 21, 2008 instructing the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in that plan.

Signature

Date:	, 2008

Please sign exactly as your name appears to the left.

Y o u r   v o t e   i s   i m p o r t a n t !
If you do not vote by telephone or Internet, please sign and date this voting instruction form and return it in the enclosed postage-paid envelope to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. In order for your vote to be counted at Eaton Corporation’s 2008 Annual Meeting, this form must be received by Corporate Election Services by 6:00 a.m. local time on April 21, 2008. If you vote by telephone or Internet, it is not necessary to return this voting instruction form.
ê Please fold and detach this form at perforation before mailing. ê
This voting instruction form when properly executed will cause your shares to be voted as directed. If no direction is indicated on your executed form, your shares will be voted FOR the election of the following director nominees and FOR Proposals 2, 3, 4, 5, 6, 7 and 8.
The Board of Directors recommends a vote “FOR” the listed Nominees.
1.   Election of 4 Directors:     (1) Ned C. Lautenbach     (2) John R. Miller     (3) Gregory R. Page     (4) Victor A. Pelson
☐       FOR all nominees listed above
(except as marked to the contrary below)
☐       WITHHOLD authority to vote for
all nominees listed above

To withhold authority to vote for any individual nominee, please write that nominee’s name or number on the line below.

The Board of Directors recommends a vote “FOR” Proposals 2, 3, 4, 5, 6, 7 and 8.		FOR	AGAINST	ABSTAIN

2.	Approve the proposed increase in the authorized number of common shares	☐	☐	☐

3.	Approve the proposal to adopt majority voting in director elections	☐	☐	☐

4.	Approve the proposal to authorize the Board of Directors to amend the Amended Regulations	☐	☐	☐

5.	Approve the proposed 2008 Stock Plan	☐	☐	☐

6.	Approve the proposed Senior Executive Incentive Compensation Plan	☐	☐	☐

7.	Approve the proposed Executive Strategic Incentive Plan	☐	☐	☐

8.	Ratify the appointment of Ernst & Young LLP as independent auditor for 2008	☐	☐	☐
IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
THIS FORM MUST BE SIGNED AND DATED ON THE REVERSE SIDE

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230
V o t e  b y  T e l e p h o n e
Please have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you.
V o t e  b y  I n t e r n e t
Please have your proxy card available when you access the website www.cesvote.com and follow the simple directions that will be presented to you.
V o t e  b y  M a i l
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone
Call toll free using a
touch-tone telephone:
 1-888-693-8683

Vote by Internet
Access the website and
cast your vote:
 www.cesvote.com

Vote by Mail
Return your completed proxy
card in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m. local time on April 23, 2008 in order to be counted in the final tabulation.

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ê Please fold and detach card at perforation before mailing. ê

Your vote is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on April 23, 2008.
The undersigned hereby appoints A. M. Cutler, M. M. McGuire and E. R. Franklin as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Eaton common shares held by the undersigned on February 25, 2008, at the Annual Meeting of Shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 23, 2008, at 10:30 a.m. local time and at any adjournments thereof.

Signature(s)

Signature(s)

Date:	, 2008

Please sign exactly as your name(s) appear on this proxy card. If shares are held jointly, all joint owners should sign. If signing as executor, administrator, trustee or guardian, etc, please give your full title.

Y o u r   v o t e   i s   i m p o r t a n t !
If you do not vote by telephone or Internet, please sign and date this proxy card and return it in the enclosed postage-paid envelope to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. In order for your vote to be counted at Eaton Corporation’s 2008 Annual Meeting, this proxy card must be received by Corporate Election Services by 6:00 a.m. local time on April 23, 2008. If you vote by telephone or Internet, it is not necessary to return this proxy card.
ê Please fold and detach card at perforation before mailing.ê
This proxy card when properly executed will cause your shares to be voted as directed. If no direction is indicated on your executed proxy card, your shares will be voted FOR the election of the following director nominees and FOR Proposals 2, 3, 4, 5, 6, 7 and 8.
The Board of Directors recommends a Vote “FOR” the Listed Nominees.
1.   Election of 4 Directors:     (1) Ned C. Lautenbach     (2) John R. Miller     (3) Gregory R. Page     (4) Victor A. Pelson
☐       FOR all nominees listed above
(except as marked to the contrary below)
☐       WITHHOLD authority to vote for
all nominees listed above

To withhold authority to vote for any individual nominee, please write that nominee’s name or number on the line below.

The board of Directors recommends a vote “FOR” proposals 2, 3, 4, 5, 6, 7 and 8.		FOR	AGAINST	ABSTAIN

2.	Approve the proposed increase in the authorized number of common shares	☐	☐	☐

3.	Approve the proposal to adopt majority voting in director elections	☐	☐	☐

4.	Approve the proposal to authorize the Board of Directors to amend the Amended Regulations	☐	☐	☐

5.	Approve the proposed 2008 Stock Plan	☐	☐	☐

6.	Approve the proposed Senior Executive Incentive Compensation Plan	☐	☐	☐

7.	Approve the proposed Executive Strategic Incentive Plan	☐	☐	☐

8.	Ratify the appointment of Ernst & Young LLP as independent auditor for 2008	☐	☐	☐
IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE